EXHIBIT 10.1

                    CREDIT AGREEMENT

             Dated as of December 23, 1998


                         among


                 GIANT INDUSTRIES, INC.,


      THE FINANCIAL INSTITUTIONS PARTIES HERETO


                         and


             BANK OF AMERICA NATIONAL TRUST
                AND SAVINGS ASSOCIATION,
             as Administrative Agent and as
             Letter of Credit Issuing Bank


                - - - - - - - - - - - -


                      Arranged by


        NATIONSBANC MONTGOMERY SECURITIES LLC

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                   TABLE OF CONTENTS

     Page

ARTICLE I  DEFINITIONS
   1.01 Certain Defined Terms
   1.02 Other Interpretive Provisions
   1.03 Accounting Principles
ARTICLE II  THE CREDITS
   2.01 Amounts and Terms of Commitments
   2.02 Loan Accounts
   2.03 Procedure for Borrowing
   2.04 Conversion and Continuation Elections
   2.05 Termination or Reduction of Commitments
        (a) Voluntary Termination or Reduction
        (b) Additional Provisions
   2.06 Optional Prepayments
   2.07 Borrowing Base Determinations, Mandatory
        Prepayments of Loans
   2.08 Repayment
        (a) Principal
        (b) Interest
   2.09 Fees
        (a) Arrangement, Agency Fees
        (b) Commitment Fees
   2.10 Computation of Fees and Interest
   2.11 Payments by the Company
   2.12 Payments by the Banks to the Administrative Agent
   2.13 Sharing of Payments, Etc.
   2.14 Security and Guaranty
ARTICLE III  THE LETTERS OF CREDIT
   3.01 The Letter of Credit Facility
   3.02 Issuance, Amendment and Renewal of Letters of Credit
   3.03 Existing Bank of America Letters of Credit, Risk Participations, Drawings and Reimbursements
   3.04 Repayment of Participations
   3.05 Role of the Issuing Bank
   3.06 Obligations Absolute
   3.07 Cash Collateral Pledge
   3.08 Letter of Credit Fees
   3.09 Cash Collateralization
   3.10 Uniform Customs and Practice
ARTICLE IV  TAXES, YIELD PROTECTION AND ILLEGALITY
   4.01 Taxes
   4.02 Illegality
   4.03 Increased Costs and Reduction of Return
   4.04 Funding Losses
   4.05 Inability to Determine Rates
   4.06 Certificates of Banks
   4.07 Substitution of Banks
   4.08 Survival
ARTICLE V  CONDITIONS PRECEDENT
   5.01 Conditions of Initial Credit Extensions
        (a) Credit Agreement and Notes, Guaranty, Perfection Certificate and Initial Borrowing Base Report and Compliance Certificate
        (b) Certificate Regarding Existing Indebtedness
        (c) Resolutions; Incumbency Organization Documents
        (d) Certificate (Organization, Qualification and
            Good Standing)
        (e) Legal Opinions
        (f) Payment of Fees
        (g) Certificate (Representations and Warranties, Etc.)
        (h) Termination of the 1995 Giant Credit Facility
        (i) Collateral Documents
        (j) Other Documents
   5.02 Conditions to All Credit Extensions
        (a) Notice, Application
        (b) Continuation of Representations and Warranties
        (c) No Existing Default
        (d) No Material Adverse Effect
       [(e) No Future Advance Notice
ARTICLE VI  REPRESENTATIONS AND WARRANTIES
   6.01 Corporate Existence and Power
   6.02 Corporate Authorization; No Contravention
   6.03 Governmental Authorization
   6.04 Binding Effect
   6.05 Litigation
   6.06 No Default
   6.07 ERISA Compliance
   6.08 Use of Proceeds; Margin Regulations
   6.09 Title to Properties
   6.10 Taxes
   6.11 Financial Condition
   6.12 Environmental Matters
   6.13 Regulated Entities
   6.14 No Burdensome Restrictions
   6.15 Copyrights, Patents, Trademarks and Licenses, etc.
   6.16 Subsidiaries
   6.17 Insurance
   6.18 Full Disclosure
   6.19 Solvency
   6.20 Year 2000
   6.21 Labor Relations
   6.22 Collateral Documents
ARTICLE VII  AFFIRMATIVE COVENANTS
   7.01 Financial Statements
   7.02 Certificates; Other Information
   7.03 Notices
   7.04 Preservation of Corporate Existence, Etc.
   7.05 Maintenance of Property
   7.06 Insurance
   7.07 Payment of Obligations
   7.08 Compliance with Laws
   7.09 Compliance with ERISA
   7.10 Inspection of Property and Books and Records
   7.11 Environmental Laws
   7.12 New Subsidiary Guarantors; New Subsidiary
        Security Agreements
   7.13 Use of Proceeds
   7.14 Subordinated Indebtedness
   7.15 Year 2000
   7.16 Further Assurances
ARTICLE VIII  NEGATIVE COVENANTS
   8.01 Limitation on Liens
   8.02 Disposition of Assets
   8.03 Consolidations and Mergers
   8.04 Loans and Investments
   8.05 Limitation on Subsidiary Indebtedness
   8.06 Transactions with Affiliates
   8.07 Use of Proceeds
   8.08 Contingent Obligations
   8.09 Restricted Payments
   8.10 Subsidiary Dividends
   8.11 Subordinated Notes
   8.12 Minimum Consolidated Net Worth
   8.13 Minimum Interest Coverage Ratio
   8.14 Maximum Capitalization Ratio
   8.15 ERISA
   8.16 Change in Business
   8.17 Accounting Changes
ARTICLE IX  EVENTS OF DEFAULT
   9.01 Event of Default
        (a) Non-Payment
        (b) Representation or Warranty
        (c) Specific Defaults
        (d) Other Defaults
        (e) Cross-Default
        (f) Insolvency; Voluntary Proceedings
        (g) Involuntary Proceedings
        (h) ERISA
        (i) Monetary Judgments
        (j) Change of Control
        (k) Loss of Permit
        (l) Adverse Change
        (m) Guaranty Default
        (n) Invalidity of Subordination Provisions
        (o) Prepayment of Subordinated Notes
        (p) Collateral
   9.02 Remedies
   9.03 Rights Not Exclusive
ARTICLE X  THE AGENT
   10.01 Appointment and Authorization
   10.02 Delegation of Duties
   10.03 Liability of Administrative Agent
   10.04 Reliance by Administrative Agent
   10.05 Notice of Default
   10.06 Credit Decision
   10.07 Indemnification
   10.08 Administrative Agent in Individual Capacity
   10.09 Successor Administrative Agent
   10.10 Withholding Tax
   10.11 Collateral Matters
ARTICLE XI  MISCELLANEOUS
   11.01 Amendments and Waivers
   11.02 Notices
   11.03 No Waiver; Cumulative Remedies
   11.04 Costs and Expenses
   11.05 Indemnity
   11.06 Payments Set Aside
   11.07 Successors and Assigns
   11.08 Assignments, Participations, etc.
   11.09 Confidentiality
   11.10 Set-off
   11.11 Interest
   11.12 Indemnity and Subrogation
   11.13 Automatic Debits of Fees
   11.14 Notification of Addresses, Lending Offices, Etc.
   11.15 Counterparts
   11.16 Severability
   11.17 No Third Parties Benefitted
   11.18 GOVERNING LAW
   11.19 WAIVER OF JURY TRIAL
   11.20 Entire Agreement

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SCHEDULES

Schedule 1.01A   Acquisition EBITDA
Schedule 1.01B   Preferred Eligible Account Obligors
Schedule 2.01    Commitments
Schedule 2.02    Applicable Margins and Risk
                 Participation and Commitment Fees
Schedule 3.03    Existing Bank of America Letters
                 of Credit
Schedule 6.11    Undisclosed Liabilities
Schedule 6.16    Subsidiaries and Minority Interests
Schedule 8.01    Permitted Liens
Schedule 8.04    Permitted Loans and Investments
Schedule 8.05    Certain Permitted Indebtedness
Schedule 8.08    Certain Contingent Obligations
Schedule 11.02   Lending Offices; Addresses for Notices


EXHIBITS

Exhibit A        Form of Notice of Borrowing
Exhibit B        Form of Notice of Conversion/Continuation
Exhibit C        Form of Compliance Certificate
Exhibit D-1      Form of Legal Opinion of Company's Counsel
Exhibit D-2      Form of Legal Opinion of Company's
                 Special Counsel
Exhibit E        Form of Assignment and Acceptance
Exhibit F        Form of Note
Exhibit G        Form of Guaranty Agreement
Exhibit H        Form of Borrowing Base Report
Exhibit I        Form of Security Agreement

                   CREDIT AGREEMENT


     This CREDIT AGREEMENT is entered into as of December 23, 1998, among GIANT INDUSTRIES, INC., a
Delaware corporation (the "Company"), the several financial institutions from time to time parties to this Agreement (collectively, the "Banks"; individually, a "Bank"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS
ASSOCIATION, as administrative agent for the Banks and as Letter of Credit Issuing Bank.

     WHEREAS, the Company has requested, and the Banks have agreed to make available to the Company, a Sixty-
Five Million Dollar ($65,000,000.00) working capital and letter of credit facility upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                     ARTICLE I

                    DEFINITIONS

     1.01     CERTAIN DEFINED TERMS. The following
terms have the following meanings:

          "ACQUISITION" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock of a corporation
(or similar entity), which stock has ordinary voting power for the election of the members of the acquiree's board of directors or persons exercising similar functions (other than stock having such power only by reason of the happening of a contingency), or the acquisition of in excess of 50% of the partnership interests or equity of any Person not a corporation which acquisition gives the acquirer the power to direct or cause the direction of the management and policies of the acquiree, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or a Subsidiary of the Company is the surviving entity.

          "ADMINISTRATIVE AGENT" means Bank of America
National Trust and Savings Association in its capacity as agent for the Banks hereunder, and any successor agent arising under SECTION 10.09.

          "ADMINISTRATIVE AGENT'S PAYMENT OFFICE" means the address for payments set forth on SCHEDULE 11.02 hereto in relation to the Administrative Agent, or such other address as the Administrative Agent may from time to time specify.

          "AFFILIATE" means, as to any Person, any other
Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another
Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

          "AGENT-RELATED PERSONS" means Bank of America and any successor Administrative Agent arising under
SECTION 10.09 and any successor Letter of Credit Issuing
Bank hereunder, together with their respective
Affiliates (including, in the case of Bank of America, the Arranger) and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "AGREEMENT" means this Credit Agreement.

          "ALBUQUERQUE TERMINAL" means the terminal owned by Giant Mid-Continent, Inc., and operated by Giant Industries Arizona, Inc., located in or near
Albuquerque, New Mexico.

          "APPLICABLE MARGIN" means with respect to Base
Rate Loans and Offshore Rate Loans, respectively, the specified percent per annum therefor set forth in
SCHEDULE 2.02 corresponding to the applicable pricing level determined in accordance therewith.

          "ARIZONA" means Giant Industries Arizona,
Inc., an Arizona corporation.

          "ARRANGER" means NationsBanc Montgomery
Securities, LLC.

          "ASSIGNEE" has the meaning specified in
SUBSECTION 11.08(a).

          "ATTORNEY COSTS" means and includes all
reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

          "BANK" has the meaning specified in the
introductory clause hereto. References to the "Banks" shall include Bank of America, including in its capacity as Issuing Bank; for purposes of clarification only, to the extent that Bank of America may have any rights or obligations in addition to those of the Banks due to its status as Issuing Bank, its status as such will be specifically referenced.

          "BANK OF AMERICA" means Bank of America
National Trust and Savings Association, a national banking association.

          "BANKRUPTCY CODE" means the Federal Bankruptcy
Reform Act of 1978 (11 U.S.C. S.S. 101, et seq.).

          "BASE RATE" means, for any day, the higher of:
(a)  0.50% per annum above the latest Federal Funds
Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

          "BASE RATE LOAN" means a Revolving Loan, or an
L/C Advance, that bears interest based on the Base Rate.

          "BLOOMFIELD REFINERY" means the refinery owned by San Juan Refining Company, and operated by Giant
Industries Arizona, Inc., located in or near Farmington, New Mexico.

          "BNY INDENTURE" means that certain Indenture dated August 26, 1997, between the Company, as Issuer,
The Bank of New York, as Trustee, and others evidenced by the BNY Subordinated Notes.

          "BNY SUBORDINATED NOTES" means the
$150,000,000 9% Senior Subordinated Notes due 2007 issued by the Company under the BNY Indenture.

          "BORROWING" means a borrowing hereunder
consisting of Revolving Loans of the same Interest Rate
Type made to the Company on the same day by the Banks under Article II, and, other than in the case of Base
Rate Loans, having the same Interest Period.

          "BORROWING BASE" means the amount calculated monthly pursuant to SECTION 2.07(a) based upon information contained in the Borrowing Base Report.

          "Borrowing Base Report" means that report delivered monthly by the Company to the Administrative
Agent in form of Exhibit "H" hereto.

          "BORROWING DATE" means any date on which a Borrowing occurs under Article II.

          "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in Scottsdale, Arizona or San Francisco, California are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate
Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

          "CAPITAL ADEQUACY REGULATION" means any
guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

          "CAPITAL EXPENDITURES" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Consolidated Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements) during such period computed in accordance with GAAP.

          "CAPITAL LEASE" means a capital lease as determined in accordance with GAAP.

          "CAPITAL LEASE OBLIGATIONS" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting
Standards No. 13 of the Financial Accounting Standards
Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

          "Capitalization Ratio" means, at any time, the ratio of Consolidated Funded Indebtedness to Consolidated Total Capitalization.

          "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing
Bank and the Banks, as collateral for the L/C
Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Bank (which documents are hereby consented to by the Banks).
Derivatives of such term shall have corresponding meanings.

          "CASH EQUIVALENTS" means: (a) securities issued or fully guaranteed or insured by the United
States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than twelve (12) months from the date of acquisition; (b) certificates of deposit, time deposits, Eurodollar time deposits, or bankers' acceptances having in each case a tenor of not more than twelve (12) months from the date of acquisition issued by any U.S. commercial bank or any branch or agency of a non-U.S. commercial bank licensed to conduct business in the U.S. having combined capital and surplus of not less than Five Hundred Million Dollars ($500,000,000) whose long term securities are rated at least A (or then equivalent grade) by S&P and A2 (or then equivalent grade) by Moody's at the time of acquisition; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's at the time of acquisition, and in either case having a tenor of not more than twelve (12) months; (d) debt securities which are registered under the Securities Act of 1933, as amended (the "Securities
Act") (and not "restricted securities" in the Company's hands as defined in Rule 144 under the Securities Act), or adjustable rate preferred stock traded on a national securities exchange and issued by a corporation duly incorporated under the laws of a state of the United
States, or issued by any state, county or municipality located in the United States of America, provided, however, that such debt securities are rated A2 by Moody's and A or better by S&P at the time of acquisition, and such debt securities have a maturity not in excess of twelve (12) months from the date of creation thereof; (e) repurchase agreements with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above; and
(f) money market mutual or similar funds having assets in excess of $100,000,000.

          "CHANGE OF CONTROL" means (a) a purchase or acquisition, directly or indirectly, by any "person" or "group" within the meaning of SECTION 13(d)(3) and 14(d)(2) of the Securities and Exchange Act of 1934 (a
"Group"), of "beneficial ownership" (as such term is defined in Rule 13d-3 under the Exchange Act) of securities of the Company which, together with any securities owned beneficially by any "affiliates" or "associates" of such Group (as such terms are defined in Rule 12b-2 under the Exchange Act), shall represent more than fifty percent (50%) of the combined voting power of the Company's securities which are entitled to vote generally in the election of directors and which are outstanding on the date immediately prior to the date of such purchase or acquisition; or (b) a sale of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person or Group; or
(c) the liquidation or dissolution of the Company; or
(d) the first day on which a majority of the Board of Directors of the Company are not Continuing Directors
(as herein defined). As herein defined, "Continuing
Directors" means any member of the Board of Directors of the Company who (x) is a member of such Board of Directors as of the date of this Agreement or (y) was nominated for election or elected to such Board of Directors with the affirmative vote of two-thirds of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

          "CINIZA" means Ciniza Production Company, a
New Mexico corporation.

          "CINIZA REFINERY" means the refinery owned and operated by Giant Industries Arizona, Inc. located in or near Gallup, New Mexico.

          "CLOSING DATE" means the date on which all conditions precedent set forth in SECTION 5.01 and 5.02 are satisfied or waived by all Banks (or, in the case of Subsection 5.01(f), waived by the Person entitled to receive such payment).

          "CODE" means the Internal Revenue Code of
1986, and regulations promulgated thereunder.

          "COLLATERAL" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Company or any Guarantor and their respective Subsidiaries in or upon which a Lien now or hereafter exists in favor of the Banks, or the Administrative Agent on behalf of the Banks, whether under this Agreement or under any other documents executed by any such Person and delivered to the Administrative Agent or the Banks.

          "COLLATERAL DOCUMENTS" means, collectively,
(i) the Security Agreement, and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements between the Company or any Subsidiary or any Guarantor and the Banks or the Administrative Agent for the benefit of the Banks now or hereafter delivered to the Banks or the Administrative
Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against the Company or any Subsidiary or any Guarantor as debtor in favor of the Banks or the Administrative Agent for the benefit of the Banks as secured party, and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

          "COMMITMENT" as to each Bank has the meaning specified in SECTION 2.01.

          "COMMITMENT FEE" has the meaning set forth in Subsection 2.09(b).

          "COMMODITY SWAP" means any commodity swap, commodity option or commodity forward contract
(including any option to enter into any of the foregoing).

          "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit "C".

          "CONSOLIDATED EBITDA" means, for the relevant period, the sum of: (a) the Consolidated Net Income for such period, (b) Consolidated Interest Expense, (c) all taxes measured by income to the extent included in the determination of such Consolidated Net Income, (d) all amounts treated as expenses for depreciation and the amortization of intangibles of any kind for such period to the extent included in the determination of such Consolidated Net Income for the relevant period, and (e) any interest income to the extent not included in the determination of such Consolidated Net Income for the relevant period. For purposes hereof, "Consolidated
EBITDA" shall include, for any calculation period that includes any of the specified fiscal quarters, the applicable amounts set forth in Schedule 1.01A
(representing EBIDTA attributed to the assets acquired in the DeGuelle and Kaibab acquisitions for the specified fiscal quarters).

          "CONSOLIDATED FUNDED INDEBTEDNESS" means, for the Company and its Consolidated Subsidiaries, at any time, without duplication, the sum of: (a) liability for borrowed money or for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business on ordinary terms),
(b) obligations under Capital Leases and other "off-balance sheet" leases (including Synthetic Leases), excluding operating leases (other than Synthetic Leases) incurred in the ordinary course of business, capitalized as though they all were capital leases, (c) obligations to redeem or purchase any stock or other equity security of the Company or a Subsidiary, and (d) any guaranty obligations in respect of any of the foregoing.

          "CONSOLIDATED INTEREST EXPENSE" means for the relevant period, for the Company and its Consolidated
Subsidiaries, without duplication, the sum of: (a) all interest in respect of Indebtedness and all imputed interest with respect to Capital Leases accrued or capitalized during such period (whether or not actually paid during such period and including fees payable in respect of letters of credit and bankers' acceptances),
(b) the net amount payable (or minus the net amount receivable) under all Swap Contracts (other than Commodity Swaps) during such period (whether or not actually paid or received during such period), and (c) all dividends paid, declared or otherwise accrued in respect of preferred stock.

          "CONSOLIDATED NET INCOME" means, for any period, the net income (or net loss) of the Company and its Consolidated Subsidiaries for such period determined in accordance with GAAP.

          "CONSOLIDATED NET WORTH" means, at any date, an amount equal to the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries determined in accordance with GAAP determined as of such date.

          "CONSOLIDATED SUBSIDIARIES" means, at any date, any Subsidiary the accounts of which, in accordance with GAAP, would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

          "CONSOLIDATED TANGIBLE NET WORTH" means
Consolidated Net Worth, minus the net book value of all assets of the Company and its Consolidated Subsidiaries
(after deducting any reserves applicable thereto) which would be shown as intangible assets on a consolidated balance sheet of the Company and its Consolidated
Subsidiaries prepared as of such time in accordance with GAAP.

          "CONSOLIDATED TOTAL CAPITALIZATION" means, at any time, the sum of (a) Consolidated Funded
Indebtedness and (b) Consolidated Net Worth for such period.

          "CONTINGENT OBLIGATION" means, as to any Person without duplication, any direct or indirect liability of that Person with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other similar obligation (the
"primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety
Instrument (other than any Letter of Credit) issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the maximum stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

          "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          "CONVERSION/CONTINUATION DATE" means any date on which, under SECTION 2.04, the Company (a) converts
Loans of one Interest Rate Type to another Interest Rate
Type, or (b) continues as Loans of the same Interest
Rate Type, but with a new Interest Period, Loans having
Interest Periods expiring on such date.

          "CREDIT EXTENSION" means and includes (a) the making of any Revolving Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder (including the Existing Bank of America Letters of Credit).

          "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "DEFAULT RATE" has the meaning set forth in Subsection 2.08(c)(iii).

          "DOLLARS", "DOLLARS" and "$" each mean lawful money of the United States.

          "EFFECTIVE AMOUNT" means (i) with respect to any Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans occurring on such date under such facility; and (ii) with respect to any outstanding L/C
Obligations on any date, the amount of such L/C
Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C
Obligations as of such date, including as a result of any reimbursements of drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

          "ELIGIBLE ACCOUNT OBLIGOR" shall mean, on any date, any Person obligated to pay a Receivable (i) that is not the Company, a Subsidiary or Affiliate of the Company; (ii) that has not filed for, and is not currently the object of, a proceeding relating to its bankruptcy, insolvency, reorganization, winding-up or composition or reorganization of debts; (iii) that is in good standing with the Company and its Subsidiaries and satisfies all applicable credit standards of the Company and its Subsidiaries; and (iv) for which not more than 50% of the aggregate value of the Receivables of such Account Obligor have not been paid by the date 30 days after the respective due dates therefor.

          "ELIGIBLE ACCOUNTS RECEIVABLE" shall mean, on any date, all Receivables denominated in Dollars payable by Eligible Account Obligors except: (i) billed
Receivables that have not been paid by the date 30 days after the respective due dates therefor; (ii) any Receivable subject to any asserted defense, dispute, claim, offset or counterclaim, provided that, if any such defense, dispute, claim, offset or counterclaim is asserted with respect to such Receivable in an amount equal to a sum certain, then such Receivable shall be an Eligible Account Receivable to the extent the face amount thereof exceeds such sum certain; (iii) all such Receivables subject to any repurchase or return arrangement; (iv) Receivables of each Eligible Account
Obligor to the extent that the Receivables of such Eligible Account Obligor exceed 10% of all Receivables;
(v) all Receivables that are payable by their terms more than 30 days from the respective invoice dates therefor,
(vi) any Receivable in which the Banks do not have a valid and perfected first priority security interest
(vii) any Receivable of a Subsidiary with respect to which any event described in Subsection 9.01(f) or (g) shall have occurred and be continuing, (viii) Accounts with respect to which the account debtor is not a Person resident in the United States; (x) Accounts with respect to which goods have been placed on consignment, guaranteed sale or other terms by reason of which the payment by the account debtor may be conditional; (xi) accounts not denominated in United States dollars; (xii)
Accounts with respect to which an invoice has not been sent prior to the date of any Borrowing Base Report in which such Account is included for purposes of calculation of the Borrowing Base; and (xiii) Accounts that are otherwise identified as unsatisfactory to the Administrative Agent or the Majority Banks using reasonable business judgment.

          "ELIGIBLE ASSIGNEE" means (i) a commercial bank, insurance company or other institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank, insurance company or other institution organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least
$100,000,000, provided that such bank, insurance company or other institution is acting through a branch or agency located in the United States; and (iii) a Person with a combined capital and surplus of at least
$100,000,000 that is primarily engaged in the business of commercial lending and that is (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary.

          "ELIGIBLE REFINERY HYDROCARBON INVENTORY" means, at any date, the aggregate value therefor on a FIFO basis calculated in accordance with GAAP of all readily marketable, saleable and useful Feedstocks, Intermediate Products and Refined Products (excluding
(a) any and all Feedstocks, Intermediate Products and Refined Products in which the Banks do not have a valid and perfected first priority security interest, subject only to Permitted Liens, (b) any and all Feedstocks, Intermediate Products and Refined Products located on leased premises (other than Refined Product at leased service stations and travel centers operated by the Company or one of its Subsidiaries), or held by a bailee or otherwise subject to any third party interest, with respect to which any landlord's waiver or other third party agreement requested by Secured Party or the Majority Banks shall not have been furnished, and (c)
Feedstocks, Intermediate Products and Refined Products of any Subsidiary with respect to which any event described in Subsection 9.01 (f) or (g) shall have occurred and be continuing), owned by the Company and its Subsidiaries (other than "inactive" Subsidiaries) in field production tanks, storage tanks and lines
(including line fills but excluding basic sediment and water and slop oil), stored at the Bloomfield Refinery, the Ciniza Refinery, the Company's or its Subsidiaries' bulk plants, service stations and travel centers
(excluding cardlocks), the Albuquerque Terminal, the Flagstaff Terminal and other Refined Products terminals owned or leased by the Company or its Subsidiaries, or at such other locations as may be approved from time to time by the Majority Banks, provided, however, that such Feedstocks, Intermediate Products and Refined Products are not obsolete, unsalable, damaged or otherwise unfit for sale or further processing in the ordinary course of business or otherwise unsatisfactory to the Administrative Agent or the Majority Banks using reasonable business judgment.

          "ENVIRONMENTAL CLAIMS" means all material claims by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

          "ENVIRONMENTAL LAWS" means all material
federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all material administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental
Authorities, in each case relating to environmental, health, and safety.

          "ERISA" means the Employee Retirement Income
Security Act of 1974, and regulations promulgated thereunder.

          "ERISA AFFILIATE" means any trade or business
(whether or not incorporated) under common control with the Company within the meaning of SECTION 414(b) or (c) of the Code (and SECTIONs 414(m) and (o) of the Code for purposes of provisions relating to SECTION 412 of the
Code).

          "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to SECTION 4063 of ERISA during a plan year in which it was a substantial employer (as defined in SECTION 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under
SECTION 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer
Plan is in reorganization; (d) the filing of a notice of intent to terminate (other than pursuant to SECTION
4041(b) of ERISA), the treatment of a Plan amendment as a termination under SECTION 4041(c) or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under SECTION 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or
(f) the imposition of any material liability under Title
IV of ERISA, other than PBGC premiums due but not delinquent under SECTION 4007 of ERISA, upon the Company or any ERISA Affiliate.

          "EURODOLLAR RESERVE PERCENTAGE" has the
meaning specified in the definition of "Offshore Rate".

          "EVENT OF DEFAULT" means any of the events or circumstances specified in SECTION 9.01.

          "EXCHANGE ACT" means the Securities and
Exchange Act of 1934, and regulations promulgated thereunder.

          "EXECUTION DATE" means the date specified on the cover page hereof.

          "EXISTING BANK OF AMERICA LETTERS OF CREDIT" means the letters of credit described in Schedule 3.03.

          "EXPLORATION" means Giant Exploration &
Production Company, a Texas corporation.

          "FDIC" means the Federal Deposit Insurance
Corporation, and any Governmental Authority succeeding to any of its principal functions.

          "FEDERAL FUNDS RATE" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York
(including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal
Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business
Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York, New York time) on that day by each of three leading brokers of Federal funds transactions in New York, New York selected by the Administrative Agent.

          "FEE LETTER" has the meaning specified in Subsection 2.09(a).

          "FEEDSTOCKS" means all crude oil, natural gas liquids, other hydrocarbons valued at the lower of cost or market crude oil prices and ethanol valued at the lower of cost or market, in so far as such Feedstocks are used or useful as fuel or in the manufacture, processing, refining, or blending of Intermediate
Products and Refined Products at the Bloomfield or Ciniza Refineries.

          "FLAGSTAFF TERMINAL" means the terminal
currently under construction in or near Flagstaff, Arizona, to be owned and operated by Giant Industries
Arizona, Inc.

          "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

          "FRONTING FEE" has the meaning set forth in
SECTION 3.08(b).

          "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public
Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "GUARANTOR" means as of the date of Closing each of (a) Giant Industries Arizona, Inc., an Arizona corporation, Giant Exploration & Production Company, a
Texas corporation, Giant Four Corners, Inc., an Arizona corporation, Ciniza Production Company, a New Mexico corporation, San Juan Refining Company, a New Mexico corporation, DeGuelle Oil Company, a Colorado corporation, Giant Mid-Continent, Inc., an Arizona corporation, Giant Stop-N-Go of New Mexico, Inc., a New
Mexico corporation, and Phoenix Fuel Co., Inc., an
Arizona corporation, and (b) any other Subsidiary of the Company which is required to execute a Guaranty under
SECTION 7.12.

          "GUARANTY" means collectively each of the Guarantees substantially in the form of Exhibit "G" hereto executed by each of the Guarantors in favor of the Administrative Agent and the Banks, as they may be amended, supplemented or otherwise modified from time to time.

          "GUARANTY OBLIGATION" has the meaning
specified in the definition of "Contingent Obligation."

          "HAZARDOUS MATERIALS" means all those
substances that are regulated by, or which may form the basis of liability under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

          "HIGHEST LAWFUL RATE" means, as of a
particular date, the maximum nonusurious interest rate that may under applicable federal and state law then be contracted for, charged or received by the Banks in connection with the Advances.

          "HONOR DATE" has the meaning specified in Subsection 3.03(c).

          "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness for borrowed money;
(b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to Capital Leases and other
"off-balance sheet" leases (including Synthetic Leases), excluding operating leases (other than Synthetic Leases) incurred in the ordinary course of business; (g) all net obligations with respect to Swap Contracts (other than Commodity Swaps); (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

          "INDEMNIFIED LIABILITIES" has the meaning specified in SECTION 11.05.

          "INDEMNIFIED PERSON" has the meaning specified in SECTION 11.05.

          "INDENTURES" means the BNY Indenture and the NBD Indenture.

          "INDEPENDENT AUDITOR" has the meaning
specified in Subsection 7.01(a).

          "INSOLVENCY PROCEEDING" means (a) any case, action or proceeding relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors;
undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          "INTEREST PAYMENT DATE" means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Interest Rate Type of Loan, provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period, and the date that falls three months after each Interest Payment
Date thereafter for such Interest Period, is also an Interest Payment Date.

          "INTEREST PERIOD" means, as to any Offshore
Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided that: (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day; (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (iii) no Interest
Period for any Revolving Loan shall extend beyond the Termination Date.

          "INTEREST RATE TYPE" means either the Base
Rate of interest or the Offshore Rate of interest charged against any Loan or Loans hereunder.

          "INTERMEDIATE PRODUCTS" means all Feedstocks that have been partially processed or refined as isomerate, cat feed, gasoline components or naphtha and valued at the lower of cost or market crude oil prices.

          "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

          "ISSUANCE DATE" has the meaning specified in Subsection 3.01(a).

          "ISSUE" means, with respect to any Letter of Credit, to incorporate the Existing Bank of America
Letters of Credit into this Agreement, or to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued,"
"Issuing" and "Issuance" have corresponding meanings.

          "ISSUING BANK" means Bank of America in its capacity as issuer of one or more Letters of Credit hereunder, together with any successor replacement letter of credit issuer pursuant to SECTION 10.09, and with respect to the Existing Bank of America Letters of Credit which have been issued by Bank of America, "Issuing Bank" means Bank of America.

          "L/C ADVANCE" means each Bank's participation in any L/C Borrowing in accordance with its Pro Rata
Share.

          "L/C APPLICATION" and "L/C AMENDMENT
APPLICATION" means an application form for Issuance of, or for amendment of, Letters of Credit as shall at any time be in use at the Issuing Bank.

          "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made in accordance with Subsection 3.03(b) nor converted into a Borrowing of Revolving Loans under Subsection
3.03(c).

          "L/C COMMITMENT" means the commitment of the Issuing Bank to Issue, and the commitment of the Banks severally to participate in, Letters of Credit
(including the Existing Bank of America Letters of
Credit) from time to time Issued or outstanding under
Article III, in an aggregate amount not to exceed on any date the lesser of (a) the amount of $50,000,000 and (b) the combined Commitments, as the same may be reduced as a result of a reduction in the Commitments pursuant to
SECTION 2.06; provided that the L/C Commitment is a part of the combined Commitments, rather than a separate, independent commitment.

          "L/C OBLIGATIONS" means at any time the sum of
(a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

          "L/C-RELATED DOCUMENTS" means the Letters of Credit, the L/C Applications, the L/C Amendment
Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

          "LENDING OFFICE" means, as to any Bank, the office or offices of such Bank specified as its "Lending
Office" or "Domestic Lending Office" or "Offshore
Lending Office", as the case may be, on Schedule 11.02, or such other office or offices as such Bank may from time to time notify the Company and the Administrative
Agent.

          "LETTERS OF CREDIT" means the Existing Bank of
America Letters of Credit and any standby letters of credit Issued by the Issuing Bank pursuant to Article
III.

          "LEVERAGE RATIO" means, as of any date, the ratio of Consolidated Funded Indebtedness, as of the last day of the fiscal quarter most recently then ended, to Consolidated EBITDA, for the four fiscal quarters most recently then ended.

          "LIEN" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform
Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an Operating Lease.

          "LOAN" means an extension of credit by a Bank to the Company under Article II or Article III in the form of a Revolving Loan or L/C Advance.

          "LOAN DOCUMENTS" means this Agreement, the Notes, the Guaranties, the Collateral Documents, the Fee
Letter, the L/C-Related Documents, and all other documents contemplated hereby and executed in favor of the Administrative Agent or any Bank.

          "MAJORITY BANKS" means at any time Banks then holding at least 66-2/3% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having at least
66-2/3% of the Commitments.

          "MARGIN STOCK" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

          "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities, capitalization or financial condition of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Significant Subsidiary to perform under any Loan
Document and to avoid any Event of Default; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Company or any Significant Subsidiary of any Loan Document or (ii) the perfection or priority of any Lien granted under any of the Collateral Documents.

          "MATERIAL LEASE" means any lease of real or personal property (other than Capital Leases) as to which the sum of the rental and other obligations required to be paid during the relevant period exceeds
$2,500,000.

          "MATERIAL RENTS" means, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Company or any Subsidiary as lessee under all Material Leases.

          "MATERIAL SUBSIDIARY" means, at any time, a Subsidiary with total assets with a book value of $2,000,000 or more.

          "MOODY'S" means Moody's Investor Service, Inc.

          "MULTIEMPLOYER PLAN" means a "multiemployer plan", within the meaning of SECTION 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

          "NBD INDENTURE" means that certain Indenture dated November 29, 1993, between the Company, as Issuer,
NBD Bank, National Association (now "NBD Bank"), as
Trustee, and others evidenced by the NBD Subordinated
Notes.

          "NBD SUBORDINATED NOTES" means the
$100,000,000 9-3/4% Senior Subordinated Notes due 2003 issued by the Company under the NBD Indenture.

          "NOTE" means a promissory note executed by the Company in favor of a Bank pursuant to SECTION 2.02 (b) or SECTION 11.08(c), in substantially the form of Exhibit F.

          "NOTICE OF BORROWING" means a notice in
substantially the form of Exhibit "A".

          "NOTICE OF CONVERSION/CONTINUATION" means a notice in substantially the form of Exhibit "B".

          "OBLIGATIONS" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Bank, the Administrative Agent, or any Indemnified
Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

          "OFFSHORE RATE" means, for any Interest
Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Administrative Agent as follows:

     Offshore Rate =                LIBOR
                    ------------------------------------
                    1.00 - Eurodollar Reserve Percentage

     Where,

               "EURODOLLAR RESERVE PERCENTAGE"
     means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next
     1/100th of 1%) in effect on such day
     (whether or not applicable to any Bank)
     under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to
     Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

               "LIBOR" means, for each day
     during any Interest Period, with respect to Offshore Rate Loans, the rate of interest per annum determined by the Administrative Agent to be the London interbank offered rate per annum at which deposits in Dollars appear on the Telerate
     Page 3750 (or any successor page) as of
     11:00 a.m. (London time), two (2) Business
     Days prior to (and for value on) the
     commencement of such Interest Period in an amount approximately equal to the amount of the Offshore Rate Loans of the Banks during such Interest Period and for a period of time comparable to such Interest
     Period, or in the event such offered rate is not available from the Telerate Page, then "LIBOR" shall be equal to the rate per annum determined by the Administrative
     Agent to be the average (rounded upwards to the next higher 1/100 of 1%) of the respective rates per annum shown on Reuter's Monitor Money Rates Service
     "LIBO" page at which deposits in dollars are offered in the London Interbank
     Eurocurrency Market at or about 11:00 a.m.
     (London time) two (2) Business Days prior to (and for value on) the commencement of an Interest Period in an amount approximately equal to the amount of the Offshore Rate Loans of the Banks during such Interest Period and for a period of time comparable to such Interest Period, and in the event neither such Telerate nor such Reuter's rate is available from such Telerate Page or such Reuter's Service, then "LIBOR" shall be equal to the rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum at which dollar deposits for such Interest
     Period and in an amount approximately
     equal to the amount of the Offshore Rate
     Loans of the Banks during such Interest
     Period would be offered by the
     Administrative Agent's applicable Lending
     Office to major banks in the London
     eurodollar market at or about 11:00 a.m.
     (London time) two (2) Business Days prior to the commencement of such Interest
     Period.

The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve
Percentage.

          "OFFSHORE RATE LOAN" means a Loan that bears interest based on the Offshore Rate.

          "OPERATING LEASE" means an operating lease determined in accordance with GAAP.

          "ORGANIZATION DOCUMENTS" means, for any
corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

          "OTHER TAXES" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents, excluding, in the case of each Bank and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by (i) any jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Administrative
Agent, as the case may be, is organized or maintains a Lending Office or (ii) any jurisdiction (or political subdivision thereof) in which such Bank or the Administrative Agent, as the case may be, is "doing business" (unless it would not be deemed to be "doing business" in such jurisdiction absent the transactions contemplated hereby).

          "PARTICIPANT" has the meaning specified in Subsection 11.08(d).

          "PBGC" means the Pension Benefit Guaranty
Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

          "PENSION PLAN" means a pension plan (as
defined in SECTION 3(2) of ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, which the Company or any of its Subsidiaries sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in SECTION 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

          "PERMITTED LIENS" has the meaning set forth in
SECTION 8.01.

          "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

          "PHOENIX" means Phoenix Fuel Co., Inc., an
Arizona corporation.

          "PLAN" means an employee benefit plan (as defined in SECTION 3(3) of ERISA) which is subject to ERISA, other than a Multiemployer Plan, and which the Company or any Subsidiary of the Company sponsors or maintains or to which the Company or any Subsidiary of the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

          "PREFERRED ELIGIBLE ACCOUNT OBLIGOR" means
Eligible Accounts Receivables that are either (i) fully supported by a standby letter of credit issued by a commercial bank organized under the laws of the United
States having an "A2/A" rating or better by Moody's and S&P respectively or (ii) the account debtor is a major international oil or other company rated "A2/A" or better by Moody's and S&P, respectively, or a Wholly
Owned Subsidiary of such company whose obligations are guaranteed by such company as identified by the Company on Schedule 1.01B hereof as may be amended from time to time with the approval of the Majority Banks.

          "PRINCIPAL BUSINESS" means (i) the business of the exploration for, and development, acquisition, production, processing, marketing, refining, storage and transportation of, hydrocarbons, (ii) any related energy and natural resource business, (iii) any business currently engaged in by the Company or its Subsidiaries,
(iv) convenience stores, retail service stations, truck stops and other public accommodations in connection therewith and (v) any activity or business that is a reasonable extension, development or expansion of any of the foregoing.

          "PRO RATA SHARE" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

          "PURCHASE AGREEMENT" means the Purchase and Sale Agreement dated as of August 8, 1995 among
Bloomfield Refining Company and Gary Williams Energy
Corporation, as Sellers, and Giant Industries Arizona,
Inc., as Buyer, as same may be amended, provided that if amended in any material respect, the written consent of the Majority Banks shall be required.

          "RECEIVABLES" shall mean, as to the Company or any of its Subsidiaries (other than "inactive"
Subsidiaries), all accounts receivable, whether billed or unbilled, arising out of the sale of inventory in the ordinary course of business.

          "REFINED PRODUCTS" means all gasoline, diesel, aviation fuel, fuel oil, propane, ethanol, transmix and other products processed, refined or blended from Feedstocks and Intermediate Products valued at the lower of cost or market prices.

          "REGULATION U" and "REGULATION X" means
Regulation U and Regulation X, respectively, of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulations or official interpretations of said
Board of Governors relating to the subject matter addressed therein.

          "REPORTABLE EVENT" means, any of the events set forth in SECTION 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject, including without limitation Environmental Laws.

          "RESPONSIBLE OFFICER" means the chief
financial officer or the treasurer of the Company.

          "REVOLVING LOAN" has the meaning specified in
SECTION 2.01.

          "RISK PARTICIPATION FEE" has the meaning set forth in Subsection 3.08(a).

          "S&P" means Standard & Poor's Ratings Group, a
Division of McGraw-Hill, Inc., a New York corporation.

          "SAN JUAN" means San Juan Refining Company, a
New Mexico corporation.

          "SEC" means the Securities and Exchange
Commission, or any Governmental Authority succeeding to any of its principal functions.

          "SECURITY AGREEMENT" means collectively each of the Security Agreements substantially in the form of
Exhibit I hereto executed by the Company and each of its Subsidiaries in favor of the Administrative Agent and the Banks, as they may be amended, supplemented or otherwise modified from time to time.

          "SIGNIFICANT SUBSIDIARY" means (a) Arizona,
(b) San Juan, (c) Phoenix, or (d) any other Subsidiary of the Company having total assets at or immediately prior to the time in question with a book value of $10,000,000 or more.

          "SOLVENT" means, as to any Person at any time, that (a) the fair value of all of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of SECTION
101(32) of the Bankruptcy Code; (b) the present fair saleable value of all of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

          "SPECIFIED SWAP CONTRACTS" means all Swap
Contracts made or entered into at any time, or in effect at any time, whether directly or indirectly, and whether as a result of assignment or transfer or otherwise, between the Company or any Subsidiary of the Company and any Swap Provider, which Swap Contract is or was intended by the Company to have been entered into, in part or entirely, for purposes of mitigating interest rate or currency exchange risk relating to any liabilities owed or credit facilities in effect and not for the purposes of financing, speculation or taking a "market view" (which intent shall conclusively be deemed to exist if the Company so represents to the Swap
Provider in writing) and as to which the final scheduled payment by the Company or its Subsidiary is not later than the Termination Date.

          "SUBORDINATED NOTES" means (i) the NBD
Subordinated Notes issued under the NBD Indenture, (ii) the BNY Subordinated Notes issued under the BNY
Indenture and (iii) such other notes as may be issued from time to time by the Company after the Execution
Date which have been subordinated on terms and conditions satisfactory to the Administrative Agent and the Majority Banks, in their sole discretion, to all other Indebtedness of the Company to the Administrative
Agent and the Banks, whether now existing or hereafter incurred. Notes shall not be considered "Subordinated
Notes" unless and until the Administrative Agent shall have received copies of the documentation evidencing or relating to such notes evidencing the terms and conditions of subordination required by the Administrative Agent and the Majority Banks.

          "SUBSIDIARY" of a Person means any
corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.
Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

          "SUPPLEMENTAL GUARANTY" means an agreement, in substantially the form attached to the Guaranty, pursuant to which the Person executing the same elects to become a Guarantor for purposes of the Credit
Agreement and agrees to perform all of the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Guaranty, as if said Person were a signatory party thereto.

          "SURETY INSTRUMENTS" means all letters of credit (including standby), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

          "SWAP CONTRACT" means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, commodity forward contracts, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swap option, currency option or any other, similar agreement (including any option to enter into any of the foregoing).

          "SWAP PROVIDER" means any Bank or any
Affiliate of any Bank that is at the time of determination party to a Swap Contract with the Company or any Subsidiary of the Company.

          "SYNTHETIC LEASE" means a financing
arrangement that is treated as a lease for financial accounting purposes and as a loan for tax purposes. For the purposes hereof, the FFCA Lease (as defined in Schedule 8.05) shall be deemed and treated herein as a "Synthetic Lease," notwithstanding its nature or treatment for financial accounting, tax or other purposes.

          "TAXES" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, such taxes
(including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by (i) any jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Administrative
Agent, as the case may be, is organized or maintains a Lending Office or (ii) any jurisdiction (or political subdivision thereof) in which such Bank or the Administrative Agent, as the case may be, is "doing business" (unless it would not be deemed to be "doing business" in such jurisdiction absent the transactions contemplated hereby).

          "TERMINATION DATE" means the earlier of (a)
December 23, 2001 or (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

          "UNFUNDED PENSION LIABILITY" means the excess of a Plan's benefit liabilities under SECTION
4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to SECTION 412 of the Code for the applicable plan year.

          "UNITED STATES" and "U.S." each means the United States of America.

          "WHOLLY-OWNED SUBSIDIARY" means any
corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

          "YEAR 2000 PROBLEM" means the inability of computers, as well as embedded microchips in non-computing devices, to perform properly date-sensitive functions after December 31, 1999.

     1.02     OTHER INTERPRETIVE PROVISIONS. The
meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
Unless otherwise specified or the context clearly requires otherwise, the words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, SECTION, Schedule and Exhibit references are to this Agreement. The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term "including" is not limiting and means "including without limitation." In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." Unless otherwise expressly provided herein,
(i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. This Agreement and other Loan
Documents may use several different limitations, tests or measurements to regulate the same or similar matters.
All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. This Agreement and the other Loan
Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Administrative Agent merely because of the Administrative Agent's or Banks' involvement in their preparation.

     1.03     ACCOUNTING PRINCIPLES.

          (a)     Unless the context otherwise clearly
requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.
References to "consolidated", when it precedes any accounting term, means such term as it would apply to the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

          (b)     References herein to "fiscal year" and
"fiscal quarter" refer to such fiscal periods of the Company.

                       ARTICLE II

                      THE CREDITS

     2.01     AMOUNTS AND TERMS OF COMMITMENTS. Each
Bank severally agrees, on the terms and conditions set forth herein, to make Loans to the Company (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding the lesser of the following: (i) the amount set forth on Schedule 2.01
(such amount, as the same may be reduced under SECTION
2.05 or as a result of one or more assignments under
SECTION 11.08, the Bank's "Commitment") and (ii) the
Bank's Pro Rata Share of the current Borrowing Base;
provided, however, that, after giving effect to any Borrowing of Revolving Loans, the Effective Amount of all outstanding Revolving Loans, together with the Effective Amount of all L/C Obligations, shall not at any time exceed the combined Commitments of all of the Banks. Within the limits of each Bank's Commitment, and subject to the other terms and conditions of this Agreement, the Company may borrow under this SECTION
2.01, prepay under SECTION 2.06 and reborrow under this
SECTION 2.01.

     2.02     LOAN ACCOUNTS. (a)  The Loans made by
each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

          (b)     Upon the request of any Bank made
through the Administrative Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

     2.03     PROCEDURE FOR BORROWING.

          (a)     Each Borrowing of Revolving Loans
shall be made upon the Company's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 9:00 a.m. (San
Francisco, California time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) one Business Day prior to the requested Borrowing Date, in the case of Base Rate
Loans, specifying: (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $2,000,000 or any multiple of $1,000,000 in excess thereof; (B) the requested Borrowing Date, which shall be a Business Day; (C) the Interest Rate Type of Loans comprising the Borrowing; and (D) the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such
Interest Period shall be three months.

          (b)     The Administrative Agent will promptly
notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata
Share of that Borrowing.

          (c)     Each Bank will make the amount of its
Pro Rata Share of each Borrowing available to the Administrative Agent for the account of the Company at the Administrative Agent's Payment Office by 11:00 a.m.
(San Francisco, California time) on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. The proceeds of all such Loans will then be made available to the Company by the Administrative Agent by wire transfer in accordance with written instructions provided to the Administrative
Agent by the Company of like funds as received by the Administrative Agent.

          (d)     After giving effect to any Borrowing,
there may not be more than seven (7) different Interest
Periods in effect.

     2.04     CONVERSION AND CONTINUATION ELECTIONS.

          (a)     The Company may, upon irrevocable
written notice to the Administrative Agent in accordance with Subsection 2.04(b): (i) elect, as of any Business
Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $2,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Loans of any other Interest Rate Type; or
(ii) elect as of the last day of the applicable Interest
Period, to continue any Revolving Loans having Interest
Periods expiring on such day (or any part thereof in an amount not less than $2,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);
provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $2,000,000, such Offshore Rate
Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

          (b)     The Company shall deliver a Notice of
Conversion/Continuation to be received by the Administrative Agent not later than 9:00 a.m. (San
Francisco, California time) at least (i) three Business
Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) one Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying: (A) the proposed Conversion/Continuation
Date; (B) the aggregate amount of Loans to be converted or continued; (C) the Interest Rate Type of Loans resulting from the proposed conversion or continuation;
and (D) other than in the case of conversions into Base
Rate Loans, the duration of the requested Interest
Period.

          (c)     If upon the expiration of any Interest
Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to Offshore Rate Loans, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate
Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

          (d)     The Administrative Agent will promptly
notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

          (e)     Unless the Majority Banks otherwise
agree, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

          (f)     After giving effect to any conversion
or continuation of Loans, there may not be more than seven (7) different Interest Periods in effect.

          2.05     TERMINATION OR REDUCTION OF COMMITMENTS.

          (a)     Voluntary Termination or Reduction.
The Company may, upon not less than five Business Days' prior notice to the Administrative Agent, terminate the Commitments, or permanently reduce the Commitments (and, correspondingly, as applicable, the L/C Commitment) by an aggregate minimum amount of $2,000,000.00 or any multiple of $1,000,000.00 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, (i) the Effective Amount of all Revolving Loans and L/C
Obligations together would exceed the amount of the combined Commitments then in effect, or (ii) the Effective Amount of all L/C Obligations then outstanding would exceed the amount of the L/C Commitment then in effect. Once reduced in accordance with this subsection, the Commitments may not be increased.

          (b)     ADDITIONAL PROVISIONS. Each reduction
in aggregate Commitments pursuant to paragraph (a) above shall be applied to each Bank according to its Pro Rata
Share. All accrued Commitment Fees on the amount of the Commitments so terminated or reduced, Letter of Credit
Fees, and Fronting Fees to, but not including, the effective date of any reduction or termination of Commitments, shall be paid by the Company on the effective date of such reduction or termination.

     2.06     OPTIONAL PREPAYMENTS.
Subject to SECTION 4.04, the Company may, at any time or from time to time, upon irrevocable notice to the Administrative Agent, not less than three (3) Business
Days, for Offshore Rate Loans and one (1) Business Day for Base Rate Loans, ratably as to each Bank, prepay
Loans in whole or in part, in minimum amounts of $2,000,000 or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Interest Rate
Type(s) of Loans to be prepaid. The Administrative
Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to SECTION 4.04.

     2.07     BORROWING BASE DETERMINATIONS, MANDATORY
PREPAYMENTS OF LOANS.

          (a)     The Borrowing Base shall be determined
monthly on the last day of each month until the Termination Date and shall be equal to the sum of (i) eighty percent (80%) of Eligible Refinery Hydrocarbon
Inventory (except for Eligible Refinery Hydrocarbon
Inventory at the Company's and its Subsidiaries' service stations and travel centers), plus (ii) fifty percent
(50%) of Eligible Refinery Hydrocarbon Inventory at the
Company's and its Subsidiaries' service stations and travel centers, plus (iii) ninety percent (90%) of Eligible Accounts Receivable from Preferred Account
Obligors plus (iv) eighty-five percent (85%) of Eligible
Accounts Receivable from Eligible Account Obligors other than Preferred Eligible Account Obligors.

          (b)     If on any date the Effective Amount of
all Revolving Loans and the Effective Amount of all L/C
Obligations together exceed the Borrowing Base, the Company shall, without notice or demand, prepay the outstanding principal amount of the Revolving Loans by an amount equal to the applicable excess ("Mandatory
Prepayment"). Subject to SECTION 4.04, if on any date after giving effect to any Mandatory Prepayment made on such date pursuant to the preceding sentence the Effective Amount of all L/C Obligations together exceed the Borrowing Base, the Company shall immediately Cash
Collateralize on such date the outstanding Letters of Credit in an amount equal to the amount by which the Effective Amount of the L/C Obligations exceeds the Borrowing Base.

     2.08     REPAYMENT.

          (a)     PRINCIPAL. The Company shall repay to
the Banks the aggregate principal amount of Loans outstanding on the Termination Date.

          (b)     INTEREST.

               (i)     Subject to clause (iii)
     of this subsection 2.08(b), each Revolving
     Loan shall bear interest on the
     outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the lesser of (a) the Offshore Rate or the Base Rate, as the case may be, as selected by the Company or otherwise applicable to such Revolving
     Loan in accordance with the terms and
     provisions hereof (subject to the
     Company's right to convert to other
     Interest Rate Types of Loans under SECTION
     2.04), plus the Applicable Margin, or (b) the Highest Lawful Rate.

               (ii)     Interest on each
     Revolving Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under SECTION 2.06 or
     2.07 for the portion of the Loans so
     prepaid and upon payment (including
     prepayment) in full thereof and, during
     the existence of any Event of Default,
     interest shall be paid on demand of the
     Administrative Agent at the request or
     with the consent of the Majority Banks.

               (iii)     Notwithstanding clause
     (i) of this subsection 2.08(b), while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans, at a rate per annum equal to the lesser of (x) the Highest
     Lawful Rate and (y) the per annum rate
     equal to the rate set forth in clause (i) of this subsection 2.08(b) plus two percent (2%) per annum.

     2.09     FEES. In addition to certain fees
described in SECTION 3.08:

          (a)     ARRANGEMENT, AGENCY FEES. The Company
shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Administrative Agent for the Administrative Agent's own account, as required by the letter agreement ("Fee
Letter") between the Company and the Arranger and Administrative Agent dated October 27, 1998.

          (b)     COMMITMENT FEES. The Company
shall pay to the Administrative Agent for the account of each Bank a commitment fee (the
"Commitment Fee") on the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Administrative Agent, equal to the percent per annum set forth in Schedule 2.02 corresponding to the applicable pricing level determined in accordance therewith. For purposes of calculating utilization under this subsection, the Commitments shall be deemed used to the extent of the Effective Amount of Revolving Loans then outstanding, plus the Effective
Amount of L/C Obligations then outstanding. Such
Commitment Fee shall accrue from the Execution Date to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each quarter commencing on December 31, 1998 through the Termination Date, with the final payment to be made on the Termination Date; provided that, in connection with any reduction or termination of Commitments under
SECTION 2.05, the accrued Commitment Fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The Commitment Fee provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in
Article V are not met.

     2.10     COMPUTATION OF FEES AND INTEREST.

          (a)     All computations of interest for Base
Rate Loans when the Base Rate is determined by Bank of America's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

          (b)     Each determination of an interest rate
by the Administrative Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

     2.11     PAYMENTS BY THE COMPANY.

          (a)     All payments to be made by the Company
shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Administrative Agent for the account of the Banks at the Administrative Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (San Francisco, California time) on the date specified herein. The Administrative Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 11:00 a.m. (San Francisco, California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

          (b)     Subject to the provisions set forth in
the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (c)     Unless the Administrative Agent
receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

     2.12     PAYMENTS BY THE BANKS TO THE
ADMINISTRATIVE AGENT.

          (a)     Unless the Administrative Agent
receives notice from a Bank on or prior to the Execution
Date or, with respect to any Borrowing after the Execution Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Administrative Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Administrative
Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative
Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Company of such failure to fund and, upon demand by the Administrative
Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

          (b)     The failure of any Bank to make any
Loan on any Borrowing Date shall not relieve any other
Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

     2.13     SHARING OF PAYMENTS, ETC. If, other
than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing
Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share
(according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to SECTION 11.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The
Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this SECTION and will in each case notify the Banks following any such purchases or repayments.

     2.14     SECURITY AND GUARANTY. (a)  All
obligations of the Company and the Guarantors under this Agreement, the Notes, the Guaranty and all other Loan
Documents shall be secured, pro rata with the Specified
Swap Contracts, in accordance with the Collateral
Documents. The Company agrees that, at any time upon the request of the Administrative Agent (acting pursuant to the instructions of the Majority Banks), it shall, and shall cause each of its Subsidiaries to, enter into a cash collateral agreement in form and substance satisfactory to the Administrative Agent and the Majority Banks, pursuant to which all proceeds of accounts and other collateral shall be deposited directly, and, at the election of the Majority Banks, all account debtors shall be directed to make payments directly, to the Administrative Agent, the proceeds deposited to such account, following receipt of good funds, to be credited to the Company's general operating account with the Administrative Agent in the absence of any Default or Event of Default.

          (b)     All obligations of the Company under
this Agreement, each of the Notes and all other Loan
Documents shall be unconditionally guaranteed by the Guarantors pursuant to the Guaranty.

                      ARTICLE III

                 THE LETTERS OF CREDIT

     3.01     THE LETTER OF CREDIT FACILITY.

          (a)     On the terms and conditions set forth
herein (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Execution Date to the Termination Date to issue Letters of Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with Subsections 3.02(c) and 3.02(e), and (B) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of the Company; provided, that the Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if, as of the date of Issuance of such Letter of Credit (the "Issuance Date"), after giving effect to such Issuance, (1) the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans would exceed the lesser of (x) the combined Commitments and (y) the Borrowing Base, or (2) the Effective Amount of the L/C Obligations would exceed the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

          (b)     The Issuing Bank is under no
obligation to Issue any Letter of Credit if: (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing
Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Execution Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Execution Date and which the Issuing Bank in good faith deems material to it; (ii) the Issuing Bank has received written notice from any Bank, the Administrative Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied; (iii) the expiry date of any requested Letter of Credit is (A) more than 360 days after the date of Issuance, unless the Issuing Bank and the Majority Banks have approved such expiry date in writing, or (B) after the Termination Date, unless all of the Banks have approved such expiry date in writing;
(iv) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit; (v) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank; (vi) any Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person; or (vii) if such Letter of Credit is issued to support workmen's compensation liabilities and the face amount is more than $1,000,000.

     3.02     ISSUANCE, AMENDMENT AND RENEWAL OF LETTERS
OF CREDIT.

          (a)     Each Letter of Credit shall be issued
two (2) Business Days after receipt by the Issuing Bank
(if received by the Issuing Bank no later than 10:00 a.m. Chicago time) of an irrevocable written request from the Company (with a copy sent by the Company to the Administrative Agent) or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank such matters as the Issuing Bank may require.

          (b)     At least two Business Days prior to
the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of the L/C Application or L/C Amendment
Application from the Company and, if the Administrative
Agent has not received such copy, the Issuing Bank will provide the Administrative Agent with a copy thereof.
Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Administrative Agent (A) directing the Issuing
Bank not to issue such Letter of Credit because such issuance is not then permitted under Subsection 3.01(b);
or (B) that one or more conditions specified in Article
V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuing Bank's usual and customary business practices.

          (c)     From time to time while a Letter of
Credit is outstanding and prior to the Termination Date, the Issuing Bank will, upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Administrative Agent) at or before 10:00 a.m. Chicago Time at least two (2) Business Days
(or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion), amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, and made in such form as the Issuing Bank may require.
The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

          (d)     Upon receipt of notice from the
Issuing Bank, the Administrative Agent will promptly notify the Banks of the Issuance of a Letter of Credit and any amendment thereto.

          (e)     If any outstanding Letter of Credit
shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, the Issuing Bank shall be permitted to allow such Letter of Credit to renew, and the Company and the Banks hereby authorize such renewal. The Issuing Bank shall not be obligated to allow such Letter of Credit to renew if the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit under the terms of this Agreement.

          (f)     The Issuing Bank may, at its election
(or as required by the Administrative Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Termination
Date.

          (g)     This Agreement shall control in the
event of any conflict with any L/C-Related Document
(other than any Letter of Credit).

          (h)     The Issuing Bank will also deliver to
the Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

     3.03     EXISTING BANK OF AMERICA LETTERS OF
CREDIT, RISK PARTICIPATIONS, DRAWINGS AND
REIMBURSEMENTS.

          (a)     On and after the Execution Date, the
Existing Bank of America Letters of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to Subsections 3.08(a) and 3.08(c), and reimbursement of costs and expenses to the extent provided herein, Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing
Bank on the Execution Date a participation in each such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Bank's Pro Rata
Share times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of SECTION 2.01 and Subsection 2.09(b), the Existing Bank of America Letters of Credit shall be deemed to utilize pro rata the Commitment of each Bank.

          (b)     Immediately upon the Issuance of each
Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of SECTION 2.01, each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation.

          (c)     In the event of any request for a
drawing under a Letter of Credit by the beneficiary thereof, the Issuing Bank will promptly notify the Company. The Company shall reimburse the Issuing Bank prior to 10:00 a.m. (San Francisco, California time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor
Date"), in an amount equal to the amount so paid by the Issuing Bank. In the event the Company fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 10:00 a.m. (San
Francisco, California time) on the Honor Date, the Issuing Bank will promptly notify the Administrative
Agent and the Administrative Agent will promptly notify each Bank thereof, and the Company shall be deemed to have requested that Base Rate Loans be made by the Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Commitments and subject to the conditions set forth in Article V. Any notice given by the Issuing
Bank or the Administrative Agent pursuant to this Subsection 3.03(c) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (d)     Each Bank shall upon any notice
pursuant to Subsection 3.03(c) make available to the Administrative Agent for the account of the relevant
Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Banks shall (subject to Subsection 3.03(e)) each be deemed to have made a Revolving Loan consisting of a Base Rate
Loan to the Company in that amount. If any Bank so notified fails to make available to the Administrative
Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the drawing by no later than 12:00 noon (San Francisco, California time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The
Administrative Agent will promptly give notice to each Bank of the occurrence of the Honor Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this SECTION 3.03.

          (e)     With respect to any unreimbursed
drawing that is not converted into Revolving Loans consisting of Base Rate Loans to the Company in whole or in part, because of the Company's failure to satisfy the conditions set forth in Article V or for any other reason, the Company shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum, and each Bank's payment to the Issuing Bank pursuant to Subsection 3.03(d) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this SECTION 3.03.

          (f)     Each Bank's obligation in accordance
with this Agreement to make the Revolving Loans or L/C
Advances, as contemplated by this SECTION 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Company or any other
Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Revolving Loans under this SECTION 3.03 is subject to the conditions set forth in Article V.

     3.04     REPAYMENT OF PARTICIPATIONS.

          (a)     When the Administrative Agent receives
(and only if the Administrative Agent receives), for the account of the Issuing Bank, immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Administrative
Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to
SECTION 3.03 or (ii) in payment of interest thereon, the Administrative Agent will pay to each Bank, in the same funds as those received by the Administrative Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing
Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Administrative Agent for the account of the Issuing
Bank.

          (b)     If the Administrative Agent or the
Issuing Bank is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Administrative Agent for the account of the Issuing Bank pursuant to Subsection 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Administrative Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Administrative Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

     3.05     ROLE OF THE ISSUING BANK.

          (a)     Each Bank and the Company agree that,
in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and other documents, if any, expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

          (b)     No Agent-Related Person nor any of the
respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-
Related Document.

          (c)     The Company hereby assumes all risks
of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of
SECTION 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that the Company may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Bank's willful misconduct or gross negligence in failing to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft, certificate(s) and other documents, if any, strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary;
and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     3.06     OBLIGATIONS ABSOLUTE. The
obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing
Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following: (i) any lack of validity or enforceability of this Agreement or any L/C-
Related Document; (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-
Related Documents; (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction; (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit; (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding; (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

     3.07     CASH COLLATERAL PLEDGE. Upon
(i) the request of the Administrative Agent, (A) if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (B) if, as of the Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in Subsection 2.07(b) requiring the Company to Cash Collateralize Letters of Credit, then, the Company shall immediately Cash Collateralize the L/C Obligations in an amount equal to the L/C
Obligations.

     3.08     LETTER OF CREDIT FEES.

          (a)     The Company shall pay to the
Administrative Agent for the account of each of the Banks a letter of credit fee (the "Risk Participation
Fee") with respect to the Letters of Credit equal to (i) the percent per annum therefor specified in Schedule
2.02 corresponding to the applicable pricing level determined in accordance therewith multiplied by (ii) the average daily maximum amount available to be drawn on the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Administrative Agent. Such Risk Participation Fee shall be due and payable quarterly in arrears on the last
Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Execution
Date, through the Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Termination Date (or such later expiration date).

          (b)     The Company shall pay to the
Administrative Agent for the account of the Issuing Bank a letter of credit fronting fee (the "Fronting Fee") for each Letter of Credit Issued by the Issuing Bank equal to .125% per annum of the average daily maximum amount available to be drawn on the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter.

          (c)     The Company shall pay to the Issuing
Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

     3.09     CASH COLLATERALIZATION.

          (a)     If any Event of Default shall occur
and be continuing, the Company agrees that it shall on the Business Day it receives notice from the Administrative Agent, acting upon instructions of the Majority Banks, deposit in an account (the "Cash
Collateral Account") held by the Administrative Agent, for the benefit of the Banks, an amount in cash equal to the Letter of Credit Obligations as of such date. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Cash collateral shall be held in a blocked, non-interest bearing account held by the Administrative Agent or any Affiliate of the Administrative Agent upon such terms and in such type of account as customary at that depository institution.
The Company shall pay any fees charged by such depository institution which fees are of the type customarily charged by such institution with respect to such accounts. Moneys in such account shall (i) be applied by the Administrative Agent to the payment of Letter of Credit Borrowings and interest thereon, (ii) be held for the satisfaction of the reimbursement obligations of the Company in respect of Letters of Credit, and (iii) if the maturity of the Loans has been accelerated, with the consent of the Majority Banks, be applied to satisfy the Obligations (pro rata with any obligations to the Swap Providers under Specified Swap
Contracts then due and payable, in accordance with the Security Agreement).

          (b)     As security for the payment of all
Obligations, the Company hereby grants, conveys, assigns, pledges, sets over and transfers to the Administrative Agent, and creates in the Administrative
Agent's favor a Lien on, and security interest, in all money, instruments and securities at any time held in or acquired in connection with the Cash Collateral Account, together with all proceeds thereof. At any time and from time to time, upon the Administrative Agent's request, the Company promptly shall execute and deliver any and all such further instruments and documents as may be necessary, appropriate or desirable in the Administrative Agent's judgment to obtain the full benefits (including perfection and priority) of the security interest created or intended to be created by this Subsection 3.09(b) and of the rights and powers herein granted.

     3.10     UNIFORM CUSTOMS AND PRACTICE. The
Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce ("UCP") most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

                       ARTICLE IV

         TAXES, YIELD PROTECTION AND ILLEGALITY

     4.01     TAXES.

          (a)     Any and all payments by the Company to
each Bank or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Company shall pay all Other
Taxes.

          (b)     The Company agrees to indemnify and
hold harmless each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this SECTION) paid by the Bank or the Administrative Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Administrative Agent makes written demand therefor.

          (c)     If the Company shall be required by
law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, then: (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this SECTION) such Bank or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made; (ii) the Company shall make such deductions and withholdings;
(iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and (iv) the Company shall also pay to each Bank or the Administrative Agent for the account of such Bank, at the time interest is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed.

          (d)     Within 30 days after the date of any
payment by the Company of Taxes or Other Taxes, the Company shall furnish the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

          (e)     If the Company is required to pay
additional amounts to any Bank or the Administrative
Agent pursuant to subsection (c) of this SECTION, then upon written request of the Company such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending
Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

     4.02     ILLEGALITY.

          (a)     If any Bank determines that the
introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental
Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate
Loans, then, on notice thereof by the Bank to the Company through the Administrative Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Administrative
Agent and the Company that the circumstances giving rise to such determination no longer exist.

          (b)     If a Bank determines that it is
unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Administrative
Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under SECTION 4.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore
Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate
Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected
Bank, in the amount of such repayment, a Base Rate Loan.

          (c)     If the obligation of any Bank to make
or maintain Offshore Rate Loans has been so terminated or suspended, all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Base
Rate Loans.

          (d)     Before giving any notice to the
Administrative Agent under this SECTION, the affected
Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

     4.03     INCREASED COSTS AND REDUCTION OF RETURN.

          (a)     If any Bank determines that, due to
either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other
Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative
Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

          (b)     If any Bank shall have determined that
(i) the introduction of any Capital Adequacy Regulation,
(ii) any change in any Capital Adequacy Regulation,
(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital
Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Administrative Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

     4.04     FUNDING LOSSES. The Company
shall reimburse each Bank and hold each
Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of: (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan; (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/
Continuation (including by reason of the failure to satisfy any condition precedent thereto); (c) the failure of the Company to make any prepayment in accordance with any notice delivered under SECTION 2.06;
(d) the prepayment (including pursuant to SECTION 2.07 or 2.08) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or (e) the automatic conversion under SECTION 2.04 of any Offshore
Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this SECTION and under Subsection
4.03(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore
Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

     4.05     INABILITY TO DETERMINE RATES. If
the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest
Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to Subsection
2.08(b)(i) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Administrative Agent will promptly so notify the Company and each Bank.
Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Administrative Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

     4.06     CERTIFICATES OF BANKS. Any Bank
claiming reimbursement or compensation under this Article IV shall deliver to the Company (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

     4.07     SUBSTITUTION OF BANKS. Upon the
receipt by the Company from any Bank (an
"Affected Bank") of a notice of illegality under SECTION
4.02 or a claim for compensation under SECTION 4.03, or the Company being or becoming liable with respect to payments hereunder to any Bank (also an "Affected Bank") for any Taxes pursuant to SECTION 4.01 assessed at a rate in excess of the rate of any such Taxes for which it is liable with respect to payments to any other Bank hereunder, the Company may: (i) request the Affected
Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Administrative Agent (a "Replacement Bank") to acquire and assume all or a ratable part of all of such Affected
Bank's Loans and Commitment, and, if such Affected Bank or any Affiliate thereof is a Swap Provider, all specified Swap Contracts of such Affected Bank and its Affiliates; (ii) request one more of the other Banks to acquire and assume all or part of such Affected Bank's
Loans and Commitment, and, if such Affected Bank or any Affiliate thereof is a Swap Provider, all specified Swap
Contracts of such Affected Bank and its Affiliates, but none of the Banks shall have any obligation to do so; or
(iii) designate a Replacement Bank satisfactory to the Administrative Agent. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Administrative Agent which consent shall not be unreasonably withheld.

     4.08 SURVIVAL. The agreements and obligations of the Company in this Article IV shall survive the payment of all other Obligations.

                      ARTICLE V

                 CONDITIONS PRECEDENT

     5.01     CONDITIONS OF INITIAL CREDIT EXTENSIONS.
The obligation of each Bank to make its initial Credit
Extension and the obligation of the Issuing Bank to issue the first Letter of Credit, hereunder is subject to the condition that the Administrative Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Administrative Agent and each Bank, and in sufficient copies for each Bank:

          (a)     CREDIT AGREEMENT, NOTES, GUARANTY,
PERFECTION CERTIFICATE AND INITIAL BORROWING BASE REPORT
AND COMPLIANCE CERTIFICATE. This Agreement, the Notes, and the Guaranty executed by each party thereto, a certificate in such form and detail as the Administrative Agent may require as to matters relating to the Collateral and perfection of security interests therein, an initial Borrowing Base Report for the month ended November 30, 1998 and an initial Compliance
Certificate for the quarter ended September 30, 1998;

          (b)     CERTIFICATE REGARDING EXISTING INDEBTEDNESS.
A certificate signed by a Responsible Officer of the Company, certifying as to the Indentures, including in each case all schedules, exhibits and other attachments thereto, as then in effect, and as to the Company's compliance with SECTION 8.11 in respect thereof;

          (c)     RESOLUTIONS; INCUMBENCY ORGANIZATION
DOCUMENTS. (i) Resolutions of the board of directors of the Company and each Guarantor authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person;
(ii) Certificates of the Secretary or Assistant
Secretary of the Company and each Guarantor certifying the names and true signatures of the officers or such Person authorized to execute, deliver and perform, as applicable, this Agreement, the Notes, the Guaranties and all other Loan Documents to be delivered by it hereunder; and (iii) Articles or certificates of incorporation and the bylaws of the Company and each Guarantor as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the such Person as of the Closing Date;

          (d)     CERTIFICATE (ORGANIZATION,
QUALIFICATION AND GOOD STANDING). A certificate signed by a Responsible Officer, dated as of the Execution
Date, identifying those states in which the ownership, lease or operation of property or the conduct of its business requires the Company and each of the Guarantors, respectively, to be qualified or licensed to do business as a foreign corporation, and attaching thereto, with respect to the Company and each of the Guarantors, respectively, certificates of the Secretary of State (and/or similar applicable Governmental
Authority) of its state of incorporation or organization and each such state where it is so required to be qualified or licensed to do business as a foreign corporation, certifying as of a recent date each such Person's existence or qualification, as applicable, and good standing in each such jurisdictions;

          (e)     LEGAL OPINIONS. Copies of (i) a
favorable opinion of Kim Bullerdick, Counsel to the Company, addressed to the Administrative Agent and the Banks, substantially in the form of Exhibit "D-1"; and
(ii) a favorable opinion of Fennemore Craig, P.C., special counsel to the Company, addressed to the Administrative Agent and the Banks, substantially in the form of Exhibit D-2;

          (f)     PAYMENT OF FEES. Evidence
of payment by the Company of all accrued and unpaid fees, costs and expenses owed pursuant to this Agreement and the Fee Letter to the extent then due and payable on the Closing Date, together with Attorney
Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent's estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Administrative Agent); including any such costs, fees and expenses arising under or referenced in SECTIONs 2.09 and 11.04;

          (g)     CERTIFICATE (REPRESENTATIONS AND
WARRANTIES, ETC.). A certificate signed by a Responsible
Officer, dated as of the Closing Date, stating that (i) the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date; (ii) no Default or Event of Default exists or would result from the Credit Extension being made on the Closing Date; (iii) no litigation is pending or threatened against the Company or any Subsidiary in which there is a reasonable probability of an adverse decision which would result in a Material
Adverse Effect; and (iv) there has occurred since
September 30, 1998, no event or circumstance that has resulted or would reasonably be expected to result in a Material Adverse Effect;

          (h)     TERMINATION OF THE 1995 GIANT CREDIT
FACILITY. Evidence of the termination of the Credit
Agreement dated as of October 4, 1995 among the Company, as borrower, Giant Industries Arizona, Inc., Ciniza
Production Company, San Juan Refining Company, Giant
Exploration & Production Company and Giant Four Corners,
Inc., as guarantors, Bank of America, as administrative agent, Bank of America Illinois, as a bank and as letter of credit issuing bank and the other financial institutions parties thereto, as amended;

          (i)     COLLATERAL DOCUMENTS. The Collateral
Documents, executed by the Company, in appropriate form for recording, where necessary, together with:

               (i) acknowledgment copies of all UCC-l
     financing statements filed, registered or recorded to perfect the security interests of the Administrative Agent for the benefit of the Banks, or other evidence satisfactory to the Administrative Agent that there has been filed, registered or recorded all financing statements and other filings, registrations and recordings necessary and advisable to perfect the Liens of the Administrative Agent for the benefit of the Banks in accordance with applicable law;

               (ii) written advice relating to
     such Lien and judgment searches
     as the Administrative Agent shall have
     requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons;

               (iii) funds sufficient to pay
     any filing or recording tax or fee
     in connection with any and all UCC-1
     financing statements;

               (iv) evidence that the
     Administrative Agent has been named as
     loss payee under all policies of casualty insurance pertaining to the Collateral;

               (v) such consents, estoppels,
     subordination agreements and
     other documents and instruments executed by landlords and other Persons party to material contracts relating to any
     Collateral as to which the Administrative
     Agent shall be granted a Lien for the
     benefit of the Banks, as requested by the Administrative Agent or any Bank; and

               (vi) evidence that all other
     actions necessary or, in the
     opinion of the Administrative Agent or the Banks, desirable to perfect and protect the first priority Lien created by the Collateral Documents, and to enhance the Administrative Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken; and

          (j)     OTHER DOCUMENTS. Such other
approvals, opinions, documents or materials as the Administrative Agent or any Bank may request.

     5.02     CONDITIONS TO ALL CREDIT EXTENSIONS.
The obligation of each Bank to make any Revolving
Loan to be made by it (including its initial Revolving
Loan) or to continue or convert any Revolving Loan under
SECTION 2.04 and the obligation of the Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing
Date, Conversion/Continuation Date or Issuance Date:

          (a)     NOTICE, APPLICATION. The
Administrative Agent shall have received a timely
Notice of Borrowing or a timely Notice of Conversion/Continuation, as applicable, or, in the case of any Issuance of any Letter of Credit, the Issuing
Bank and the Administrative Agent shall have received an L/C Application or L/C Amendment Application, as required under SECTION 3.02;

          (b)     CONTINUATION OF REPRESENTATIONS AND
WARRANTIES. The representations and warranties in Article VI shall be true and correct on and as of such Borrowing
Date, Issuance Date or Conversion/Continuation Date with the same effect as if made on and as of such Borrowing
Date, Issuance Date or Conversion/Continuation Date
(except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

          (c)     NO EXISTING DEFAULT. No Default or
Event of Default shall exist or shall result from such Borrowing or continuation or conversion;

          (d)     NO MATERIAL ADVERSE EFFECT. No event
or circumstance shall have occurred that has resulted or would reasonably be expected to result in a Material
Adverse Effect; and

          (e)     NO FUTURE ADVANCE NOTICE. Neither the
Administrative Agent nor any Bank shall have received any notice that any Collateral Document will no longer secure on a first priority basis future advances or future Loans to be made or extended under this Agreement.

Each Notice of Borrowing, Notice of Conversion/Continuation and L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, Conversion/Continuation Date, or Issuance Date, as applicable, that the conditions in SECTION 5.02 are satisfied.

                       ARTICLE VI

             REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Administrative Agent and each Bank that:

     6.01     CORPORATE EXISTENCE AND POWER. The
Company and each of its Material Subsidiaries:
(a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has the power and authority and all material governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents; (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and (d) is in compliance in all material respects with all Requirements of Law; except, in each case referred to in clause (b), (c) and (d), to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

     6.02     CORPORATE AUTHORIZATION; NO CONTRAVENTION.
The execution, delivery and performance by the Company and its Subsidiaries of this Agreement and each other Loan Document to which such Person is a party, have been duly authorized by all necessary corporate action, and do not and will not: (a) contravene the terms of any of that Person's Organization Documents;
(b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or (c) violate any Requirement of Law.

     6.03     GOVERNMENTAL AUTHORIZATION. No
approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of this Agreement or any other Loan
Document to which it is a party.

     6.04     BINDING EFFECT. This Agreement and each
other Loan Document to which the Company or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Company and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     6.05 LITIGATION. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which: (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby;
or (b) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the Acquisition, execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     6.06 NO DEFAULT. No Default or Event of Default exists or would be reasonably expected to result from the incurring of any Obligations by the Company or from the grant or perfection of the Liens of the Administrative Agent and the Banks on the Collateral. Neither the Company nor any Material Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under Subsection 9.01(e).

     6.07     ERISA COMPLIANCE.

          (a)     Each Plan is in compliance in all
material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each
Plan which is intended to qualify under SECTION 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA
Affiliate has made all required contributions to any Plan subject to SECTION 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to SECTION 412 of the Code has been made with respect to any Plan.

          (b)     There are no pending or, to the best
knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse
Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse
Effect.

          (c)     (i) No ERISA Event has occurred or is
reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the
Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title
IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under SECTION 4007 of ERISA); (iv) neither the Company nor any ERISA
Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under SECTION 4219 of ERISA, would result in such liability) under SECTION 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to SECTION 4069 or 4212(c) or ERISA.

     6.08     USE OF PROCEEDS; MARGIN REGULATIONS.
The proceeds of the Loans shall be used solely for the purposes set forth in and permitted by SECTION 7.13 and SECTION 8.07. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.
Margin Stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries, and the Company does not have any present intention that Margin Stock will constitute more than 25% of the value of such assets.

     6.09     TITLE TO PROPERTIES. The
Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, or other sufficient title to all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse
Effect. The property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

     6.10     TAXES. The Company and its Subsidiaries
have filed all Federal tax returns and reports required to be filed, and have paid all Federal taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP.
The Company and its Subsidiaries have filed all material state and other material non-Federal tax returns and reports required to be filed, and have paid all material state and other material non-Federal taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, except where failure to do so would not reasonably be expected to have a Material
Adverse Effect. To the Company's knowledge, there is no proposed tax assessment against the Company or any Subsidiary that would, if made, reasonably be expected to have a Material Adverse Effect.

     6.11     FINANCIAL CONDITION. The unaudited
consolidated financial statements of the Company and its Subsidiaries dated September 30, 1998, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date: (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby (subject to ordinary, good faith year-end adjustments); and (iii) show all material Indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations. Since September 30, 1998, there has been no Material Adverse Effect.

     6.12     ENVIRONMENTAL MATTERS. The Company
conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing
Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and Environmental Claims would not, individually or in the aggregate, reasonably be expected to have a Material
Adverse Effect.

     6.13     REGULATED ENTITIES. None of the
Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to any provision of the Public Utility Holding Company Act of 1935, the
Federal Power Act, the Interstate Commerce Act or any state public utilities code, or of any other Federal or state statute or regulation, limiting its ability to incur Indebtedness.

     6.14     No Burdensome Restrictions. Neither the
Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which would reasonably be expected to have a Material
Adverse Effect.

     6.15     COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES,
ETC. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the material patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, would reasonably be expected to have a Material
Adverse Effect.

     6.16     SUBSIDIARIES. As of the Execution Date, the
Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 6.16 hereto and has no material equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 6.16.

     6.17 INSURANCE. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

     6.18 FULL DISCLOSURE. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, written statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan
Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Execution Date), taken as whole, contains any untrue statement of a material fact known to the Company or omits any material fact known to the Company required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

     6.19 SOLVENCY. The Company and its Subsidiaries, taken as a whole, and the Company, individually, and each of the Guarantors, individually, is Solvent.

     6.20 YEAR 2000. The Company reasonably believes that the Year 2000 Problem, including costs of remediation, will not result in a Material Adverse Effect. The Company is developing feasible contingency plans adequately to ensure uninterrupted and unimpaired business operation in the event of failure of its own or a third party's systems or equipment due to the Year 2000 Problem.

     6.21 LABOR RELATIONS. There is (i) no significant unfair labor practice complaint pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against any of them, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries and (iii) to the knowledge of the Company, no union representation question existing with respect to the employees of the Company or any of its Subsidiaries and, to the knowledge of the Company, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse
Effect.

     6.22     COLLATERAL DOCUMENTS.

          (a)     The provisions of each of the
Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Banks, a legal, valid and enforceable first priority security interest in all right, title and interest of the Company and its Subsidiaries in the collateral described therein; and financing statements have been filed in the offices in all of the jurisdictions listed in the schedule to the Security Agreement.

          (b)     All representations and warranties of
the Company and any of its Subsidiaries party thereto contained in the Collateral Documents are true and correct in all material respects.

                      ARTICLE VII

                 AFFIRMATIVE COVENANTS

     So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

     7.01 FINANCIAL STATEMENTS. The Company shall maintain for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP and deliver to the Administrative Agent, with sufficient copies for each Bank:

          (a)     As soon as available, but not later
than 90 days after the end of each fiscal year a copy of the annual audited consolidated financial statement of the Company as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and such financial statements shall be accompanied by the opinion of a nationally recognized independent public accounting firm
(the "Independent Auditor"), which opinion shall state that such consolidated financial statements present fairly in all material respects the financial position and results of operations of the Company and its Consolidated Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records; and

          (b)     As soon as available, but not later
than 45 days after the close of each of the first three quarterly periods each fiscal year, a copy of the unaudited consolidated balance sheet of the Company as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and its Consolidated Subsidiaries.

     7.02 CERTIFICATES; OTHER INFORMATION. The Company shall furnish to the Administrative Agent, with sufficient copies for each Bank:

          (a)     As soon as available, but not later
than 24 days after the close of each month until the Termination Date, a Borrowing Base Report in the form of Exhibit "H" hereto, certified by a Responsible Officer as fairly presenting the Eligible Refinery Hydrocarbon
Inventory and Eligible Accounts Receivable as of the last day of the immediately preceding month;

          (b)     concurrently with the delivery of the
financial statements referred to in subsections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

          (c)     promptly, copies of all financial
statements and reports that the Company sends to its shareholders, and, promptly after the filing thereof, copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC;

          (d)     promptly, copies of all annual earnout
payment reports delivered by San Juan Refining Company or Giant Industries Arizona, Inc. to the Sellers and any written objections thereto furnished by Sellers to San
Juan Refining Company or Giant Industries Arizona, Inc.
under the Purchase Agreement; and

          (e)     promptly, such additional information
regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Administrative
Agent, at the request of any Bank, may from time to time reasonably request.

     7.03 NOTICES. The Company shall promptly notify the Administrative Agent:

          (a)     of the occurrence of any Default or
Event of Default, and of the occurrence or existence of any event or circumstance that would reasonably be expected to become a Default or Event of Default;

          (b)     of any matter that has resulted or may
reasonably be expected to result in a Material Adverse
Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental
Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary; including pursuant to any applicable Environmental Laws;

          (c)     of the occurrence of any of the
following events affecting the Company or any ERISA
Affiliate (but in no event more than 10 days after such event), and deliver to the Administrative Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event: (i) an ERISA Event; (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;
(iii) the adoption of, or the commencement of contributions to, any Plan subject to SECTION 412 of the Code by the Company or any ERISA Affiliate; or (iv) the adoption of any amendment to a Plan subject to SECTION
412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;

          (d)     of any material change in accounting
policies or financial reporting practices by the Company or any of its consolidated Subsidiaries;

          (e)     of the entry by the Company or any of
its Subsidiaries into any Specified Swap Contract, specifying the identity of the Swap Provider, the notional amount, the nature of the Specified Swap
Contract and such other information as the Administrative Agent reasonably may request;

          (f)     of the occurrence of any default,
event of default, termination event or other event under any Specified Swap Contract that after the giving of notice, passage of time or both, would permit either counterparty to such Specified Swap Contract to terminate early any or all trades relating to such contract, and the liability, if any, of the Company or Subsidiary, as applicable, in the event thereof;

          (g)     upon the request from time to time of
the Administrative Agent, the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then outstanding
Swap Contracts to which the Company or any of its Subsidiaries is party; and

          (h)     of the formation or acquisition of any
Material Subsidiary.

          Each notice under this SECTION shall be
accompanied by a written statement by a Responsible
Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection
7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan
Document that have been (or foreseeably will be) breached or violated.

     7.04     PRESERVATION OF CORPORATE EXISTENCE, ETC.
The Company shall, and shall cause each of its Material Subsidiaries to:

          (a)     preserve and maintain in full force
and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation except where the failure to do so would not reasonably be expected to have a Material Adverse
Effect;

          (b)     preserve and maintain in full force
and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except where the failure to do so would not reasonably be expected to have a Material Adverse
Effect;

          (c)     use reasonable efforts, in the
ordinary course of business, to preserve its business organization and goodwill except where the failure to do so would not reasonably be expected to have a Material
Adverse Effect; and

          (d)     preserve or renew all of its
registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     7.05 MAINTENANCE OF PROPERTY. The Company shall, and shall cause each of its Material Subsidiaries to, maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and to use the standard of care typical in the industry in the operation and maintenance of its facilities except where the failure to do so would not reasonably be expected to have a Material Adverse
Effect.

     7.06 INSURANCE. In addition to any other insurance requirements set forth in the Security Documents, the Company shall, and shall cause each of its Subsidiaries to, maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons except where the failure to do so would not reasonably be expected to have a Material Adverse
Effect.

     7.07 PAYMENT OF OBLIGATIONS. The Company shall, and shall cause each of its Material Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including: (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company, such Guarantor or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property;
and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; except where the failure to do so would not reasonably be expected to have a Material Adverse
Effect.

     7.08 COMPLIANCE WITH LAWS. The Company shall, and shall cause each of its Subsidiaries to, comply in all material respects with all Requirements of Law of any Governmental
Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except (x) such as may be contested in good faith or as to which a bona fide dispute may exist or (y) where the failure to do so would not reasonably be expected to have a Material
Adverse Effect.

     7.09 COMPLIANCE WITH ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law;
(b) cause each Plan which is qualified under SECTION 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to
SECTION 412 of the Code.

     7.10     INSPECTION OF PROPERTY AND BOOKS AND
RECORDS. The Company shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Guarantor.
The Company and each Guarantor shall, and shall cause each of their Subsidiaries to, permit, representatives and independent contractors of the Administrative Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Administrative Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

     7.11 ENVIRONMENTAL LAWS. The Company shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws except where the failure to do so would not reasonably be expected to have a Material
Adverse Effect.

     7.12     NEW SUBSIDIARY GUARANTORS; NEW SUBSIDIARY
SECURITY AGREEMENTS.

          (a)     If, at any time after the date of this
Agreement, there exists any Subsidiary organized under the laws of any state in the United States of America that (a) total assets with a book value of $2,000,000 or more or (b) executes a guaranty agreement with respect to the Indentures or any other indebtedness for borrowed money, then the Company shall cause each such Subsidiary to do the following: (i) execute and deliver to the Administrative Agent a Supplemental Guaranty and (ii) furnish the Administrative Agent with a written opinion of counsel for each such Subsidiary Guarantor in substantially the form set forth in Exhibit "D"; in each case with such revisions as may be reasonably requested by the Administrative Agent or the Banks.

          (b)     The Company also shall cause each
Person that becomes a Subsidiary after the date of this Agreement (including any "inactive" Subsidiary that resumes active business at any time after the date of this Agreement) to (i) execute and deliver to the Administrative Agent a Security Agreement in substantially the form of Exhibit I in favor of the Administrative Agent, the Banks and the other Swap
Providers, together with such financing statements and other documents and instruments related thereto as the Administrative Agent or the Majority Banks may require;
(ii) take all other actions necessary or, in the opinion of the Administrative Agent or the Majority Banks, desirable to perfect and protect the first priority Lien created by the Collateral Documents, and to enhance the Administrative Agent's ability to preserve and protect its interests in and access to the Collateral; and (iii) furnish the Administrative Agent with a written opinion of counsel for each such Person in substantially the form set forth in Exhibit D; in each case with such revisions as may be reasonably requested by the Administrative Agent or the Banks.

     7.13     USE OF PROCEEDS.  The Company shall use
the proceeds of the Revolving Loans (a) to refinance existing indebtedness under that certain Credit
Agreement dated October 4, 1995, by and among the Company, the Administrative Agent and the financial institutions parties thereto, (b) to make capital contributions and loans to the Guarantors for working capital expenditures, (c) for the issuance of standby letters of credit pursuant to Article III hereof in the ordinary course of business and (d) for Acquisitions otherwise permitted in accordance with the terms hereof;
provided that the aggregate amount of proceeds used to finance Acquisitions during the term hereof (excluding amounts, not in excess of $9,000,000, used to finance the acquisition of assets by the Company or by Giant
Four Corners, Inc. from Thriftway Marketing Corp. and
Clayton Investment Company and their affiliates and related companies pursuant to the terms of the Definitive Agreement dated April 18, 1997 by and between
Giant Four Corners, Inc., Thriftway Marketing Corp. and
Clayton Investment Company, and the associated purchase and sale agreements as provided therein) shall not exceed $10,000,000.

     7.14     SUBORDINATED INDEBTEDNESS.  The Company
shall maintain at least $150,000,000 in Subordinated
Notes outstanding at all times throughout the term hereof.

     7.15     YEAR 2000.     The Company has completed
or accomplished, or will complete or accomplish, the following:

               1.     By September 30, 1998, prepare a
          detailed project plan and budget
          for ensuring that the Year 2000
          problem is successfully addressed
          in all material respects as it
          pertains to the Company's own
          business, properties or operations;

               2.     By December 31, 1998, prepare a
          comprehensive, detailed inventory
          and assessment of the risk posed by
          the Year 2000 problem as it may
          affect the Company's own business,
          properties or operations; and
          containing contingency plans to
          mitigate the effects of any third
          party's unexpected failure to
          address the Year 2000 problem;

               3.     By April 30, 1999, renovate all
          material systems and equipment
          affected by the Year 2000 problem
          to cause them to perform correctly
          date-sensitive functions for
          relevant date data from before and
          after December 31, 1999 ("Year 2000
          Compliance") or replace them with
          technology not so affected, and
          commence testing;

               4.     By January 1, 1999, make detailed
          inquiry of material suppliers,
          vendors and customers of the
          Company, to ascertain whether such
          persons are aware of the need to
          address the Year 2000 problem and
          whether they are taking appropriate
          steps to do so; and

               5.     By April 30, 1999, complete testing
          and installation of all material
          systems and equipment to ensure
          timely Year 2000 Compliance.

     7.16 FURTHER ASSURANCES. Promptly upon request by the Administrative Agent or the Majority Banks, the Company shall (and shall cause any of its Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Administrative Agent or such Banks, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document,
(ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents,
(iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral
Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent and Banks the rights granted or now or hereafter intended to be granted to the Banks under any Loan Document or under any other document executed in connection therewith.

                      ARTICLE VIII

                   NEGATIVE COVENANTS

     So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

     8.01 Limitation on Liens. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following
("Permitted Liens"):

          (a)     any Lien (other than a Lien on the
Collateral) existing on property of the Company or any Subsidiary on the Execution Date and set forth in
Schedule 8.01 securing Indebtedness outstanding on such date;

          (b)     any Lien created under any Loan
Document;

          (c)     Liens for taxes, fees, assessments or
other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by SECTION 7.07;

          (d)     carriers', warehousemen's, mechanics',
landlords', materialmen's, repairmen's or other similar non-consensual statutory Liens (including statutory liens in favor of mineral interest owners, securing only amounts due for the purchase price, state royalty and taxes in respect of product severed from a production unit in New Mexico in which such interest owner owns an interest) arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

          (e)     Liens (other than any Lien imposed by
ERISA and other than Liens on the Collateral) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

          (f)     Liens (other than Liens on the
Collateral) on the property of the Company, any Guarantor or any Subsidiary of any such Person securing
(i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds not exceeding $3,000,000 in the aggregate, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business;

          (g)     easements, rights-of-way,
restrictions, defects or other exceptions to title and other similar encumbrances with respect to real property incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

          (h)     Liens (other than Liens on the
Collateral) arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company, (ii) the Company (or applicable Subsidiary) maintains (subject to such right of set off) dominion and control over such account(s), and (iii) such deposit account is not intended by the Company, any Guarantor or any Subsidiary to provide cash collateral to the depository institution;

          (i)     Liens (other than Liens on the
Collateral) on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property after the date hereof; provided that (i) any such Lien has attached prior to acquisition of such property or attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests, together with all other Indebtedness securing Liens permitted under Subsection 8.01(j) below, shall not exceed
$5,000,000 in the aggregate at any time outstanding; and

          (j)     Any Liens (other than Liens on the
Collateral) not otherwise described in Subsection
8.01(a) through (h) above, provided that the Indebtedness and other obligations secured by such Liens, together with all other Indebtedness securing
Liens permitted under Subsection 8.01(i), shall not at any time exceed $5,000,000 in the aggregate at any time outstanding.

     8.02 DISPOSITION OF ASSETS. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) (collectively, "Dispositions") any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

          (a)     Dispositions of inventory, or used,
worn-out or surplus equipment, all in the ordinary course of business;

          (b)     The sale of equipment to the extent
that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

          (c)     Dispositions of assets by the Company
or any Subsidiary to the Company or any Subsidiary;

          (d)     Dispositions permitted pursuant to
SECTION 8.03;

          (e)     Dispositions of assets under an
arrangement in the ordinary course of business whereby the Company or any Subsidiary would then or thereafter lease as lessee such assets under a Synthetic Lease;
provided that (i) at the time of such Disposition, no Event of Default shall exist or shall result from such Disposition, (ii) the aggregate book value of all such assets disposed of pursuant to this Subsection 8.02(e) does not exceed $52,500,000 and (iii) the net proceeds of such Disposition are used by the Company to repay
Loans then outstanding; and

          (f)     Dispositions of assets not otherwise
permitted hereunder which are made for fair market value, provided, that (i) at the time of any such Disposition, no Event of Default shall exist or shall result from such Disposition, (ii) with respect to Dispositions of such assets by the Company and its Subsidiaries in any fiscal year, the aggregate book value of such assets shall not exceed in any fiscal year the aggregate amount of $5,000,000.

     8.03     CONSOLIDATIONS AND MERGERS.  The
Company shall not, and shall not permit any of its Material Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets
(whether now owned or hereafter acquired) to or in favor of any Person, except:

          (a)     The Company may merge with any Person
not otherwise permitted under Subsection 8.03(b) below, provided that there is no Change in Control as a result of the merger and the surviving Person continues to meet all financial covenants herein for the Company and agrees to be bound by the terms of the Agreement and assumes in writing all Obligations;

          (b)     any Subsidiary may merge with the
Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary that is not a Wholly-Owned
Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation; and

          (c)     any Subsidiary may sell all or
substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or a Wholly-Owned Subsidiary.

     8.04     LOANS AND INVESTMENTS.  The
Company shall not purchase or acquire, or permit any of its Subsidiaries to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company, except for:

          (a)     investments in Cash Equivalents;

          (b)     extensions of credit in the nature of
accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

          (c)     extensions of credit by the Company to
any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries to the Company or another of its Wholly-Owned Subsidiaries, and investments by the Company or any Guarantor or any of its or their Subsidiaries in any of the Company's Wholly-Owned
Subsidiaries;

          (d)     investments incurred in order to
consummate Acquisitions, provided that (i) such Acquisitions are undertaken in accordance with all applicable Requirements of Law; (ii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained; and (iii) no Default or Event of Default shall have occurred either prior to or subsequent to such Acquisition;

          (e)     extensions of credit described in
Schedule 8.04 attached hereto, through and including the maturity date thereof, but not any renewals or extensions thereof except as otherwise may be specified in Schedule 8.04; and

          (f)     investments by the Company and its
Subsidiaries not otherwise permitted in Subsections
8.04(a) through (e), which do not exceed $1,000,000 in the aggregate at any time outstanding.

     8.05     LIMITATION ON SUBSIDIARY INDEBTEDNESS.
Neither the Guarantors nor any other Subsidiary of the Company shall create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (a)     Indebtedness incurred pursuant to this
Agreement;

          (b)     Indebtedness consisting of Contingent
Obligations permitted pursuant to SECTION 8.08; and

          (c)     Indebtedness described on Schedule 8.05.

     8.06     TRANSACTIONS WITH AFFILIATES.  The
Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction with or make any payment or transfer to any Affiliate of the Company, except in the ordinary course of business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

     8.07     USE OF PROCEEDS.

          (a)     The Company shall not, and shall not
suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin
Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to SECTION 13 or 14 of the Exchange Act.

          (b)     The Company shall not, and shall not
suffer or permit any Subsidiary to, directly or indirectly, use any portion of the Loan proceeds or any Letter of Credit (i) knowingly to purchase Ineligible
Securities from the Arranger during any period in which the Arranger makes a market in such Ineligible
Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of the Company or any Affiliate of the Company. The Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities;
and "Ineligible Securities" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under SECTION 16 of the Banking
Act of 1933 (12 U.S.C. S.S. 24, Seventh), as amended.

     8.08     CONTINGENT OBLIGATIONS.  The
Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except:

          (a)     endorsements for collection or deposit
in the ordinary course of business;

          (b)     Swap Contracts entered into in the
ordinary course of business;

          (c)     guarantees by the Company or any
Subsidiary guaranteeing obligations (other than obligations for money borrowed) of any Consolidated
Subsidiary in the ordinary course of business and guarantees by any Guarantor guaranteeing obligations of the Company provided that such obligations are permitted under this Agreement;

          (d)     Contingent Obligations of the Company
and its Subsidiaries existing as of the Execution Date and listed in Schedule 8.08;

          (e)     obligations under the Earnout (as
defined in the Purchase Agreement) and the Company's obligations pursuant to the Guarantee and Agreement executed by the Company pursuant to the Purchase
Agreement;

          (f)     obligations under bid bonds,
performance bonds and fidelity bonds issued for the account of the Company or its Subsidiaries, obligations to indemnify or make whole any surety and similar agreements incurred in the ordinary course of business;

          (g)     this Agreement and the Guaranties; and

          (h)     the guaranties described in Schedule
8.05.

     8.09     RESTRICTED PAYMENTS.  The Company
shall not, and shall not permit any of
its Subsidiaries to, purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding (collectively "Restricted
Payments"); provided that immediately prior to and after giving effect to any of the following described payments, there exists no Default or Event of Default, the Company and any Subsidiary may:

          (a)     any Subsidiary may declare and make
Restricted Payments to the Company or any Wholly-Owned
Subsidiary;

          (b)     purchase, redeem or otherwise acquire
shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock; and

          (c)     the Company may purchase, redeem or
otherwise acquire shares of its common stock to the extent permitted by the terms of the NBD Subordinated
Indenture, provided, however, that the Company may not purchase, redeem or otherwise acquire more than 1,000,000 shares in the aggregate in addition to shares acquired prior to the Execution Date.

     8.10     SUBSIDIARY DIVIDENDS.  The
Company will not, and it will not permit any of its Subsidiaries to, be a party to or enter into any agreement, instrument or other document which prohibits or restricts in any way, or to otherwise, directly or indirectly, create or cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (i) pay dividends or make any other distributions in respect of its capital stock or any other equity interest or participation in any Subsidiary or pay or repay any Indebtedness owed to the Company or any Subsidiary, (ii) make loans or advances to the Company or (iii) transfer any of its properties or assets to the Company or any Subsidiary
(subject to the rights of any holder of a Lien on any such properties or assets which Lien is a Permitted
Lien).

     8.11     SUBORDINATED NOTES.  The Company
shall not, and shall not permit any
Subsidiary to: (i) amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms of the Indentures, the Subordinated
Notes or the guarantees executed in connection therewith, other than (A) any such amendment or modification which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date of payment of interest thereon, (B) amendments pursuant to SECTION
9.01(1) and (2) of the NBD Indenture and (C) such other amendments and modifications acceptable to the Majority
Banks; or (ii) make any payments to the holders of the Subordinated Notes or to any trustee acting under the Indentures which is prohibited by the Indentures or
(iii) make any prepayment or redeem in whole or in part the Subordinated Notes.

     8.12     MINIMUM CONSOLIDATED TANGIBLE NET WORTH.
From and after the Execution Date, the Company will maintain at all times Consolidated Tangible Net Worth in an amount not less than the sum of (i) $96,000,000, plus
(ii) 50% of Consolidated Net Income computed on a cumulative basis for the period beginning October 1, 1998 and ending on the date of determination (provided that no negative adjustment will be made in the event that Consolidated Net Income is a deficit figure for such period), plus (iii) 75% of the aggregate amount of the net assets (cash or otherwise) received by the Company from the issuance of any class of capital stock after September 30, 1998.

     8.13     MINIMUM INTEREST COVERAGE RATIO.
The Company shall not permit (as of the end of any fiscal quarter) the ratio of (i) Consolidated EBITDA
(plus Material Rents) for the four consecutive fiscal quarters most recently then ended to (ii) Consolidated
Interest Expense (plus Material Rents) for the four consecutive fiscal quarters most recently then ended (x) to be less than 2.00 to 1.00, for any period of four consecutive fiscal quarters ending after the Execution
Date and on or before December 31, 1999, or (y) to be less than 2.25 to 1.00, for any period of four consecutive fiscal quarters ending after December 31, 1999.

     8.14     MAXIMUM CAPITALIZATION RATIO.
From and after the Execution Date, the Company shall not permit the Capitalization Ratio (i) to be greater than 72.5%, at any time prior to December 31, 1999, or
(ii) to be greater than 70.0%, at any time on or after December 31, 1999.

     8.15 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to:
(a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company in an aggregate amount which could have a Material Adverse Effect; or (b) engage in a transaction that could be subject to SECTION 4069 or 4212(c) of ERISA.

     8.16 CHANGE IN BUSINESS. The Company shall not, and shall not permit any Subsidiary to, engage in any business or activity other than the Principal Business.

     8.17 ACCOUNTING CHANGES. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.

                       ARTICLE IX

                    EVENTS OF DEFAULT

     9.01     EVENT OF DEFAULT.  Any of the following
shall constitute an "Event of Default":

          (a)     NON-PAYMENT.  The Company fails to pay,
(i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within two (2) Business Days after the same becomes due, any L/C Obligation or any interest, fee or other amount payable hereunder or under any other Loan Document; or

          (b)     REPRESENTATION OR WARRANTY.  Any
representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other Loan
Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other
Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

          (c)     SPECIFIC DEFAULTS.  The Company (i)
fails to perform or observe any term, covenant or agreement contained in Article VIII, and (A) such default shall continue unremedied for a period of 15 days after the occurrence thereof or (B) the Company shall fail to deliver to the Administrative Agent and the Banks satisfactory certification and evidence of the remedy thereof within 15 days after the occurrence thereof, or (ii) fails to perform or observe any term, covenant or agreement contained in SECTION 7.03(a); or

          (d)     OTHER DEFAULTS.  The Company or any
Subsidiary fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such default or (ii) the date upon which written notice thereof is given to the Company by the Administrative
Agent or any Bank; or

          (e)     CROSS-DEFAULT.  The Company or any Subsidiary
(i) fails to make any payment in respect of any Indebtedness, Contingent Obligation or Commodity Swap having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $3,000,000, or any Specified
Swap Contract (whatever the amount), when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, Contingent
Obligation or Commodity Swap having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $3,000,000, or any Specified
Swap Contract (whatever the amount), if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness, Specified Swap Contract or Commodity Swap to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation, Specified Swap
Contract or Commodity Swap to become payable or cash collateral in respect thereof to be demanded; or (iii) any Indebtedness, Contingent Obligation or Commodity
Swap of the Company or any Subsidiary in excess of $3,000,000, or any Specified Swap Contract (whatever the amount), shall be declared due and payable prior to its stated maturity or cash collateral is demanded in respect of such Contingent Obligations, Specified Swap
Contracts or Commodity Swaps; or

          (f)     INSOLVENCY; VOLUNTARY PROCEEDINGS.
The Company or any Subsidiary (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding with respect to itself; or (iii) takes any action to effectuate or authorize any of the foregoing; or

          (g)     INVOLUNTARY PROCEEDINGS.
(i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Material
Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against all or a substantial part of the Company's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

          (h)     ERISA.  (i) An ERISA Event shall occur
with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company or a Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer
Plan or the PBGC in an aggregate amount in excess of $3,000,000 and such amount is not paid when due; or (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans is in an aggregate amount which would reasonably be expected to cause a Material Adverse
Effect; or

          (i)     MONETARY JUDGMENTS.  One or
more final judgments, final orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $3,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

          (j)     CHANGE OF CONTROL.  There occurs any
Change of Control; or

          (k)     LOSS OF PERMIT.  Any Governmental
Authority revokes or fails to renew any material license, permit or franchise of the Company or any Material Subsidiary, or the Company or any Material Subsidiary for any reason loses any material license, permit or franchise, or the Company or any Material Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

          (l)     ADVERSE CHANGE.  There occurs a Material
Adverse Effect; or

          (m) GUARANTY DEFAULT. A Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or such Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at subsections
(f) or (g) of this SECTION occurs with respect to such Guarantor; or

          (n)     INVALIDITY OF SUBORDINATION PROVISIONS.
The subordination provisions of the Indenture or Subordinated Notes or any agreement or instrument governing any of the Subordinated Notes is for any reason revoked or invalidated, the Trustee under either of the Indentures, any successor trustee thereto or any other Person contests in any material respect the validity or enforceability thereof, or the Indebtedness hereunder does not have the priority contemplated by this Agreement or the Indenture or such subordination provisions; or

          (o)     PREPAYMENT OF SUBORDINATED NOTES.
If the Company or any Subsidiary is required for any reason to prepay, redeem or purchase in whole or in part any of the Subordinated Notes during the term of this Agreement; or

          (p)     COLLATERAL.

               (i) any provision of any
     Collateral Document shall for any
     reason cease to be valid and binding on or enforceable against the Company or any Subsidiary party thereto or the Company or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

               (ii) any Collateral Document
     shall for any reason (other than
     pursuant to the terms thereof) cease to
     create a valid security interest in the
     Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest.

     9.02 REMEDIES. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Banks,

          (a)     declare the commitment of each Bank to
make Loans and any obligation of the Issuing Bank to Issue Letters of Credit to be terminated, whereupon such Commitments shall be terminated;

          (b)     declare an amount equal to the maximum
aggregate amount that is or at any time thereafter may become available for drawing under any outstanding
Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest, notice of intention to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Company;

          (c)     require cash collateral as set forth
in SECTION 3.09; and

          (d)     exercise on behalf of itself and the
Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;
provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of SECTION 9.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and (y) cash collateral as set forth in SECTION
3.09 shall automatically be due and payable, in each case without further act of the Administrative Agent, the Issuing Bank or any Bank and without presentment, demand, protest, notice of intention to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Company.

     9.03 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                         ARTICLE X

                  THE ADMINISTRATIVE AGENT

     10.01     APPOINTMENT AND AUTHORIZATION.

          (a)     Each Bank hereby irrevocably (subject
to SECTION 10.09) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other
Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan
Document or otherwise exist against the Administrative
Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement or any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.
Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          (b)     The Issuing Bank shall act on behalf
of the Banks with respect to any Letters of Credit
Issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Majority Banks to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing
Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term
"Administrative Agent", as used in this Article X, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

     10.02     DELEGATION OF DUTIES.
The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative
Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     10.03     LIABILITY OF ADMINISTRATIVE AGENT.
None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan
Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan
Document, or for the value of or title to any Collateral, or the validity, effectiveness (other than such Agent-Related Person's own due execution and delivery), genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan
Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's
Subsidiaries or Affiliates.

     10.04     RELIANCE BY ADMINISTRATIVE AGENT.

          (a)     The Administrative Agent shall be
entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper
Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The
Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

          (b)     For purposes of determining compliance
with the conditions specified in SECTION 5.01, each Bank that has made available to the Administrative Agent its Pro Rata Share of the initial Credit Extension or subsequent Credit Extension, as the case may be, shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank as a condition precedent to such initial Credit Extension or subsequent
Credit Extension, as applicable.

     10.05     NOTICE OF DEFAULT.
The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Banks of its receipt of any such notice.
Subject to Subsection 10.04(a), the Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority
Banks in accordance with Article IX; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     10.06     CREDIT DECISION.
Each Bank acknowledges that none of the Agent-Related
Persons has made any representation or warranty to it, and that no act by any Agent-Related Person hereafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-
Related Person to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, the value of and title to any Collateral and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each
Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan
Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related
Persons.

     10.07     INDEMNIFICATION.
Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities INCLUDING
SUCH INDEMNIFIED LIABILITIES AS MAY ARISE OR BE CAUSED
BY THE NEGLIGENCE, SOLE, JOINT, CONCURRENT, COMPARATIVE
OR OTHERWISE OF SUCH AGENT-RELATED PERSONS; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities to the extent the same arise from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this SECTION shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

     10.08     ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY.
Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though
Bank of America were not the Administrative Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent-Related
Persons shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent.

     10.09     SUCCESSOR ADMINISTRATIVE AGENT.
The Administrative Agent may, and at the request of the Majority Banks shall, resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative
Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative
Agent's appointment, powers and duties as Administrative
Agent shall be terminated. After any retiring
Administrative Agent's resignation hereunder as
Administrative Agent, the provisions of this Article X and SECTIONs 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.
If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, for so long as Bank of America is the Issuing
Bank, then Bank of America may not be removed as the Administrative Agent at the request of the Majority
Banks unless Bank of America shall also simultaneously be replaced as "Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

     10.10     WITHHOLDING TAX.

          (a)     If any Bank is a "foreign corporation,
partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S.
withholding tax under SECTIONs 1441 or 1442 of the Code, such Bank agrees with and in favor of the Administrative
Agent, to deliver to the Administrative Agent:

               (i)     if such Bank claims an
     exemption from, or a reduction of,
     withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (ii)     if such Bank claims
     that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9; and

               (iii)     such other form or
     forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Administrative
Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b)     If any Bank claims exemption from, or
reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Administrative Agent will treat such Bank's IRS Form 1001 as no longer valid.

          (c)     If any Bank claiming exemption from
United States withholding tax by filing IRS Form 4224 with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by SECTIONs 1441 and 1442 of the Code.

          (d)     If any Bank is entitled to a reduction
in the applicable withholding tax, the Administrative
Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this SECTION are not delivered to the Administrative
Agent, then the Administrative Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by SECTIONs 1441 and 1442 of the Code, without reduction.

          (e)     If the IRS or any other Governmental
Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this SECTION, together with all costs and expenses (including
Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative
Agent.

     10.11     COLLATERAL MATTERS.

          (a) The Administrative Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

          (b)     The Banks irrevocably authorize the
Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations known to the Administrative Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder;
(iii) constituting property in which the Company or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Company or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing
Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or
(vi) if approved, authorized or ratified in writing by the Majority Banks or all the Banks, as the case may be, as provided in subsection 11.01(f). Upon request by the Administrative Agent at any time, the Banks will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this subsection 10.11(b), provided that the absence of any such confirmation for whatever reason shall not affect the Administrative Agent's rights under this
SECTION 10.11.

          (c)     Each Bank agrees with and in favor of
each other (which agreement shall not be for the benefit of the Company or any Subsidiary) that the Company's obligation to such Bank under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Bank.

                      ARTICLE XI

                    MISCELLANEOUS

     11.01 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other
Loan Document, and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Administrative Agent at the written request of the Majority Banks) and the Company and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Administrative
Agent, do any of the following:

          (a)     increase or extend the Commitment of
any Bank (or reinstate any Commitment terminated pursuant to SECTION 9.02;

          (b)     postpone or delay any date fixed by
this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

          (c)     reduce the principal of, or the rate
of interest specified herein on any Loan, or (subject to clause (iii) below) any fees or other amounts payable hereunder or under any other Loan Document;

          (d)     change the percentage of the
Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

          (e)     amend this SECTION, or SECTION 2.13 or
any provision herein providing for consent or other action by all Banks; or

          (f)     discharge any Guarantor, or, except as
otherwise provided in SECTION 10.11(b), release any portion of the Collateral, except as otherwise may be provided in the Collateral Documents or except where the consent of the Majority Banks only is specifically provided for;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit
Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, and (iii) the Fee
Letters may be amended, or rights or privileges thereunder waived, only in a writing executed by the parties thereto.

     11.02     NOTICES.

          (a)     All notices, requests, consents,
approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile
(i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule
11.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.02; or, as directed to the Company or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent.

          (b)     All such notices, requests and
communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery;
except that notices pursuant to Article II, III or X shall not be effective until actually received by the Administrative Agent, and notices pursuant to Article
III to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for the "Issuing Bank" on the applicable signature page hereof.

          (c)     Any agreement of the Administrative
Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Administrative Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Administrative
Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Administrative Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C
Obligations shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Banks of a confirmation which is at variance with the terms understood by the Administrative Agent and the Banks to be contained in the telephonic or facsimile notice.

     11.03     NO WAIVER; CUMULATIVE REMEDIES.
No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     11.04     COSTS AND EXPENSES.  The Company shall:

          (a)     whether or not the transactions
contemplated hereby are consummated, pay or reimburse the Administrative Agent, and the Issuing Bank within five Business Days after demand (subject to subsection
5.01(f)) for all reasonable costs and expenses incurred by the Administrative Agent and the Issuing Bank in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan
Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including
Attorney Costs incurred by the Administrative Agent and the Issuing Bank with respect thereto; and

          (b)     pay or reimburse the Administrative
Agent, the Arranger and each Bank within five Business
Days after demand (subject to subsection 5.01(f)) for all costs and expenses (including Attorney Costs) incurred by each of them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other
Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

     11.05     INDEMNITY.

     (a) Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time
(including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Administrative Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding
(including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof (excluding, however, any action arising solely among the Banks in their capacities as Banks), whether or not any Indemnified Person is a party thereto
(all the foregoing, collectively, the "Indemnified
Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent same arise from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this SECTION shall survive payment of all other Obligations.

          (b)     (i)     The Company shall indemnify,
defend and hold harmless each Indemnified Person, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including
Attorney Costs and the allocated cost of internal environmental audit or review services), which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim. No action taken by legal counsel chosen by the Administrative Agent or any Bank in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or any way impair the Company's obligation and duty hereunder to indemnify and hold harmless the Administrative Agent and each Bank.

               (ii)     In no event shall any site
visit, observation, or testing by the Administrative
Agent or any Bank (or any contractee of the Administrative Agent or any Bank) be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under, any site, or that there has been or shall be compliance with any Environmental Law. Neither the Company nor any other
Person is entitled to rely on any site visit, observation, or testing by the Administrative Agent or any Bank. Neither the Administrative Agent nor any Bank owes any duty of care to protect the Company or any other Person against, or to inform the Company or any other party of, any Hazardous Materials or any other adverse condition affecting any site or property.
Neither the Administrative Agent nor any Bank shall be obligated to disclose to the Company or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Administrative Agent or any Bank. Indemnified
Parties hereby reserve the right, and the Company hereby expressly authorizes any Indemnified Party, to make available to any party (including any governmental agency or authority) any and all reports, whether prepared by any Indemnified Party or prepared by the Company and provided to any Indemnified Party
(collectively, "Environmental Reports") that any
Indemnified Party may have with respect to the property owned or used by the Company or any of its Subsidiaries, to the extent required in accordance with any Requirement of Law or by any Governmental Authority.

          (c)     THE INDEMNIFICATION OBLIGATIONS OF THE
COMPANY CONTAINED IN THIS AGREEMENT SHALL APPLY WHETHER
OR NOT SUCH INDEMNIFIED LIABILITIES ARISE OUT OF OR AS A
RESULT OF ANY INDEMNIFIED PARTIES' NEGLIGENCE IN WHOLE
OR IN PART, INCLUDING, WITHOUT LIMITATION, THOSE CLAIMS
WHICH RESULT FROM THE SOLE, JOINT, CONCURRENT OR
COMPARATIVE NEGLIGENCE OF THE INDEMNIFIED PARTY, OR ANY
ONE OR MORE OF THEM.  The agreements in this SECTION
11.05 shall survive payment of all other Obligations.

     11.06     PAYMENTS SET ASIDE.
To the extent that the Company makes a payment to the Administrative Agent or the Banks, or the Administrative
Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required
(including pursuant to any settlement entered into by the Administrative Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

     11.07     SUCCESSORS AND ASSIGNS.
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Bank.

     11.08     ASSIGNMENTS, PARTICIPATIONS, ETC.

          (a)     Any Bank (including the Issuing Bank)
may, with the prior written consent of the Company (at all times other than during the existence of an Event of Default) which consent of the Company shall not be unreasonably withheld and written consent of the Administrative Agent, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Administrative Agent shall be required in connection with any assignment and delegation by the Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000; provided, however, that (i) the Company and the Administrative Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Administrative Agent by such Bank and the Assignee;
(B) such Bank and its Assignee shall have delivered to the Company and the Administrative Agent an Assignment and Acceptance in the form of Exhibit "E" ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (C) the assignor Bank or Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500.00, and (ii) if the assignor Bank or any of its Affiliates is a Swap Provider with respect to any Specified Swap Contract, such Bank shall not assign all of its interest in the Loans and the Commitments to an Assignee unless such Assignee, or an Affiliate of such Assignee, shall also assume all rights and obligations of such assignor Bank or Affiliate with respect to such Specified Swap Contracts, with the consent of the Company.

          (b)     From and after the date that the
Administrative Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan
Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

          (c)     Within five Business Days after its
receipt of notice by the Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with Subsection 11.08(a)) the Company shall execute and deliver to the Administrative Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor
Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning
Bank pro tanto.

          (d)     Any Bank may at any time sell to one
or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, the originating Bank shall remain a Bank for all purposes hereof and the other Loan Documents to which such originating Bank is a party, and the Participant may not become a Bank for purposes hereof or for any other of the Loan Documents, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company, the Issuing Bank and the Administrative Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to SECTION 11.01. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents
(the Participant's rights against the granting Bank in respect of such participation being those set forth in the agreement creating or evidencing such participation with such Bank), and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

          (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Notes held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR S.S. 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

          11.09     CONFIDENTIALITY.
Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any of its Subsidiaries, or by the Administrative Agent on such Company's or Subsidiary's behalf, under or in connection with this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan
Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Affiliate of such Bank, or to any Participant or Assignee, actual or potential, provided that such Affiliate, Participant or Assignee agrees to keep such information confidential to the same extent required of the Banks hereunder, and (H) as to any Bank, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company is party or is deemed party with such Bank.

     11.10     SET-OFF.
In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each
Bank agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     11.11     INTEREST.
It is the intention of the parties hereto to comply with applicable usury laws; accordingly, notwithstanding any provision to the contrary in this Agreement, the Notes or in any of the other Loan Documents securing the payment hereof or otherwise relating hereto, in no event shall this Agreement, the Notes or such other Loan
Documents require the payment or permit the payment, taking, reserving, receiving, collection, or charging of any sums constituting interest under applicable laws, if any, which exceed the maximum amount permitted by such laws. If any such excess interest is called for, contracted for, charged, taken, reserved, or received in connection with the Loans evidenced by the Notes or in any of the Loan Documents securing the payment thereof or otherwise relating thereto, or in any communication by the Administrative Agent or the Banks or any other person to the Company or any other person, or in the event all or part of the principal or interest thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under the Notes shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) neither the Company nor any other person or entity now or hereafter liable for the payment of the Notes shall be obligated to pay the amount of such interest to the extent such interest is in excess of the maximum amount of interest permitted by applicable usury laws, (iii) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance of the Notes or, if the Notes have been or would be paid in full, refunded to the Company, and (iv) the provisions of this Agreement, the Notes and the other Loan Documents securing the payment hereof and otherwise relating hereto, and any communication to the Company, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of the interest contracted for, charged, taken, reserved, or received in connection with the Notes or this Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Loans, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved, or received. The terms of this paragraph shall be deemed to be incorporated in every document and communication relating to the Notes, the Loans or any other Loan Document.

     11.12     INDEMNITY AND SUBROGATION.
In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law, the Company agrees that in the event a payment shall be made by any Guarantor under a Guaranty in respect of a Loan to the Company, the Company shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment subject to the provisions of the Guaranty executed by such Guarantor.
Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under this
SECTION 11.12 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full of the Obligations, and no payments may be made in respect of such rights of indemnity, contribution or subrogation until all the Obligations have been paid in full, all Commitments have expired and all Letters of Credit have expired. No failure on the part of the Company to make the payments required by this SECTION (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to any Guaranty, and each Guarantor shall remain liable for the full amount of the obligation of such Guarantor under each such Guaranty in accordance therewith.

     11.13     AUTOMATIC DEBITS OF FEES.
With respect to any commitment fee, arrangement fee, letter of credit fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Administrative Agent, the Issuing Bank, Bank of
America or the Arranger under the Loan Documents, the Company hereby irrevocably authorizes Bank of America, after giving reasonable prior notice to the Company, to debit any deposit account of the Company with Bank of America in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in Bank of America's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this SECTION shall be deemed a set-off.

     11.14     NOTIFICATION OF ADDRESSES, LENDING OFFICES,
ETC. Each Bank shall notify the Administrative Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative
Agent shall reasonably request.

     11.15     COUNTERPARTS.  This Agreement may be
executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     11.16     SEVERABILITY.
The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     11.17     NO THIRD PARTIES BENEFITTED.
This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Administrative Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other
Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     11.18     GOVERNING LAW.

          (a)     THIS AGREEMENT AND THE NOTES SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW
OF THE STATE OF CALIFORNIA AND APPLICABLE FEDERAL LAW;
AND THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS
ARISING UNDER FEDERAL LAW.

          (b)     ANY LEGAL ACTION OR PROCEEDING WITH
RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY
BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR
OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF
CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS
AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS
CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO
THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH OF
THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES
ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF
VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS,
WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF
ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT
OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.  THE
COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL
SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, AND
CONSENT TO THE SERVICE OF PROCESS IN ANY SUCH LEGAL
ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY
REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT
ITS ADDRESS SET FORTH IN SCHEDULE 11.02,  SUCH SERVICE
TO BECOME EFFECTIVE TEN DAYS AFTER SUCH MAILING.
NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR
ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED
BY LAW.

     11.19     WAIVER OF JURY TRIAL.
THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR
RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR
CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED
TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE
TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY
ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE
BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR
ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE,
WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR
OTHERWISE.  THE COMPANY, THE BANKS AND THE AGENT EACH
AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE
TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING
THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR
RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY
OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM
OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO
CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS
AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION
HEREOF OR THEREOF.  THIS WAIVER SHALL APPLY TO ANY
SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR
MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN
DOCUMENTS.

     11.20     ENTIRE AGREEMENT.
This Agreement, together with the other Loan
Documents, embodies the entire agreement and understanding among the Company, the Banks and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

     THIS WRITTEN LOAN AGREEMENT, TOGETHER WITH THE
OTHER WRITTEN LOAN DOCUMENTS EXECUTED IN CONNECTION
HEREWITH, REPRESENTS THE FINAL AGREEMENT BETWEEN THE
PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF
PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF
THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE
PARTIES.


        [SIGNATURES BEGIN ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



                  GIANT INDUSTRIES, INC.



                  By: /s/ Mark B. Cox
                     ---------------------------------
                  Name:   Mark B. Cox
                       -------------------------------
                  Title:  Treasurer
                        ------------------------------

             [THIS IS A SIGNATURE PAGE TO THE
          GIANT INDUSTRIES, INC. CREDIT AGREEMENT]

                  BANK OF AMERICA NATIONAL TRUST
                  AND SAVINGS ASSOCIATION, as
                  Administrative Agent,
                  as Letter of Credit Issuing Bank and
                  as a Bank



                  By /s/ Claire M. Liu
                    -----------------------------------
                    Claire M. Liu
                    Managing Director

             [THIS IS A SIGNATURE PAGE TO THE
         GIANT INDUSTRIES, INC. CREDIT AGREEMENT]

                  UNION BANK OF CALIFORNIA, N.A.




                  By:   /s/ Walter M. Roth
                    -----------------------------------
                  Name:     Walter M. Roth
                       --------------------------------
                  Title:    Vice President
                        -------------------------------

             [THIS IS A SIGNATURE PAGE TO THE
          GIANT INDUSTRIES, INC. CREDIT AGREEMENT]

                  BANK ONE, ARIZONA, INC.




                  By: /s/ Dennis Bourgeois
                    -----------------------------------
                  Name:   Dennis Bourgeois
                       --------------------------------
                  Title:  Senior Vice President
                        -------------------------------

             [THIS IS A SIGNATURE PAGE TO THE
          GIANT INDUSTRIES, INC. CREDIT AGREEMENT]

                            SCHEDULE 1.01A

                          ACQUISITION EBITDA


                                           ATTRIBUTED EBITDA
                                       --------------------------
                        1ST QUARTER    2ND QUARTER   3RD QUARTER   4TH QUARTER
SUBJECT ACQUISITION         1998          1998           1998          1998
--------------------    ------------   -----------   ------------  -----------
DeGuelle Acquisition      438,088.00           -0-            -0-      -0-
Kaibab Acquisition      1,316,437.50   987,328.12    2,961,984.38      -0-


                      SCHEDULE 1.01B

            PREFERRED ELIGIBLE ACCOUNT OBLIGORS



      Amoco Corporation
      BP Oil Company
      Chevron USA Inc.
      Conoco Inc.
      Exxon Company USA
      Koch Industries Inc.
      Mobil Oil Corporation
      Shell Oil Company
      Texaco Trading & Transportation Inc.
      Texaco USA Inc.

                          SCHEDULE 2.01

                           COMMITMENTS



BANK                                COMMITMENT   PRO RATA SHARE
--------------------------------   ------------  --------------
Bank of America National
   Trust and Savings Association   $25,000,000    38.46153846%

Union Bank of California, N.A.     $20,000,000    30.76923077%

Bank One, Arizona, N.A.            $20,000,000    30.76923077%

         TOTAL:                 $65,000,000.00   100.00000000%

                             SCHEDULE 2.02

Pricing Chart
(Expressed in percent per annum)


PRICING LEVEL           LEVEL I  LEVEL II  LEVEL III  LEVEL IV
----------------------  -------  --------  ---------  --------
APPLICABLE MARGIN-
OFFSHORE RATE LOANS      1.000     1.250     1.500      2.000

APPLICABLE MARGIN-
BASE RATE LOANS          0.000     0.000     0.000      0.000

RISK PARTICIPATION FEE   1.000     1.250     1.500      2.000

COMMITMENT FEE           0.325     0.350     0.375      0.500


Level I shall apply if the Company's Leverage Ratio is less than or equal to 2.5:1.0. Level II shall apply if the Company's Leverage Ratio is greater than 2.5:1.0, but less than or equal to 3.5:1.0. Level III shall apply if the Company's Leverage Ratio is greater than 3.5:1.0, but less than or equal to 4.5:1.0. Level IV shall apply if the Company's Leverage Ratio is greater than 4.5:1.0. Each adjustment of the Applicable
Margins, the Risk Participation Fee and the Commitment
Fee shall be made by the Administrative Agent and shall be effective as of the earlier of (a) the date upon which the Company delivers a Compliance Certificate to the Administrative Agent pursuant to SECTION 7.02(b) reflecting a changed pricing level (accompanied and supported by the financial statements with respect to which such Compliance Certificate is required to be delivered) and (b) the date upon which the Company is required by SECTION 7.02(b) to deliver such Compliance
Certificate; provided, however, that, if a Compliance
Certificate is not delivered by the date required in
SECTION 7.02(b), then, subject to the other provisions of this Agreement, commencing on the date such Compliance Certificate was required until such Compliance Certificate is delivered, the Applicable
Margins, the Risk Participation Fee and the Commitment
Fee shall be those indicated for Level IV, and from and after the date such Compliance Certificate is thereafter received, the Applicable Margins, the Risk Participation
Fee and the Commitment Fee shall be as determined from such Compliance Certificate; provided, further, that, until the Administrative Agent's receipt of the first
Compliance Certificate required to be delivered after the Execution Date, the Applicable Margins, the Risk
Participation Fee and the Commitment Fee shall be those indicated for Level III.

                      SCHEDULE 3.03

                EXISTING BANK OF AMERICA
                    LETTERS OF CREDIT


Letters of Credit Issued by Bank of America National
Trust and Savings Association

            L/C No.       Outstanding Amount
            -------       ------------------

       1.   0221969         $    6,000.00
       2.   0221973             40,000.00
       3.   0222419             28,000.00
       4.   0222564            400,000.00
       5.   LASB # 225605       85,000.00
       6.   7400537             79,582.05
       7.   7262813         11,400,000.00
       8.   7354858            776,840.00
                           --------------
            Total:         $12,815,422.05
                           ==============

                        SCHEDULE 6.11

                  UNDISCLOSED LIABILITIES


                           None

                       SCHEDULE 6.16

           SUBSIDIARIES AND MINORITY INTERESTS


(a) SUBSIDIARIES

The following are wholly-owned Subsidiaries of the
Company:

    Giant Exploration & Production Company, a Texas corporation
    Giant Industries Arizona, Inc., an Arizona corporation

The following are wholly-owned Subsidiaries of Giant
Industries Arizona, Inc.:

    Ciniza Production Company, a New Mexico corporation
    San Juan Refining Company, a New Mexico corporation
    Giant Four Corners, Inc., an Arizona corporation
    Phoenix Fuel Company, an Arizona corporation
    DeGuelle Oil Company, a Colorado corporation
    Giant Mid-Continent, Inc., an Arizona corporation
    Giant Stop-N-Go of New Mexico, a New Mexico corporation
    Ciniza Pipe Line Inc., a New Mexico corporation (Inactive)
    Giant Refining Company, a New Mexico corporation (Inactive)

(b) EQUITY INVESTMENTS

    None

                         SCHEDULE 8.01

                        PERMITTED LIENS


MetLife Capital Corporation      -   Two Service Stations

MetLife Capital Corporation      -   Corporate Airplane

Miscellaneous Liens, including
Capitalized leases on trucks
and trailers with an aggregate
value not exceeding $1,500,000   -   Various

                     SCHEDULE 8.04

             PERMITTED LOANS AND INVESTMENTS



    1.  $5,000,000 Loan by Giant Industries, Inc.
to James E. Acridge due February 28, 2001.

                     SCHEDULE 8.05

            CERTAIN PERMITTED INDEBTEDNESS


1.  Giant Industries, Inc. & Giant Industries Arizona, Inc.
    Permitted Indebtedness as of September 30, 1998:


DESCRIPTION                      BALANCE

Met Life                     $ 3,708,313.57
Miscellaneous                $   500,000.00 (estimates)
                             --------------
TOTAL                        $ 4,208,313.57
                             ==============

2. Phoenix Fuels Co., Inc.: Permitted Indebtedness as of September 30, 1998:


DESCRIPTION                     BALANCE

David G. & Judith G. Scott
Note                         $   133,028.22

Conoco
Supplier Note                $   200,000.00

Becker Petroleum
Promissory Note              $     6,164.12

Mobil Oil
Supplier Note - Oil Depot    $   110,000.06
                             --------------
                             $   449,192.40
                             ==============

3.     Effective upon consummation of the Thriftway
Acquisition: Obligations of Giant Four Corners, Inc., under the Master Lease and Option Agreement executed pursuant to, and in the form attached as Exhibit B to, the Definitive Agreement dated April 18, 1997 by and between Giant Four Corners, Inc. as "Buyer" and
Thriftway Marketing Corp. and Clayton Investment Company collectively as "Seller" and the Associated Purchase and Sale Agreements to such Definitive Agreement, not to exceed $30,330,000 in the aggregate, such obligations to be guaranteed by Giant Industries Arizona, Inc.

4. That certain sale and lease agreement and related agreements (the "FFCA Lease") proposed to be entered into by and among FFCA Capital Holding Corporation
("FFCA"), a Delaware corporation, as purchaser/lessor, Giant Industries Arizona, Inc., Giant Four Corners, Inc.
and the Company, as sellers, and Giant Industries
Arizona, Inc., as lessee, pursuant to which FFCA would purchase from the sellers and lease to the lessee various service stations and convenience markets, with the lease obligations of Giant Industries Arizona, Inc.
thereunder to be guaranteed by the Company.

                      SCHEDULE 8.08

             CERTAIN CONTINGENT OBLIGATIONS


     This Schedule hereby incorporates by reference all Contingent Obligations pending, threatened or contemplated against the Company, or any subsidiary, or any of their respective properties, contained in Forms
10-K for the year ended December 31, 1997, Note 16
(Commitments and Contingencies), filed by the Company with the Securities and Exchange Commission.

     In addition to those items disclosed above, the following is a list of certain Contingent Obligations:

     Giant Industries, Inc., as Issuer, and all
Subsidiaries, as Guarantors, of the $100,000,000 9.75%
Senior Subordinated Notes Due 2003, Indenture dated as of November 29, 1993.

     Giant Industries, Inc., as Issuer and all
Subsidiaries, as Guarantors of the $150,000,000 9%
Senior Subordinated Notes Due 2007, Indenture dated as of August 26, 1997.

                      SCHEDULE 11.02

           OFFSHORE AND DOMESTIC LENDING OFFICES,
                    ADDRESSES FOR NOTICES


GIANT INDUSTRIES, INC.

Giant Industries, Inc.
23733 North Scottsdale Road
Scottsdale, Arizona  85255-3465
Attention:  President
Telephone:  (602) 585-8888
Facsimile:  (602) 585-8893


GUARANTORS

[NAME OF GUARANTOR]
c/o Giant Industries, Inc.
23733 North Scottsdale Road
Scottsdale, Arizona  85255-3465
Attention:  President
Telephone:  (602) 585-8888
Facsimile:  (602) 585-8893


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as Administrative Agent

Administrative Agent's Payment office:

Bank of America-San Francisco
F/O:  Agency Mgmt. Svcs. 5596
ABA No.:  1210-0035-8
Acct. No.:  12334-14782
Ref:  Giant Industries, Inc.

Bank of America National Trust
and Savings Association
Global Agency #5596
1850 Gateway Blvd. - 5th Floor
Concord, CA  94520
Attention:  John Kubokawa
Telephone:  (925) 675-8401
Facsimile:  (925) 675-8500

BANK OF AMERICA NATIONAL TRUST AND
  SAVINGS ASSOCIATION,
as Issuing Bank

Address for Notices:

231 South LaSalle Street
Chicago, Illinois 60697
Attention:  Ida Rubens
Telephone:  (312) 828-5239
Facsimile:   (312) 974-9626

With a copy to:

Bank of America
Three Allen Center
333 Clay Street, Suite 4550
Attention:  Claire Liu
Houston, Texas 77002-4103
Telephone:  (713) 651-4855
Facsimile:   (713) 651-4841

BANK OF AMERICA NATIONAL TRUST AND
  SAVINGS ASSOCIATION,
  as a Bank

Domestic and Eurodollar Lending Office:

Bank of America National Trust and
  Savings Association
231 South LaSalle Street
Chicago, Illinois 60697
Attention:  Ida Rubens
Telephone:  (312) 828-5239
Facsimile:   (312) 974-9626

Address for Notices (other than Borrowing
Notices and Notices of Conversion/
Continuation):

Bank of America
Three Allen Center
333 Clay Street, Suite 4550
Houston, Texas 77002-4103
Attention:  Claire Liu
Telephone:  (713) 651-4855
Facsimile:   (713) 651-4841

UNION BANK OF CALIFORNIA, N.A., as a Bank

Domestic and Eurodollar Lending Office:

Union Bank of California, N.A.
1980 Saturn St.
Monterey Park, CA  91754
Attention:  Commercial Loan Operations
ABA # 122-000-496
Acct. # 070-196431
Ref.:  Giant Industries

Address for Notices:

Energy Capital Services
445 S. Figueroa Street, 15th Floor
Los Angeles, CA  90071

Contact - Credit

Walter Roth, Vice President
Telephone:  (213) 236-5772
Facsimile:  (213) 236-4096

Contact - Operations

Patricia A. Gonzales
Assistant Vice President
Telephone:  (213) 236-6199
Facsimile:  (213) 236-4096

BANK ONE, ARIZONA, N.A., as a Bank

Domestic and Eurodollar Lending Office:

Bank One, Arizona, NA
201 N. Central, 9th Floor
Phoenix, AZ  85004
Attention:  Gloria Thomas
Telephone:  (602) 221-4751
Facsimile:   (602) 221-1903

Address for Notices (other than Borrowing
Notices and Notices of Conversion/
Continuation):

Bank One, Arizona, NA
201 N. Central, 21st Floor
Phoenix, AZ  85004
Attention:  Stephen Luttrell, VP
Telephone:  (602) 221-2394
Facsimile:   (602) 221-1502

                             EXHIBIT "A"

                    FORM OF NOTICE OF BORROWING


                                      Date:__________________


BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent (the "Administrative Agent") for the Banks (as herein defined) from time to time party to the Credit Agreement, dated as of ____________ ___, 1998 (as the same may be amended, modified or restated from time to time, the "Credit Agreement"), among GIANT INDUSTRIES, INC., a Delaware corporation, the several financial institutions from time to time party thereto (the "Banks"), and the Administrative Agent.

Ladies and Gentlemen:

        The undersigned GIANT INDUSTRIES, INC. (the "Company") hereby refers to the Credit Agreement and hereby gives you notice irrevocably, pursuant to Section 2.03 of the Credit Agreement, of the Borrowing(s) specified below:

        1.   Aggregate Total Amount:  $________________

        2.   Revolving Loan advance date: ________________, ___.

        3.   Requested Interest Rate Type and applicable Dollar amount:

             Rate Selection

             (a)  Base Rate Loan for $___________________.

             (b)  Offshore Rate Loan with Interest Period of:

                  (i)   one month for       $______________
                  (ii)  two months for      $______________
                  (iii) three months for    $______________
                  (iv)  six months for      $______________

   The Borrowing(s) herein requested are to be received in immediately available funds on _________, _______________, 199_ in the following account:

        Bank Name: ________________________________
        ABA Number:________________________________
        Account Title:_____________________________
        Account Number:____________________________

    The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing(s), before and after giving effect thereto and to the application of the proceeds therefrom:

        (a) the representations and warranties of the undersigned contained in Article VI of the Credit Agreement are true and correct in all material respects as though made on and as of the date hereof and the date of the proposed Borrowing(s) (except such representations and warranties which expressly refer to an earlier date, which are true and correct in all material respects as of such earlier date); and

        (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing(s); and

        (c) the Effective Amount of all outstanding Revolving Loans together with the Effective Amount of all L/C Obligations does not exceed the Commitments;

        (d)  The total amount of Revolving Loans used to finance
Acquisitions, including any portion of the proposed Borrowing(s) to be used to finance any Acquisition(s), does not exceed $10,000,000; and

        (e) No event or circumstance has occurred that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     The Company agrees that if prior to the time of the making of the Loans requested hereby any matter certified to by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent.

     Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.

                          GIANT INDUSTRIES, INC.



                          By
                          Name:
                          Title:

                            EXHIBIT "B"

             FORM OF NOTICE OF CONVERSION/CONTINUATION


                                    Date:_________________

BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent (the "Administrative Agent") for the Banks (as herein defined) from time to time party to the Credit Agreement, dated as of ____________ ___, 1998 (as the same may be amended, modified or restated from time to time, the "Credit Agreement"), among GIANT INDUSTRIES, INC., a Delaware corporation, the several financial institutions from time to time party thereto (the "Banks"), and the Administrative Agent.

Ladies and Gentlemen:

     The undersigned GIANT INDUSTRIES, INC. (the "Company") hereby refers to the Credit Agreement and hereby gives you notice irrevocably, pursuant to Section 2.04 of the Credit Agreement, of the conversion or continuation of the Loan specified below:

A.  Loan to be converted or continued:

    (1)  Amount: $_______________

    (2)  Loan Date: _______________, 199___

    (3)  Existing Interest Rate Type:      Check applicable blank

         (a)  Base Rate                          _________

         (b)  Offshore Rate with an Interest
              Period of:

              (i)   one month                    _________
              (ii)  two months                   _________
              (iii) three months                 _________
              (iv)  six months                   _________

    (4)  Date Loan matures: _________________, 199___

B. Proposed conversion or continuation date: _____________, 199__ (the "Continuation/Conversion Date").

C. Loan described in (A) above is to be converted or continued as follows:

    (1)  Amount: $_______________

    (2)  Proposed Conversion/Continuation Date: _________, 199___

    (3)  Requested Interest Rate Type and applicable Dollar amount:

         (a)  Base Rate for $_____________________

         (b)  Offshore Rate with an Interest Period of:

              (i)   one month                 _________
              (ii)  two months                _________
              (iii) three months              _________
              (iv)  six months                _________

        The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Conversion/Continuation Date, before and after giving effect to the Conversion/Continuation Date of the Loans as herein specified:

        (a) the representations and warranties of the undersigned contained in Article VI of the Credit Agreement are true and correct in all material respects as though made on and as of the date hereof and the Continuation/Conversion Date (except such representations and warranties which expressly refer to an earlier date, which are true and correct in all material respects as of such earlier date); and

        (b) no Default or Event of Default has occurred and is continuing, or would result from such Conversion/Continuation; and

        (c)  the Effective Amount of all outstanding Revolving
Loans together with the Effective Amount of all L/C Obligations does not exceed the Commitments; and

        (d) No event or circumstance has occurred that has resulted or could reasonably be expected to result in a Material
Adverse Effect.

   The Company agrees that if prior to the time of the conversion or continuation of the Loan requested hereby any matter certified to by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent.

   Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.

                     GIANT INDUSTRIES, INC.


                     By
                     Name:
                     Title:

                         EXHIBIT "C"

                FORM OF COMPLIANCE CERTIFICATE

        The undersigned authorized officer of GIANT INDUSTRIES, INC. (the "Company"), delivers this Certificate pursuant to the Credit Agreement dated as of ________ __, 1998 (as the same may be amended, modified or restated from time to time, the "Credit Agreement"), among the Company, the several financial institutions from time to time party thereto (the "Banks"), and Bank of America National Trust and Savings Association, as Administrative Agent and Letter of Credit Issuing Bank (the "Administrative Agent"). The undersigned hereby certifies to the Administrative Agent and the Banks as follows:

        1. A review of the activities of the Company and its Subsidiaries during the period from ___________, 199__ to ____________, 199__ (the "Subject Period") has been made to obtain the information necessary to execute and deliver this Certificate.

        2. To the best of the undersigned's knowledge, information and belief, except as described in Attachment 2 attached hereto: (a) as of the date hereof, no Default or Event of Default exists under the Credit Agreement; and (b) as of the date hereof, the Company and its Subsidiaries are in compliance with the financial covenants contained in the Credit Agreement as set forth in Attachment 1 attached hereto.

        Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.

        EXECUTED AND DELIVERED as of _________________, ____.

                     GIANT INDUSTRIES, INC.



                     Authorized Officer

                       ATTACHMENT 1

           GIANT INDUSTRIES, INC. & SUBSIDIARIES
       CALCULATION OF FINANCIAL COVENANTS AND RATIOS
    AS OF ________________, 199_ (THE "DETERMINATION DATE")


1.  Minimum Consolidated Tangible Net Worth (Section 8.12 of the
    Credit Agreement)

    (a)  Consolidated Net Income, computed on a
         cumulative basis for the period beginning
         October 1, 1998, and ending on the
         Determination Date (provided no negative
         adjustment will be made in the event
         Consolidated Net Income is a deficit for
         such period), is:                              $_______

    (b)  50% of the amount in (a) is:                   $_______

    (c)  75% of the net assets received from the
         issuance of any capital stock by the Company
         after September 30, 1998 is:                   $_______

    (d)  Plus $96,000,000                               $_______

    (e)  Minimum Consolidated Tangible Net Worth
         (the sum of 1(b) plus 1(c) plus 1(d)) is:      $_______

    (f)  Consolidated Tangible Net Worth:
         (i)  Consolidated Net Worth is:                $_______
         (ii) Net Book value of intangible assets is:   $_______
         (iii) Consolidated Tangible Net Worth
              (Item 2(g)(i) minus Item 2(g)(ii) is:     $_______

2. Minimum Interest Coverage Ratio (Section 8.13 of the Credit Agreement)

    (a)  Consolidated EBITDA for the four fiscal
         quarters ending on the Determination Date:
         (i) Consolidated Net Income is:                $_______
         (ii)  Consolidated Interest Expense is:        $_______
         (iii) Taxes measured by income included
               in the determination of consolidated
               Net Income are:                          $_______
         (iv)  Depreciation and amortization
               expenses included in the determination
               of Consolidated Net Income are:          $_______
         (v)   Interest income not included in the
               determination of Consolidated Net
               Income is:                               $_______
         (vi)  Attributable Acquisition EBITDA
               during the four fiscal quarters ending
               on the Determination Date (pursuant to
               Schedule 1.01A) is:                      $_______
         (vii) Consolidated EBITBA (the sum of
               Items 2(a)(i) plus 2(a)(ii) plus
               2(a)(iii) plus 2(a)(iv) plus 2(a)(v) plus
               2(a)(vi)) is:                            $_______

   (b)  Material Rents for the four fiscal quarters
        ending on the Distribution Date:                $_______

   (c)  Subtotal (the sum of 2(a)(vii) plus 2(b)) is:   $_______

   (d) Consolidated Interest Expense for the four fiscal quarters ending on the Determination

   (e)  Material Rents for the four fiscal quarters
        ending on the Determination Date:               $_______

   (f)  Subtotal (the sum of 2(d) plus 2(e)) is:        $_______

   (g)  Interest Coverage Ratio the ratio of 2(c) to
        2(f)) is:                                       ____:1.00

        Minimum Interest Coverage Ratio required by
        Section 8.13 of the Credit Agreement is:        ____:1.00


3.  Maximum Capitalization Ratio (Section 8.14 of the
    Credit Agreement)

    (a)  Consolidated Funded Indebtedness:
         (i)   Liabilities for borrowed money are:      $_______
         (ii)  Liabilities for deferred purchase
               price of property or services is:        $_______
         (iii) Obligations under Capital Leases
               are:                                     $_______
         (iv)  Obligations under other "off balance
               sheet" leases (excluding operating
               leases other than Synthetic Leases)
               are:                                     $_______
         (v)   Obligations to redeem or purchase
               stock or other equity interests are:     $_______
         (vi)  Guaranty Obligations in respect of the
               foregoing are:                           $_______
         (vii) Consolidated Funded Indebtedness
               (the sum of Items 3(a)(i) plus 3(a)(ii)
               plus 3(a)(iii) plus 3(a)(iv) plus
               3(a)(v) plus 3(a)(vi)) is:               $_______

    (b)  Consolidated Total Capitalization:
         (i)   Consolidated Funded Indebtedness (Item
               3(a)(vii)) is:                           $_______
         (ii)  Consolidated Net Worth is:               $_______
         (iii) Consolidated Total Capitalization
               (the sum of 3(b)(i) and 3(b)(ii)) is:    $_______

    (c)  Capitalization Ratio (the ratio of 3(a)
         (vii) to 3(b)(iii)) is:                        $_______%

         Maximum Capitalization Ratio required by
         Section 8.14 of the Credit Agreement is
         72.5% prior to December 31, 1999, and 70.0% thereafter.




4.  Leverage Ratio (Schedule 2.02 of the Credit Agreement)

    (a)  Consolidated Funded Indebtedness (Item
         3(a)(vii)) is:                                $_______

    (b)  Consolidated EBITDA for the four fiscal
         quarters ending on the Determination Date
         (Item 2(a)(vii)) is:                          $_______

    (c)  Leverage Ratio (the ratio of 4(a) to
         4(b)(iii)) is:                                ____:1.0

    (d)  Pricing Level corresponding to 4(c) is:       Level____

     Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.

        EXECUTED AND DELIVERED as of _________________, _____.

                        GIANT INDUSTRIES, INC.



                        Authorized Officer

                        ATTACHMENT 2

                       Exceptions to
                   Compliance Certificate

                         EXHIBIT D-1

          FORM OF LEGAL OPINION OF COMPANY'S COUNSEL


December 23, 1998


Bank of America, National Trust and Savings Association, as Administrative Agent, and the Banks listed on
Schedule 1 attached hereto

Re:  Credit Agreement dated as of December 23, 1998 (the "Credit
     Agreement"), between Giant Industries, Inc., a Delaware corporation ("the Company") and the Banks listed on Schedule 1 ("Banks") and Bank of America, National Trust and Savings
     Association, as Administrative Agent for the Banks
     ("Administrative Agent")

Ladies and Gentlemen:

I am Director, Legal Department, of the Company and of Giant Industries Arizona, Inc. ("Giant Arizona"), Ciniza Production Company ("Ciniza"), San Juan Refining Company ("San Juan"), Giant Exploration & Production Company ("Giant E&P"), Giant Four Corners, Inc. ("Four Corners"), Giant Mid-Continent, Inc. ("Mid-Continent"), Giant Stop-N-Go of New Mexico, Inc. ("Stop-N-Go"), DeGuelle Oil Company ("DeGuelle"), and Phoenix Fuel Co., Inc. ("Phoenix Fuel") (Giant Arizona, Ciniza, San Juan, Giant E&P, Four Corners, Mid-Continent, Stop-N-Go, Deguelle, and Phoenix Fuel are collectively referred to herein as "Giant Guarantors").

I have acted as counsel to the Company and the Giant Guarantors in connection with certain matters with respect to (a) the Credit Agreement, dated as of December 23, 1998 (the "Credit Agreement"), among the Company, the several financial institutions from time to time part thereto (the "Banks"), and Bank of America National Trust and Savings Association, as Administrative Agent (the "Administrative Agent") for the Banks and as Letter of Credit Issuing Bank, and (b) the Loan Documents listed on Exhibit "A" hereto (together with the Credit Agreement, the "Loan Documents"). This opinion is furnished to you pursuant to Section 5.01(e) of the Credit Agreement and at the instruction of the Company and the Giant Guarantors. All capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

In this connection, we have examined the following: (i) a copy of the Loan Documents; (ii) certificates of good standing ("Certificates of Good Standing") from the states of Delaware, Arizona and New Mexico as to the Company, and, as to the Giant Guarantors, from the states of their incorporation and from each state in which they are qualified as a foreign corporation and conducts a significant amount of business; (iii) certificates of officers of the Company and the Giant Guarantors; (iv) copies of Articles or Certificates of Incorporation, Bylaws and relevant corporate minutes of the Company and the Giant Guarantors.

We have relied upon certificates of certain officers of the Company and the Giant Guarantors and upon the representations and warranties contained in the Credit Agreement and the Guaranty Agreements executed by the Giant Guarantors ("Giant Guarantees") with respect to the accuracy of material factual matters contained therein which were not independently known to us. With respect to questions of due organization, valid existence, and good standing, we have relied exclusively, and our opinion is based solely on, the Certificates of Good Standing. With respect to questions of corporate power, we have relied on the Articles or Certificates of Incorporation, Bylaws and Arizona law and Delaware corporate law only.

In rendering the following opinion, we have assumed:

a) The genuineness of all signatures other than those of the officers of the Company and the Giant Guarantors;

b) The authenticity and completeness of documents submitted as originals, and the conformity to originals of documents submitted as copies;

c) The due authorization, execution, acknowledgment where necessary, delivery and performance, and the validity, enforceability, legality, and binding effect of the Credit Agreement and all documents in connection therewith with regard to the parties to those agreements other than the Company and the Giant Guarantors;

d) The legal capacity of all natural persons executing the Credit Agreement and the Giant Guarantees;

e) That the Credit Agreement and Loan Documents constitute an integrated agreement between the parties to those agreements with respect to the matters contained therein and that the same constitute and evidence all the agreements and understandings between the parties thereto with respect to the matters contained therein and that there are no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of such documents except for Post-closing Conditions Letter dated the date hereof;

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, it is our opinion that:

   1. The Company and each of the Giant Guarantors is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdiction of its incorporation. The Company and each of the Giant Guarantors is duly qualified as a foreign corporation and is licensed to do business and in good standing under the laws of each jurisdiction where ownership, lease or operation of its property or the conduct of its business requires such qualification or license except where the failure to so qualify or be licensed would not have a Material Adverse Effect on the assets, financial condition, or operations of the Company and the Giant Guarantors taken as a whole.

   2. The Company and each of the Giant Guarantors have all requisite corporate power and authority (including without limitation all requisite licenses and permits) to execute, deliver and perform its obligations under the Credit Agreement and the other Loan Documents applicable to it, and to own its assets and to carry on its business as currently conducted and as contemplated to be conducted by the Credit Agreement.

   3. The execution, delivery, and performance by the Company of the Credit Agreement and the execution, delivery, and performance by the Company and each of the Giant Guarantors of each of the other Loan Documents to which it is a party have been duly authorized by all necessary corporate action, and each of the Credit Agreement and the other Loan Documents has been duly executed and delivered by the Company and each of the Giant Guarantors, as applicable.

   4. The execution, delivery and performance by the Company of the Credit Agreement and Loan Documents, and the execution, delivery and performance by the Giant Guarantors of the Giant Guaranty and the Security Agreements do not and will not: (a) breach or constitute a default under (i) their respective charters, articles or certificates of incorporation or bylaws, (ii) any decree, injunction, order, writ, or other action of any Governmental Authority known to us applicable to them or their respective assets, or (iii) the Indentures or any other material Contractual Obligation known to us to which any of them is a party or by which any of their respective properties may be bound, or (b) result in or require the creation of any Lien (other than for the benefit of Banks) upon or with respect to any of their respective assets under any document evidencing any material Contractual Obligation known to us to which such Person is a party.

   5. To our knowledge there are no actions, suits, proceedings, claims or disputes pending or threatened, in arbitration or before any Governmental Authority, against the Company or the Giant Guarantors or any of their respective assets or with respect to any Plan which: (i) purport to affect or pertain to the Credit Agreement, or any other Loan Documents, or any of the transactions contemplated thereby; or (ii) if determined adversely to the Company and the Giant Guarantors would reasonably be expected to have a Material Adverse Effect. To our knowledge, there are no outstanding judgments against the Company or the Giant Guarantors, and to our knowledge, no injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of the Credit Agreement or any other Loan Documents or directing that the transactions provided for therein not be consummated as therein provided.

   6. Neither the consent of the shareholders of the Company or any of the Giant Guarantors nor the consent of any holder of any Indebtedness of the Company or any of the Giant Guarantors known to us is or will be required as a condition to the validity or enforceability of the Credit Agreement or any of the other Loan
Documents, except such as has been obtained.
The foregoing opinions are subject to the following comments, qualifications, limitations and assumptions:

       (a) I am expressing no opinion as to the right, title or interest of the Company and the Giant Guarantors in any of the collateral described in the Credit Agreement.

       (b) The phrase "known to us" or words of similar import mean actual knowledge as in-house counsel but without any other or further investigation or review.

        (c) I am qualified to practice law only in the State of Arizona and the District of Columbia and do not purport to be an expert on or express any opinion herein concerning any law other than the laws of the State of Arizona, the General Corporation Law of the State of Delaware and applicable federal law. With respect to such laws, my opinions are as to what the law is or, in circumstances where the status of the law is unclear, what the law might reasonably be expected to be at the date hereof, and I assume no obligation to revise or supplement this opinion due to any change in the law by legislative action, judicial decision or otherwise. I do not render any opinion with respect to any matters other than those expressly set forth above.

This opinion is being furnished to you solely for your benefit and the benefit of any other Banks and only with respect to the transaction described above. Accordingly, it may not be relied upon by, filed with or furnished to, quoted in any manner to, or referred to in any financial statement, report or related document, or delivered to, any other person or entity other than in connection with this transaction without, in each instance, our prior written consent.
Sincerely,

Kim H. Bullerdick
Director, Legal Department

KHB:jks

                        EXHIBIT A
                    LIST OF DOCUMENTS


     1. Promissory Note(s) in the aggregate principal amount of $65,000,000 executed by the Company and made payable to each of the Banks, respectively, in their Pro Rata Share of the Commitments.

     2. Guaranty executed by each of the Giant Guarantors in favor of the Banks and the Administrative Agent (the "Giant Guarantees").

     3. Security Agreements executed by the Company and each of its Subsidiaries in favor of the Administrative Agent, as agent for itself and the Banks.

                        SCHEDULE I

                       LIST OF BANKS


Bank of America National Trust
     and Savings Association
Agency Management Services #5596
1455 Market Street, 12th Floor
San Francisco, California 94103

Bank One Arizona, NA
201 N. Central Avenue, 21st Floor
Phoenix, Arizona 85004

Union Bank of California, NA
Energy Capital Services
445 South Figueroa Street, 15th Floor
Los Angeles, California 90071-1602

                         EXHIBIT D-2
     FORM OF LEGAL OPINION OF COMPANY'S SPECIAL COUNSEL


This Exhibit is not filed herewith and will be furnished to the Commission upon request.

                           EXHIBIT "E"

            FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

          This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Agreement") dated as of _______________, 199__ is made between _______________
  (the "Assignor") and _________________________ (the "Assignee").


                         R E C I T A L S

          WHEREAS, the Assignor is party to that certain Credit Agreement, dated as of __________ __, 1998 (as the same may be amended, modified or restated from time to time, the "Credit Agreement"), among GIANT INDUSTRIES, INC., a Delaware corporation (the "Company"), the several financial institutions from time to time party thereto (the "Banks"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent (the "Administrative Agent") for the Banks from time to time party to the Credit Agreement and as Letter of Credit Issuing Bank (terms defined in the Credit Agreement are used herein with the same meaning);

          WHEREAS, as provided in the Credit Agreement, the Banks have committed to extend credit to the Company in an aggregate amount not to exceed SIXTY FIVE MILLION AND NO/100 DOLLARS
  ($65,000,000.00); and

          WHEREAS, the Assignor wishes to assign to the Assignee part of the rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, together with a corresponding portion of each of its outstanding Loans and its Pro Rata Share of the outstanding L/C Obligations, in a total amount
  equal to                              Dollars (U.S.
  $_______________) (the "Assigned Amount") on the terms listed on Annex I hereto and subject to the conditions set forth herein and in the Credit Agreement, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

          1.   Assignment and Assumption.

               (a)  Before giving effect to this Agreement,
  Assignor's (a) Commitment is $_______________, (b) aggregate principal amount of its outstanding Loans is $_________________,
  (c) aggregate principal amount of its outstanding L/C Obligations is $_________________ and (d) Pro Rata Share is ______%. With
  effect on and after the Effective Date (as defined in Section 4 hereof), the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the Assigned Amount, which shall be equal to _____ percent (_____%) (the "Assignee's Percentage Share") of all of the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the Assignee's Percentage Share of the Assignor's (i) Commitment, and (ii) outstanding Loans and L/C Obligations. After giving effect to this Agreement on the Effective Date, the Commitment, outstanding Loans and L/C Obligations, and Pro Rata Share of Assignor and Assignee, respectively, are set forth as follows:
                          Outstanding
             Outstanding      L/C       Pro Rata
                Loans     Obligations     Share    Commitment
             -----------  -----------   --------   ----------
  Assignor   $__________  $__________   _______%   $_________
  Assignee   $__________  $__________   _______%   $_________

               The assignment set forth in this Section 1(a) shall be without recourse to, or representation or warranty (except as expressly provided in this Agreement) by, the Assignor.

               (b) With effect on and after the Effective Date, the Assignee shall be a party to the Credit Agreement, shall become a "Bank" for all purposes as therein defined and contemplated, and shall succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement with a Commitment in the amount and with the Pro Rata Share set forth above for the Assignee. The Assignee agrees that it is bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto, and that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that (i) the Commitment of the Assignor shall, as of the Effective Date, be reduced by the Assignee's Percentage Share and (ii) the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee.

          2.   Payments.

               (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available
  funds an amount equal to                                 Dollars
  ($_______________), representing the Assignee's Percentage Share of the principal amount of all Loans previously made, and currently owned, by the Assignor under the Credit Agreement and outstanding on the Effective Date. The difference between the Assigned Amount and the amount paid to Assignor under this Section 2(a) represents the amount of outstanding L/C Obligations assumed by Assignee pursuant to the terms hereof as of the Effective Date.

               (b) The Assignee further agrees to pay to the Administrative Agent a processing or transfer fee in the amount of $3,500.00.

               (c) To the extent payment to be made by the Assignee pursuant to Section 2(a) hereof is not made when due, the Assignor shall be entitled to recover such amount together with interest thereon at the Federal Funds Rate per annum accruing from the date such amounts were due.

          3. Reallocation of Payments. Any interest, commissions, fees and other payments accrued to but excluding the Effective Date with respect to the Assignor's Commitment Percentage of the Loans and L/C Obligations, shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agree that it will hold in trust for the other party any interest, commissions, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt. The Assignor's and the Assignee's obligations to make the payments referred to in this Section 3 are non-assignable.

          4.   Effective Date; Notices; Notes.

               (a) The effective date for this Agreement shall be __________________ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

                    (i)  this Agreement shall be executed and
  delivered by the Assignor and the Assignee;

                    (ii) the consent of the Company and the
  Administrative Agent shall have been duly obtained in the form set forth on Annex II hereof, and shall be in full force and effect as of the Effective Date;

                    (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Agreement; and

                    (iv) the processing or transfer fee referred to in Section 2(b) shall have been paid to the Administrative Agent.

               (b) Promptly following the execution of this Agreement, the Assignor shall deliver to the Administrative Agent for acceptance by the Administrative Agent, the notices, agreements or other documents as may be required under the Credit Agreement.

               (c) Promptly following payment by the Assignee of the consideration as provided in Section 2 hereof, the Assignor shall deliver its promissory note(s) to the Administrative Agent and shall request that new notes be issued to the Assignor and the Assignee dated the Effective Date to properly reflect the respective amounts of the Loans and L/C Obligations held by each party.

          [5.  Administrative Agent [INCLUDE ONLY IF ASSIGNOR IS
  ADMINISTRATIVE AGENT].

               (a) The Assignee hereby appoints and authorizes the Assignor to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the Banks pursuant to the terms of the Credit Agreement.

               (b)  The Assignee shall assume no duties or
  obligations held by the Assignor in its capacity as Administrative Agent under the Credit Agreement.]

          6.   Representations and Warranties.

               (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any lien, security interest or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement, and apart from any agreements or undertaking or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any person is required of it for such execution, delivery or performance; and (iv) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligations of the Assignor, enforceable against the Assignor in accordance with the terms hereof, except subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

               (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company or any guarantor or the performance or observance by the Company or any guarantor of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

               (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement; and apart from any agreements or undertaking or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any person is required of it for such execution, delivery or performance; (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligations of the Assignee, enforceable against the Assignee in accordance with the terms hereof, except subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; (iv) it is eligible under the Credit Agreement to be an assignee in accordance with the terms hereof; and (v) that it has received a copy of the Credit Agreement and the exhibits and schedules thereto, and has received (or waived the requirement that it receive) copies of each of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans thereunder.

          7. Further Assurances. The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, including, without limitation, the delivery of any notices or other documents or instruments to the Company, the Administrative Agent or any guarantor which may be required in connection with the assignment and assumption contemplated hereby.

          8. Indemnity. The Assignee agrees to indemnify and hold harmless the Assignor against any and all losses, costs, expenses (including, without limitation, reasonable attorneys' fees and the allocated costs and expenses for in-house counsel) and liabilities incurred by the Assignor in connection with or arising in any manner from the non-performance by the Assignee of any obligation assumed by the Assignee under this Agreement.

          9.   Miscellaneous.

               (a) Any amendment or waiver of any provision of this Agreement shall be in writing signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Agreement shall be without prejudice to any rights with respect to any other or further breach hereof.

               (b) All payments made hereunder shall be made without any set-off or counterclaim.

               (c) All communications among the parties or notices in connection herewith shall be in writing and mailed, hand-delivered or transmitted by facsimile as follows: (i) if to the Assignor or the Assignee, at their respective addresses or facsimile numbers set forth on the signature pages hereof and (ii) if to the Company, the Administrative Agent or any guarantor, at their respective addresses or facsimile numbers set forth in the Credit Agreement or to such other address or facsimile number as shall be designated in a written notice given in accordance with the Credit Agreement. All such communications and notices shall be effective upon receipt. The Assignee specifies as its Domestic and Offshore Lending Office(s) the offices set forth beneath its name on the signature pages hereof.

               (d) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

               (e) The representations and warranties made herein shall survive the consummation of the transactions contemplated hereby.

               (f) Subject to the terms of the Credit Agreement, this Agreement shall be binding upon and inure to the benefit of the Assignor and the Assignee and their respective successors and assigns; provided, however, that no party shall assign its rights hereunder without the prior written consent of the other party, the Administrative Agent and the Company and any purported assignment, absent such consents, shall be void. The preceding sentence shall not limit or enhance the right of the Assignee to assign or participate all or part of the Assignee's Percentage Share and the Assigned Amount and any outstanding Loans and L/C Obligations attributable thereto in accordance with the Credit Agreement.

               (g) This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

               (h) This Agreement shall be governed by and construed in accordance with the law of the State of California (without regard to principles of conflicts of law). The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any California State or Federal court sitting in the Northern District of California over any suit, action or proceeding arising out of or relating to this Agreement or the Credit Agreement and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such California State or Federal court. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

               (i) This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto, and together with the Credit Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes any and all prior agreements and understandings related to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and the Credit Agreement, the terms, conditions and provisions of the Credit Agreement shall prevail.

               (j) In the event of any inconsistency between the provisions of this Agreement and Annex I hereto, this Agreement shall control. Headings are for reference only and are to be ignored in interpreting this Agreement.

               (k) The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

          IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

             By
             Name:
             Title:
             Address for Notices:



             Facsimile No.:

             - ASSIGNOR -

             By
             Name:
             Title:
             Address for Notices:



             Facsimile No.:


             Domestic Lending Office:






             Offshore Lending Office:





             - ASSIGNEE -

                           ANNEX I

                             TO

             ASSIGNMENT AND ASSUMPTION AGREEMENT


  1.      Company:

  2.      Date of Credit Agreement:  _______________, 1998

  3.      Assignor:

  4.      Assignee:

  5.      Date of Assignment Agreement:

  6.      Effective Date:

  7.      Fees paid by Assignee to Assignor:

  8.      Interest paid by Assignee to Assignor:

          (i)  Base Rate Loan

          (ii) Offshore Rate Loan

  9.      Payment Instructions:

          Assignor:

          Assignee:

  10.     Assignee's Notice Instructions:

  11.     Other Information:

                           ANNEX II

                              TO

            FORM OF NOTICE OF ASSIGNMENT AND ACCEPTANCE



                                    _______________, 199_


  To:     Bank of America National Trust
          and Savings Association,
          as Administrative Agent
          Agency Management Services #5506

  Giant Industries, Inc.

  Dear Sirs:

          We refer to the Credit Agreement dated as of ____________ __, 1998 (the "Credit Agreement") among GIANT INDUSTRIES, INC., a Delaware corporation (the "Company"), the several financial institutions from time to time party thereto (the "Banks"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent (the "Administrative Agent") for the Banks from time to time party to the Credit Agreement and as Letter of Credit Issuing Bank. Terms defined in the Credit Agreement are used herein as therein defined.

          1. We hereby give you notice of, and request the consent of the Company and the Administrative Agent to, the assignment by
                               (the "Assignor") to

           (the "Assignee") of _____% of the right, title and interest of the Assignor in and to the Credit Agreement (including without limitation the right, title and interest of the Assignor in and to the Commitment of the Assignor and all outstanding Loans made by and L/C Obligations of the Assignor). [If the Assignor or any of its Affiliates is a Swap Provider with respect to any Specified Swap Contract and the Assignor is assigning all of its interest in the Loans and the Commitment, add the following: The Assignee, or its Affiliate designated in a separate written notice to the Administrative Agent, has, with the consent of the Company, assumed all rights and obligations of the Assignor and all of its Affiliates with respect to all Specified Swap Contracts with respect to which the Assignor or any of its Affiliates is a Swap Provider.] Before giving effect to such assignment the Assignor's
  (a) Commitment is $_______________, (b) Commitment Percentage is _____%, (c) aggregate principal amount of its outstanding Loans is $_______________, and (d) the aggregate principal amount of its outstanding L/C Obligations is $_______________. After giving effect to such assignment, the Assignor's and Assignee's respective Loans, L/C Obligations, Commitment and Commitment Percentage are as follows:
                          Outstanding
             Outstanding      L/C       Pro Rata
                Loans     Obligations     Share    Commitment
             -----------  -----------   --------   ----------
  Assignor   $__________  $__________   _______%   $_________
  Assignee   $__________  $__________   _______%   $_________

          2. The Assignee agrees that upon receiving the consent of the Company and the Administrative Agent to such assignment and from and after the effective date of the Assignment, the Assignee will be bound by the terms of the Credit Agreement, with respect to the interest in the Credit Agreement assigned to it as specified above, as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

          3.   The following administrative details apply to the
  Assignee:

          (A)  Offshore Lending Office:

                    Assignee:
                    Address:


                    Attention:
                    Telephone:     (   )
                    Facsimile:     (   )

          (B)  Domestic Lending Office:

                    Assignee:
                    Address:


                    Attention:
                    Telephone:     (   )
                    Facsimile:     (   )

          (C)  Notice Address:

                    Assignee:
                    Address:


                    Attention:
                    Telephone:     (   )
                    Facsimile:     (   )

          (D)  Payment Instructions:

                    Account No.:
                         At:


                    Reference:
                    Attention:

          4. Without limiting the generality of Paragraph 2 hereinabove, the tax forms to be delivered by the Assignee pursuant to Section 4.01 of the Credit Agreement, if any, will be promptly provided in compliance therewith.

          IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                    Very truly yours,

                    [Name of Assignor]


                    By
                    Name:
                    Title:


                    [Name of Assignee]


                    By
                    Name:
                    Title:


  BANK OF AMERICA NATIONAL TRUST
    AND SAVINGS ASSOCIATION,
    as Administrative Agent, hereby grants
    its consent to the foregoing assignment:


  By
  Name:
  Title:


  GIANT INDUSTRIES, INC.
    hereby grants its consent
    to the foregoing assignment:



  By
  Name:
  Title:

                            EXHIBIT "F"

                           FORM OF NOTE

                          [NAME OF BANK]


  $____________                               ___________ __, 1998


           FOR VALUE RECEIVED, the undersigned, GIANT INDUSTRIES, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of _________________________ (the "Bank"), for the account of its Lending Office, the principal amount of ____________ MILLION AND NO/100 DOLLARS ($____________) or the aggregate unpaid principal amount of all Revolving Loans made by the Bank to the Borrower pursuant to Section 2.01 of the Credit Agreement hereinafter referred to, whichever is less, in immediately available funds at BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, AGENCY MANAGEMENT SERVICES, #5596, 1850 Gateway Boulevard, 5th Floor, Concord, California 94520, at the times and in the amounts as set forth in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal balance of the Revolving Loans, from time to time outstanding, at the rates and on the dates set forth in the Credit Agreement. The aggregate unpaid principal amount of all Revolving Loans shall be due and payable on the Termination Date.

           This note is one of the notes issued pursuant to and entitled to the benefits of that certain Credit Agreement, dated as of ____________ ____, 1998 (as the same may be amended, modified or restated from time to time, the "Credit Agreement"), among Borrower, the several financial institutions from time to time party thereto (the "Banks"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION as Administrative Agent for the Banks and as Letter of Credit Issuing Bank. All capitalized terms used but not defined herein shall have the meaning assigned to them in the Credit Agreement. Reference is made to the Credit Agreement for, inter alia, provisions for the prepayment hereof, the acceleration of the maturity hereof, and to the effect that no provision of the Credit Agreement or this Note shall require the payment or permit the charging or collection of interest in an amount in excess of the highest non-usurious amount permitted by applicable law.

           It is contemplated that by reason of prepayments hereon prior to the Termination Date, there may be times when no indebtedness is owing hereunder prior to such date, but notwithstanding such occurrence this note shall be in full force and effect as to the Revolving Loans made pursuant to the Credit Agreement subsequent to each such occurrence.

           All Revolving Loans made by the Bank pursuant to the Credit Agreement and all payments of the principal thereof shall be endorsed by the holder of this Note on the schedule annexed hereto (including any additional pages such holder may add to such schedule), which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that the failure of the holder of this Note to insert any date or amount or other information on such schedule shall not in any manner affect the obligation of the Borrower to repay any Revolving Loans in accordance with the terms of the Credit Agreement.

           The Borrower and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon, severally waive, except as otherwise provided in the Credit Agreement, grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree (i) to all extensions and partial payments, with or without notice, before or after maturity,
  (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for the Bank, in order to enforce payment of this Note, to first institute or exhaust the Bank's remedies against the Borrower or any other party liable therefor or against any security for this Note.

           This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the party charged. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions herein shall in no way be affected thereby.

           IN THE EVENT OF ANY LITIGATION WITH RESPECT TO THIS NOTE, THE BORROWER WAIVES THE RIGHT TO A TRIAL BY JURY AND THE DEFENSES OF FORUM NON CONVENIENS AND IMPROPER VENUE. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS AND SHALL BE BINDING UPON THE SUCCESSORS AND ASSIGNS OF THE BORROWER AND INURE TO THE BENEFIT OF THE BANK AND ITS SUCCESSORS AND ASSIGNS (INCLUDING PARTICIPANTS) IN ACCORDANCE WITH THE TERMS OF THE CREDIT AGREEMENT.

           IN WITNESS WHEREOF, the Borrower has executed and delivered this Note on the date first above written.

                         GIANT INDUSTRIES, INC.


                         By
                         Name:
                         Title:

                           GRID SCHEDULE


           Attached to and made part of the Note, dated ____________ __, 1998, issued pursuant to that certain Credit Agreement, dated as of ____________ __, 1998, among GIANT INDUSTRIES, INC., a Delaware corporation, the several financial institutions from time to time party thereto (the "Banks"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION as Administrative Agent for the Banks from time to time party to the Credit Agreement and as Letter of Credit Issuing Bank.

  Date   Principal
   of     Amount    Type of   Interest  Interest   Maturity
  Loan   of Loan    Loan (1)    Rate    Period       Date



  CONTINUATION


  Amount
  of             Unpaid
  Principal      Principal      Name of
  Paid or        Balance        Person
  Prepaid or     (Balance       Making
  Converted      continued)     Notation

                            EXHIBIT "G"

                    FORM OF GUARANTY AGREEMENT


          THIS GUARANTY AGREEMENT (this "Guaranty") by each of the Persons now or hereafter signatories hereto (each a "Guarantor," and, collectively, the "Guarantors"), is in favor of each of the Banks (herein defined) from time to time parties to the Credit Agreement (herein defined) and in favor of Bank of America National Trust and Savings Association (together with its successors and assigns, herein called the "Administrative Agent"), as Letter of Credit Issuing Bank and as the Administrative Agent for and on behalf of the financial institutions (the "Banks") now or hereafter party to that certain Credit Agreement (as the same may be amended, modified or restated from time to time and at any time, the "Credit Agreement"), dated as of _________, 1998, among Giant Industries, Inc., a Delaware corporation (the "Company"), the Banks and the Administrative Agent. All capitalized terms used but not defined herein shall have the meaning assigned to them in the Credit Agreement.

                         W I T N E S S E T H:

          WHEREAS, pursuant to the terms of the Credit Agreement, the Banks have agreed to make certain Loans to the Company;

          WHEREAS, the obligation of the Banks to make the Loans is conditioned upon, among other things, the execution and delivery by the Guarantors of this Guaranty;

          WHEREAS, each Guarantor is a Subsidiary of the Company, is engaged in business related to the business of the Company, and will derive substantial direct and indirect economic benefit from the Loans;

          NOW, THEREFORE, (i) in consideration of the premises and to induce the Banks to enter into the Credit Agreement and to make and/or to continue the Loans, (ii) at the special insistence and request of the Administrative Agent and the Banks, and (iii) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor, for the benefit of the Administrative Agent and the Banks, hereby agrees as follows:

          Section 1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

          Section 2.     Guaranty.

               (a) Each Guarantor hereby, jointly and severally with the Other Guarantors (as defined in Section 17 of this Guaranty), unconditionally and irrevocably guarantees the prompt performance and payment in full in Dollars by the Company when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of the Company, and further agrees to pay all costs, fees and expenses (including, without limitation, counsel fees, and the allocated cost of in-house counsel) incurred by the Administrative Agent or any Bank in enforcing any rights under this Guaranty; subject, however, to the limitations set forth in Section 2(b) hereof.

               (b) Each Guarantor and by their acceptance hereof each of the Administrative Agent and each Bank hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to this Guaranty not constitute a fraudulent transfer or conveyance for purposes of any federal, state or foreign law. To effectuate the foregoing intention, the Administrative Agent, the Banks and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under the Guaranty shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any Other Guarantor (as defined in Section 17 of this Guaranty) in respect of the obligations of such Other Guarantor under its Guaranty or pursuant to Section_17 hereof, result in the obligations of such Guarantor under this Guaranty not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law; provided, however, that (i) the obligations of each Guarantor shall be presumed to be the full amount of the Obligations and (ii) if any Guarantor claims that such Guarantor's liability hereunder is less than the entire amount of the Obligations, such Guarantor shall have the burden of proving, by clear and convincing evidence, that such Guarantor's liability hereunder should be so limited since the information concerning, and the circumstances of, the financial condition of such Guarantor is more readily available to and is under the control of such Guarantor. Consistent with the intention of the Guarantors and the Banks that the Obligations are and shall be "Senior Indebtedness" (as such term is defined in the Indentures), it is the intention of the parties hereto that, in determining the amount of "all other contingent and fixed liabilities" of each Guarantor, for purposes of the preceding sentence, the liabilities of such Guarantor in respect of its guaranty of the indebtedness evidenced by the Subordinated Notes shall first be determined by reducing such liabilities to the maximum extent necessary and/or possible, in accordance with the terms of such guaranty, to avoid and/or minimize any corresponding reduction in the liabilities of such Guarantor hereunder.

          Section 3.     Guaranty Absolute.

               (a) The obligations of each Guarantor hereunder are those of a primary obligor, and not merely a surety, and are independent of the Obligations and the obligations of each Other Guarantor (as defined in Section 17 of this Guaranty). A separate action or actions may be brought against the Guarantors, or any of them, whether or not an action is brought against the Company, any other guarantor (including the Other Guarantors) or any other obligor in respect of the Obligations or whether the Company, any other guarantor (including Other Guarantors) or any other obligor in respect of the Obligations is joined in any such action or actions.

               (b) The Guarantors guarantee that the Obligations will be paid and performed strictly in accordance with the terms of the Credit Agreement and the other Loan Documents regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or the Banks with respect thereto. Each Guarantor agrees that its guarantee constitutes a guarantee of payment when due and not of collection. The liability of the Guarantors under this Guaranty shall be absolute and unconditional irrespective of:

          (i) any lack of genuineness, validity, legality or enforceability of the Credit Agreement, any other Loan Document or any other document, agreement or instrument relating thereto or any assignment or transfer of any thereof;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations (including, without limitation, the possible extension of the Termination Date and increase of the amount of the Commitments all on the terms and conditions set forth in the Credit Agreement), or any waiver, indulgence, compromise, renewal, extension, amendment, modification of, or addition, consent, supplement to, or consent to departure from, or any other action or inaction under or in respect of, the Credit Agreement or any other Loan Document or any document, instrument or agreement relating to the Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof;

          (iii) any release or partial release of any other guarantor (including Other Guarantors (as defined in Section 17 of this Guaranty)) or other obligor in respect of the Obligations;

          (iv) any exchange, release or non-perfection of any collateral for all or any of the Obligations, or any release, or amendment or waiver of, or consent to departure from, any guaranty or security, for all or any of the Obligations;

          (v) any furnishing of any additional security for any of the Obligations;

          (vi) the liquidation, bankruptcy, insolvency or reorganization of the Company, any other guarantor (including Other Guarantors (as defined in Section 17 of this Guaranty)) or other obligor in respect of the Obligations or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

          (vii)     any modification or termination of any
  intercreditor or subordination agreement pursuant to which the claims of other creditors of the Company or of a Guarantor are subordinated to those of the Banks; or

          (viii) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Company or a Guarantor.

               (c) This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Obligations, or any part thereof, is, upon the insolvency, bankruptcy or reorganization of the Company or a Guarantor or otherwise pursuant to applicable law, rescinded or reduced in amount or must otherwise be restored or returned by the Administrative Agent or any Bank, all as though such payment or performance had not been made.

               (d) If an event permitting the acceleration of any of the Obligations shall at any time have occurred and be continuing and such acceleration shall at such time be prevented by reason of the pendency against the Company of a case or proceeding under any bankruptcy or insolvency law, the Guarantors agree that, for purposes of this Guaranty and their obligations hereunder, the Obligations shall be deemed to have been accelerated and the Guarantors shall forthwith pay such Obligations (including, without limitation, interest which but for the filing of a petition in bankruptcy with respect to the Company, would accrue on such Obligations), and the other obligations hereunder, without any further notice or demand.

          Section 4. Waivers. To the extent permitted by applicable law, the Guarantors hereby waive promptness, diligence, notice of intention to accelerate, notice of acceleration, notice of acceptance and any and all other notices with respect to any of the Obligations and this Guaranty and any requirement that the Administrative Agent or any Bank protect, secure, perfect or insure any security interest in or any Lien on any property subject thereto or exhaust any right or take any action against the Company, any other guarantor (including Other Guarantors (as defined in Section 17 of this Guaranty)) or any other Person or any collateral or security or to any balance of any deposit accounts or credit on the books of any Bank in favor of the Company or the Guarantors. Guarantors expressly waive each and every right to which they may be entitled by virtue of the suretyship law of the State of California.

          Section 5.     Subrogation.

               (a) No Guarantor will exercise any rights of subrogation, reimbursement and contribution, contractual, statutory or otherwise, which it may acquire by way of subrogation under this Guaranty, by any payment hereunder or otherwise, until all of the Obligations of the Company have been paid, all Commitments have terminated and all Letters of Credit have expired.

               (b) If, in the exercise of any of its rights and remedies, the Administrative Agent or any Bank shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against the Company or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, the Guarantors hereby consent to such action by the Administrative Agent or such Bank and waive any claim based upon such action, even if such action by the Administrative Agent or such Bank shall result in a full or partial loss of any rights of subrogation which the Guarantors, or any of them, might otherwise have had but for such action by the Administrative Agent or such Bank. Any election of remedies which results in the denial or impairment of the right of the Administrative Agent or such Bank to seek a deficiency judgment against the Company shall not impair a Guarantor's obligation to pay the amount of the Obligations provided herein as to such Guarantor. In the event the Administrative Agent or any Bank shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or under the Loan Documents, the Administrative Agent or such Bank may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by the Administrative Agent or such Bank but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether the Administrative Agent or such Bank or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which the Administrative Agent or any Bank might otherwise be entitled but for such bidding at any such sale.

          Section 6.     Representations and Warranties.

               (a) General. Each Guarantor represents and warrants to the Administrative Agent and the Banks as of the date hereof that all of the representations and warranties contained in Article VI of the Credit Agreement are true and correct with respect to the Guarantor to the extent such representations and warranties refer to such Guarantor, and such representations and warranties are hereby incorporated by reference.

               (b) Full Disclosure. Each Guarantor represents and warrants that none of the representations or warranties made by the Guarantor or any of its Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, written statement or certificate furnished by or on behalf of the Guarantor or any of its Subsidiaries in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Guarantor to the Banks prior to the Execution Date), taken as a whole, contains any untrue statement of a material fact known to the Guarantor or omits any material fact known to the Guarantor required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

               (c) Benefit to Guarantor. Each Guarantor represents and warrants that the Guarantor has determined that its liability and obligation under this Guaranty will substantially benefit it directly, and its board of directors has made that determination. The Company, the Guarantors and the other Subsidiaries of the Company are mutually dependent on each other in the conduct of their respective businesses and do business together as an integrated business enterprise. The maintenance and improvement of the Company's financial condition is vital to sustaining the Guarantors' businesses and the transactions contemplated in the Credit Agreement produce distinct and identifiable financial and economic direct and indirect benefits to the Guarantors.

  The representations and warranties set forth in this Section 6 shall survive the execution and delivery of this Guaranty.

          Section 7.     Further Assurances.

               (a) As long as any of the Obligations remain outstanding and the Commitments have not expired, the Guarantors shall, unless the Majority Banks waive compliance in writing, comply with all the covenants related to the Guarantors, or any of them, contained in the Credit Agreement.

               (b) The Guarantors agree that at any time and from time to time, at the expense of the Guarantors, the Guarantors will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to enable the Administrative Agent to protect and to exercise and enforce its rights and remedies hereunder.

          Section 8.     Application of Payments.  Any payment
  received by the Administrative Agent from the Guarantors (or from any Bank pursuant to Section 13 below), shall be applied by the Administrative Agent as follows:

     First, to the payment of costs and expenses of collection and all expenses (including, without limitation, any legal fees and disbursements and the allocated cost of in-house counsel), liabilities and advances made or incurred by the Administrative Agent in connection therewith;

     Next, to the Banks pro rata, based on the then outstanding amount of the Obligations owed to each in payment in full of the Obligations; and

     Finally, after payment in full of all Obligations and the termination of the Commitments, the payment to the Guarantors, or their respective successors and assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

          Section 9. Decisions Relating to Exercise of Remedies. Notwithstanding anything in this Guaranty to the contrary, the Administrative Agent may exercise, and at the request of the Majority Banks shall exercise or refrain from exercising, all rights and remedies provided for herein and provided by law.

          Section 10. No Waiver. No failure on the part of the Administrative Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 11. Amendments, Etc. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed, in the case of amendments, by the Guarantor(s) affected thereby and by the Administrative Agent, and, in the case of consents or waivers, by the Administrative Agent, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given. Nothing in this Section 11 shall require the Administrative Agent to obtain the consent of any Guarantor prior to taking any action described in Section 3(b) hereof.

          Section 12. Notices. All notices, requests and other communications provided for hereunder shall be in writing and given to Administrative Agent as provided in Section 11.02 of the Credit Agreement. All communications and notices hereunder to the Guarantors shall be given to the Guarantors at their respective addresses set forth on the signature pages hereof or at such other address as shall be designated by Guarantors in a written notice to the Administrative Agent.

          Section 13.    Right to Set-off.

               (a) Upon the occurrence and during the continuance of any Event of Default under the Credit Agreement, the Guarantors authorize each Bank at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Guarantors against any and all of the Obligations, without prior notice to Guarantors or demand under this Guaranty, all of which are hereby waived, and although such Obligations may be contingent and unmatured. Each Bank which sets-off pursuant to this Section 13(a) shall give prompt notice to the Guarantor affected thereby following the occurrence thereof; provided that the failure to give such notice shall not affect the validity of the set-off.

               (b) Any payment obtained pursuant to Section 13(a) above (or in any other manner directly from the Guarantors, or any of them) by any Bank shall be remitted to the Administrative Agent and distributed among the Banks in accordance with the provisions of Section 8 above.

          Section 14. Continuing Guaranty. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until payment in full (after the termination of the Commitments) of the Obligations and all other amounts payable under this Guaranty;
  (b) be binding upon the Guarantors, their respective successors and assigns; and (c) inure to the benefit of the Administrative Agent, the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Bank may assign or otherwise transfer its rights and obligations under the Credit Agreement to any other Person or entity, and such other Person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Bank herein or otherwise, all as provided in, and to the extent set forth in, Sections 11.07 and 11.08 of the Credit Agreement.

          Section 15. Subordination of the Credit Parties' Obligations to the Guarantors. Each of the Guarantors hereby expressly covenants and agrees for the benefit of the Administrative Agent and the Banks that all obligations and liabilities of the Company, the Other Guarantors (as defined in Section 17 of this Guaranty) and each of their respective Subsidiaries to the Guarantors of whatsoever description (including, without limitation, all intercompany receivables of the Guarantors from the Company, Other Guarantors and Subsidiaries) shall be subordinated and junior in right of payment to the Obligations. Following the occurrence of an Event of Default, any indebtedness of the Company, Other Guarantors and their Subsidiaries to the Guarantors shall, if the Administrative Agent shall so request, be collected and received by the Guarantors as trustees for the Administrative Agent and the Banks and paid over to the Administrative Agent and the Banks on account of the Obligations but without reducing or affecting in any manner the liability of the Guarantors under this Guaranty.

          Section 16. Financial Reporting. Each Guarantor shall furnish to the Administrative Agent all such financial statements and other information relating to the financial condition, properties and affairs of the Guarantor as any Bank, acting through the Administrative Agent, may from time to time reasonably request.

          Section 17. Other Guarantors. Each Guarantor acknowledges that this Guaranty is a master Guaranty pursuant to which other Subsidiaries of the Company (collectively, the "Other Guarantors") now or hereafter may guarantee the payment and performance of the Obligations, jointly and severally. In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under this Guaranty, such Funding Guarantor shall be entitled to a contribution from each Other Guarantor in a pro rata amount based on the Adjusted Net Assets (hereinafter defined) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by the Funding Guarantor in discharging the Obligations of the Company or any Other Guarantor's obligations with respect to this Guaranty. For the purposes of this Section 17, the "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of (i) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities of such Guarantor, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date, calculated in accordance with Section 2(b) hereof), but excluding liabilities under the Guaranty of such Guarantor at such date, and (ii) the amount by which the present fair saleable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date, calculated in accordance with Section 2(b) hereof, and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under this Guaranty), excluding debt in respect of this Guaranty, as they become absolute and matured. In the event the Guarantor makes any such payment to a Funding Guarantor, the Guarantor shall be subrogated to the rights of such Funding Guarantor to the extent of such payment. Notwithstanding any provision of this Guaranty to the contrary, all rights of any Funding Guarantors under this Section and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full, in cash, of the Obligations, and no payment may be made in respect of such rights of indemnity, contribution or subrogation until all of the Obligations have been paid in full, in cash, all Commitments have terminated and all Letters of Credit have expired. No failure on the part of any one or more of the Guarantors to make the payments required by this Section (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of the Other Guarantors with respect to this Guaranty, its being agreed that each Guarantor shall remain liable, jointly and severally with the Other Guarantors, for up to the full amount of the Obligations, except as the amount thereof may be limited as to a Guarantor by operation of
  Section 2(b) hereof. This Section 17 is intended only to confirm the relative rights of the Guarantors among themselves, and nothing set forth in this sentence is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay to the Administrative Agent and the Banks, or any one or more of them, as the case may be, the Obligations as and when the same shall become due and payable in accordance with the terms of this Guaranty.

          Section 18. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Guaranty which are valid.

          Section 19.    Taxes.

               (a) Any and all payments by the Guarantors to each Bank or the Administrative Agent under this Guaranty and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Guarantors shall pay all Other Taxes.

               (b) The Guarantors, jointly and severally agree to indemnify and hold harmless each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Bank or the Administrative Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Administrative Agent makes written demand therefor.

               (c) If any Guarantor shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, then: (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made; (ii) the Guarantor shall make such deductions and withholdings; (iii) the Guarantor shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and (iv) the Guarantor shall also pay to each Bank or the Administrative Agent for the account of such Bank, at the time interest is paid, all additional reasonable amounts which the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed.

               (d) Within 30 days after the date of any payment by any Guarantor of Taxes or Other Taxes, the Guarantor shall furnish the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

          SECTION 20. Addition of Guarantors. Any Person who is not a Guarantor on the date hereof may become a Guarantor by executing and delivering to the Administrative Agent a Supplemental Guaranty substantially in the form attached hereto, which Supplemental Guaranty thereafter shall constitute a signature page and part hereof for all purposes.

          SECTION 21.    GOVERNING LAW AND JURISDICTION.

               (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS); PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

               (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SPECIFIED IN SECTION 12 HEREOF, SUCH SERVICE TO BECOME EFFECTIVE TEN DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GUARANTORS IN ANY OTHER JURISDICTION. EACH GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

               (c) EACH GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO.

          SECTION 22. WAIVER OF JURY TRIAL. EACH GUARANTOR WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH GUARANTOR AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH GUARANTOR FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

          SECTION 23. ENTIRE AGREEMENT. THIS WRITTEN GUARANTY (INCLUDING ANY SUPPLEMENTAL GUARANTY OR OTHER AGREEMENT BY WHICH A PERSON BECOMES A GUARANTOR) AND THE INSTRUMENTS AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

          THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date(s) specified below.


  Date:

  GIANT INDUSTRIES ARIZONA, INC.

  By
  Name:
  Title:
  Address:         c/o Giant Industries, Inc.
          23733 North Scottsdale Road
          Scottsdale, Arizona  85255-3465
          Attention:  President




  GIANT EXPLORATION & PRODUCTION
  COMPANY

  By
  Name:
  Title:
  Address:         c/o Giant Industries, Inc.
          23733 North Scottsdale Road
          Scottsdale, Arizona  85255-3465
          Attention:  President




  GIANT FOUR CORNERS, INC.

  By
  Name:
  Title:
  Address:         c/o Giant Industries, Inc.
          23733 North Scottsdale Road
          Scottsdale, Arizona  85255-3465
          Attention:  President




  CINIZA PRODUCTION COMPANY

  By
  Name:
  Title:
  Address:         c/o Giant Industries, Inc.
          23733 North Scottsdale Road
          Scottsdale, Arizona  85255-3465
          Attention:  President




  SAN JUAN REFINING COMPANY

  By
  Name:
  Title:
  Address:         c/o Giant Industries, Inc.
          23733 North Scottsdale Road
          Scottsdale, Arizona  85255-3465
          Attention:  President




  PHOENIX FUEL CO., INC.

  By
  Name:
  Title:
  Address:         c/o Giant Industries, Inc.
          23733 North Scottsdale Road
          Scottsdale, Arizona  85255-3465
          Attention:  President




  DEGUELLE OIL COMPANY

  By
  Name:
  Title:
  Address:         c/o Giant Industries, Inc.
          23733 North Scottsdale Road
          Scottsdale, Arizona  85255-3465
          Attention:  President




  GIANT MID-CONTINENT, INC.

  By
  Name:
  Title:
  Address:         c/o Giant Industries, Inc.
          23733 North Scottsdale Road
          Scottsdale, Arizona  85255-3465
          Attention:  President




  GIANT STOP-N-GO OF NEW MEXICO, INC.

  By
  Name:
  Title:
  Address:         c/o Giant Industries, Inc.
          23733 North Scottsdale Road
          Scottsdale, Arizona  85255-3465
          Attention:  President

                            [FORM OF]
                      SUPPLEMENTAL GUARANTY


          This SUPPLEMENTAL GUARANTY (this "Supplemental Guaranty")
  is executed and delivered as of               , 199__, by
         , a                  corporation ("New Guarantor") in favor
  of Bank of America National Trust and Savings Association, as Administrative Agent and as Letter of Credit Issuing Bank, and the financial institutions from time to time parties to that certain Credit Agreement (as previously and/or hereafter amended, modified, supplemented or restated from time to time and at any time, the
  "Credit Agreement"), entered into as of               , 1998, by
  and among Giant Industries, Inc., the financial institutions from time to time parties thereto (the "Banks") and Bank of America National Trust and Savings Association, as Administrative Agent for the Banks and as Letter of Credit Issuing Bank. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

          WHEREAS, pursuant to the terms of the Credit Agreement, the Banks agreed to make certain Loans to the Company; and

          WHEREAS, pursuant to the terms of the Credit Agreement, the Guarantors executed and delivered the Guaranty Agreement (as previously and/or hereafter amended, modified, supplemented or restated from time to time and at any time, the "Guaranty") in the form attached to the Credit Agreement as Exhibit G; and

          WHEREAS, pursuant to Section 7.12 of the Credit Agreement, the Company agreed that if, at any time after the date of the Credit Agreement, there exists any Subsidiary incorporated under the laws of any state in the United States of America with total assets with a book value of $5,000,000 or more, then the Company shall, among other things, cause such Subsidiary to execute and deliver to the Administrative Agent a Supplemental Guaranty in the form attached to the Guaranty; and

          WHEREAS, New Guarantor has become a Subsidiary of the
  Company (within the meaning of the Credit Agreement) incorporated
  under the laws of the state of         with total assets with a
  book value equal to or exceeding $5,000,000; and

          NOW, THEREFORE, (i) in consideration of the foregoing premises and to induce the Banks to continue to extend credit to the Company in accordance with the Credit Agreement, (ii) at the special insistence of the Company, the Administrative Agent and the Banks, and (iii) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, New Guarantor, for the benefit of the Administrative Agent and the Banks, hereby agrees as follows:

          1. New Guarantor hereby elects to become a Guarantor for purposes of the Credit Agreement, effective from the date hereof, and agrees to perform all of the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Guaranty (including without limitation all waivers, releases, indemnifications and submissions set forth therein), all of which terms are incorporated herein by reference, as if New Guarantor were a signatory party thereto, and, accordingly, New Guarantor hereby, jointly and severally with the Other Guarantors (as defined in Section 17 of the Guaranty), unconditionally and irrevocably guarantees the prompt performance and payment in full in Dollars by the Company when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of the Company, and further agrees to pay all costs, fees and expenses (including, without limitation, counsel fees, and the allocated cost of in-house counsel) incurred by the Administrative Agent or any Bank in enforcing any rights under the Guaranty, in all respects upon the terms set forth in the Guaranty.

          2. Henceforth, all references to the "Guarantors," or each individual "Guarantor," in the Guaranty shall be deemed to include New Guarantor, in addition to the other Guarantors, as if New
  Guarantor were a signatory party thereto.

          3. New Guarantor hereby represents and confirms that the representations and warranties set forth in the Guaranty and the representations and warranties set forth in the Credit Agreement with respect to each and/or all of the Guarantors and/or the Subsidiaries of the Company are true and correct in all material respects with respect to New Guarantor on and as of the date hereof (and after giving effect hereto), as if set forth herein in their entirety.

          4. The address to which notices to New Guarantor under the Guaranty should be directed is as follows:









          5. This Supplemental Guaranty shall be governed by and construed in accordance with the laws of the State of California. Acceptance and notice of acceptance hereof are hereby waived in all respects.

          6.  THIS Supplemental Guaranty AND THE GUARANTY
  INCORPORATED HEREIN BY REFERENCE REPRESENT THE FINAL AGREEMENT
  BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

          THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          IN WITNESS WHEREOF, this Supplemental Guaranty is hereby executed and delivered as of the date first above written.

                      [NAME OF NEW GUARANTOR]
                      By
                      Name:
                      Title:

                           EXHIBIT "H"

                  FORM OF BORROWING BASE REPORT
              DELIVERED PURSUANT TO SECTION 7.02(a)
                      OF THE CREDIT AGREEMENT

                      BORROWING BASE REPORT

             Calendar Month Ended _________________, ____

          The undersigned authorized officer of GIANT INDUSTRIES, INC., a Delaware corporation (the "Company"), delivers this Certificate pursuant to Section 7.02(a) of the Credit Agreement dated as of ________________, 1998 (the "Credit Agreement"), among the Company, the several financial institutions from time to time party thereto (the "Banks"), and Bank of America National Trust and Savings Association (the "Administrative Agent"), as administrative agent for the Banks and as Letter of Credit Issuing Bank. Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement. The undersigned hereby certifies to the Administrative Agent and the Banks as follows:

          1. The undersigned hereby certifies that, to the best of his knowledge (a) Annex 1 hereto is a true and accurate calculation of the Borrowing Base as at the end of the calendar month ended ________________, _____, determined in accordance with the requirements of the Credit Agreement, and (b) Annex 2 hereto is a correct description of the aging of all Eligible Account Receivables as at the end of the calendar month ended _________________, ____.

          2. All Eligible Refinery Hydrocarbon Inventory covered by this Certificate has been produced in compliance with all applicable laws, including, without limitation, the minimum wage and overtime requirement of the Fair Labor Standards Act of 1938, as amended.

          EXECUTED AND DELIVERED as of ______________, _____.

                     GIANT INDUSTRIES, INC.


                     By
                          Authorized Officer

                            ANNEX 1

                     GIANT INDUSTRIES, INC.

                   BORROWING BASE CERTIFICATE

                         Calendar Month
                   Ended ____________, _____




  Borrowing Base Calculation:

  A. Eligible Accounts Receivable Borrowing Base
  Amount [Item 4.D. from Annex 1a attached
  hereto]                                         $______________

  B. Eligible Refinery Hydrocarbon Inventory
  Borrowing Base Amount [Total indicated in
  Annex 1b attached hereto]                       $______________

  C. Borrowing Base (Sum of A & B)                $______________

  Lesser of Borrowing Base or $65,000,000         $______________

  Less Outstanding at Month End:

    Effective Amount of Revolving Loans
    Outstanding                                   $______________

    Effective Amount of L/C Obligations
    Outstanding                                   $______________

          Total Outstanding                      ($______________)

  NET AVAILABILITY AT MONTH END:                  $______________

                            ANNEX 1(a)
                       GIANT INDUSTRIES, INC.
         DETAIL OF ELIGIBLE ACCOUNTS RECEIVABLE, FIFO BASIS

                        ________________, _____


                                  A                     B
                          Preferred Account       Other Account
                              Obligors               Obligors
  1. Service Stations:
     A. Trade                 ________               ________
     B. Other                 ________               ________
     C. Giant Travel Center   ________               ________
        1. Trade              ________               ________
        2. Other              ________               ________
     D. Total                           ______                ______

  2. Refinery:
     A. Trade                 ________               ________
     B. Raw material supply   ________               ________
     C. Product supply        ________               ________
     D. Total                           ______                ______

  3. Phoenix Fuel:                      ______                ______
  4. Eligible Accounts Receivable
     A. Total Accounts Receivable
        (Item 1.D. plus Item 2.D.
         plus Item 3)                   $_____                $_____
     B. Advance Rate                    x  .90                x   .8
     C. Sub Total per Obligor
        Type (AxB)                      $_____                $_____
     D. Total Eligible Accounts
        Receivables Borrowing Base
        Amount (Sum of Columns A
        and B)                                                $_____

                            ANNEX 1(b)
                      GIANT INDUSTRIES, INC.
                         INVENTORY DETAIL
                        ___________, _____

                     Blmfld  Ciniza  Albq  Other  Total
                      Bbls     Bbls   Term. Bbls   Bbls   $/Bbl    $
  Feed Stock
  Crude Oil
   Field Tanks/Terminals
   Pipeline Linefill
   Tex new Mex Pipeline
   Exchange and Other
   Common Carriers
   On site
     (Less BS&W)
     (Less Slop)

  NGL's
   Natural Gasoline
   Isobutane
   Normal Butane

  Other
   MTBE
   Ethanol

  Sub Total

  Intermediate Products

   Isomerate
   Cat Feed
   Gasoline Components
   Naptha

  Sub Total

  Refined Products
   Leaded Regular
   Unleaded Regular
   Unleaded Premium
   Propane
   JP-8
   Jet-A
   Diesel
   Residual Fuel Oil
   Other
   Lube Inventories-Phoenix Fuel
   Finished Product-Phoenix Fuel
   Service Stations-Gasoline
   Four Corners
   Travel Center
  Sub Total

  Inventory Total



  Eligible Refinery Hydrocarbon Inventory Borrowing Base Amount
  Calculation

  Product Line:       Gross Inven. Amount  Advance Rate  Advance Amt.

   Feedstock                                  80.00%
   Intermediate Products                      80.00%
   Refined Products                           80.00%
    (excluding S.S. and T.C.)
   Service Stations and                       50.00%
    Travel Center

       Total

                            EXHIBIT "I"

                    FORM OF SECURITY AGREEMENT


          This Security Agreement is entered into this _____ day of _______________, ____, by ______________________________, a
  __________ corporation ("Debtor"), whose address is
  ______________________________, __________, __________, in favor of
  BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national savings association (together with any successor Administrative Agent under the Credit Agreement, "Secured Party"), as administrative agent for itself, the financial institutions (the "Banks") from time to time parties to that certain Credit Agreement (the "Credit Agreement"), dated as of December 23, 1998, among GIANT INDUSTRIES, INC. (the "Company"), the Banks and Secured Party, and the other "Swap Providers" from time to time parties to any "Specified Swap Contracts" (as each such term is defined in the Credit Agreement). Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

     FOR VALUE RECEIVED, the receipt and sufficiency of which are hereby acknowledged, and as a condition precedent to the extension of credit by the Agent and the Banks under the Credit Agreement, Debtor agrees as follows:

     A. OBLIGATIONS SECURED. The security interest and pledges and assignments as applicable granted hereby are to secure punctual payment and performance of the following (all of which are herein separately and collectively referred to as the "Obligations"):

          (i) the Notes executed by the Company and payable to the order of the Banks, respectively, and any and all extensions, renewals, modifications and rearrangements thereof;

          (ii) all obligations of the Company to Secured Party now or hereafter existing under the Credit Agreement and other Loan Documents, whether for principal (including reimbursement for amounts drawn under Letters of Credit), interest, fees, expenses, taxes, yield protection, indemnification or otherwise, and all extensions, renewals, modifications and rearrangements thereof;

     (iii) all obligations of the Company now or hereafter existing under the Specified Swap Contracts, and all extensions, renewals, modifications and rearrangements thereof; and

     (iv) any and all other indebtedness, liabilities and obligations whatsoever of Debtor under this Security Agreement and the other Loan Documents, whether direct or indirect, absolute or contingent, primary or secondary, due or to become due and whether now existing or hereafter arising and howsoever evidenced or acquired, whether joint or several, or joint and several.

     B. DESCRIPTION OF COLLATERAL. Debtor hereby grants to Secured Party, for its benefit and the ratable benefit of the Banks and other Swap Providers, if any, a security interest in (and hereby pledges and assigns as applicable), and agrees that Secured Party, for its benefit and the ratable benefit of the Banks and other Swap Providers, if any, shall continue to have a security interest in (and a pledge and assignment as applicable of), all of Debtor's right, title and interest in and to the following property (the "Collateral"), whether now owned or hereafter acquired, to wit:

          (i) all (A) crude oil, natural gas and natural gas liquids, other hydrocarbons and ethanol (together, "Feedstocks"),
  (B) Feedstocks that have been partially processed or refined as isomerate, cat feed, gasoline components or naptha (together, "Intermediate Products") and (C) gasoline, diesel, aviation fuel, fuel oil, propane, ethanol, transmix and other products processed, refined or blended from Feedstocks and Intermediate Products (together "Refined Products"), in each case wherever located, now or hereafter existing, and all accessions to any of the foregoing, products of any of the foregoing and documents relating to any of the foregoing (any and all such inventory, accessions, products and documents herein called the "Inventory");

          (ii) all accounts, contract rights, chattel paper, instruments, general intangibles and other obligations of any kind (including all rights to receive crude oil or petroleum products, to receive payments of money or to receive other value pursuant to contracts, agreements or other arrangements with other Persons, for the trading, lending, borrowing or exchanging of crude oil or petroleum products in the ordinary course of business), now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter relating to any such accounts, contract rights, chattel paper, instruments, general intangibles or obligations (any and all such accounts, contract rights, chattel paper, instruments, general intangibles, obligations and rights herein called the "Accounts," and any and all such leases, security agreements and other contracts herein called the "Related Contracts"); and

          (iii) all proceeds of any and all of the foregoing Collateral (including proceeds that constitute property of any type described in Subsections B(i) or B(ii) above) and, to the extent not otherwise included, all (a) payments under insurance (whether or not Secured Party is the loss payee thereof), or under any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (b) cash.

          C. CONTRACTS AND AGREEMENTS. Anything herein to the contrary notwithstanding, (1) Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (2) the exercise by Secured Party of any of its rights hereunder shall not release Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral and (3) neither Secured Party nor any Bank or other Swap Provider shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Security Agreement, nor shall Secured Party or any Bank or other Swap Provider be obligated to perform any of the obligations or duties of Debtor thereunder or take any action to collect or enforce any claim for payment assigned hereunder.

     D.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR.
  Debtor represents and warrants as follows:

     1. Ownership; No Encumbrances. Except for the security interest (and pledges and assignments as applicable) granted hereby, the Debtor is, and as to any property acquired after the date hereof which is included within the Collateral, Debtor will be, the legal and beneficial owner of all such Collateral free and clear of any and all Liens of any and every nature whatsoever (subject only to Permitted Liens), and Debtor possesses evidence of such ownership. Debtor has exclusive possession and control of the Inventory, except to the extent that such Inventory is in transit or held at terminals owned by third parties and commingled with inventory owned by Persons other than Debtor. None of the Inventory consists of minerals or the like (including oil and gas) in which Debtor had any interest before extraction, and none of the Accounts consist of accounts resulting from the sale of any such minerals or the like or the sale of minerals or the like at the wellhead or minehead.

     2. No Third Party Financing Statements. There is no financing statement or similar filing now on file in any public office covering any part of the Collateral, except the financing statements filed or to be filed in favor of Secured Party.

     3. Accuracy of Information. All information furnished to Secured Party concerning Debtor, the Collateral and the Obligations, or otherwise for the purpose of obtaining or maintaining credit, is or will be at the time the same is furnished, accurate and complete in all material respects.

     4. Authority. Debtor has full right, power and authority to execute and perform this Agreement and to create the security interest (and pledges and assignment as applicable) created by this Agreement. The making and performance by Debtor of this Agreement will not violate any articles of incorporation, bylaws or similar document respecting Debtor, any provision of law, any order of court or governmental agency, or any indenture or other agreement to which Debtor is a party, or by which Debtor or any of Debtor's property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture or other agreement, or result in the creation or imposition of any Lien of any and every nature whatsoever upon the Collateral, except as contemplated by this Agreement.

          5. Addresses. The address of Debtor designated at the beginning of this Agreement is Debtor's place of business, if Debtor has only one place of business, or Debtor's chief executive office, if Debtor has more than one place of business, and is the office where Debtor keeps its records concerning the Accounts. All originals of any chattel paper and any promissory notes or instruments evidencing any of the Accounts have been delivered to Secured Party (endorsed, in the case of promissory notes or instruments, payable to the order of Secured Party). All of the Inventory is located at the places specified in Schedule 1 attached hereto.

          6. Security Interest. This Security Agreement creates a valid first-priority security interest in the Collateral, subject only to Permitted Liens, securing payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

     E.   GENERAL COVENANTS.  Debtor covenants and agrees as follows:

     1. Assessments. Debtor shall promptly pay when due all taxes, assessments, license fees, registration fees, and governmental charges levied or assessed against Debtor or with respect to the Collateral or any part thereof.

     2. No Encumbrances. Debtor agrees not to suffer or permit any charge, Lien, security interest, adverse claim or encumbrance of any and every nature whatsoever against the Collateral or any part thereof (subject only to Permitted Liens).

     3. No Transfer. Except as otherwise provided in this Security Agreement with respect to sales of inventory in the ordinary course of business, Debtor shall not, without the prior written consent of the Majority Banks, sell, assign, transfer, lease, charter, encumber, hypothecate or dispose of the Collateral, or any part thereof, or interest therein, or offer to do any of the foregoing.

     4. Notices and Reports. Debtor shall promptly notify Secured Party in writing of any change in the name, identity or structure of Debtor, any charge, Lien, security interest, claim or encumbrance asserted against the Collateral, any litigation against Debtor or the Collateral, any theft, loss, injury or similar incident involving the Collateral, and any other material matter adversely affecting Debtor or the Collateral. Debtor shall furnish such other reports, information and data regarding Debtor's operations, the Collateral and such other matters as Secured Party or any Bank may request from time to time.

     5.   Landlord's Waivers and Other Third Party Agreements.
  Debtor shall use good faith efforts to furnish to Secured Party, if requested at any time and from time to time, a landlord's waiver or other third party agreement, as applicable, with respect to any Collateral covered by this Security Agreement that is or may be located upon leased premises, held by a bailee or otherwise subject to any third party interest (actual or contingent), such landlord's waivers and other third party agreements to be in such form and upon such terms as are acceptable to Secured Party and the Majority Banks.

     6. Further Assurances. Debtor agrees to execute or procure, as applicable, and deliver such financing statement or statements, or amendments thereof or supplements thereto, or other documents, agreements and assurances, and take all further action, as Secured Party may from time to time require in order to perfect and protect any security interest granted or purported to be granted hereby, to establish or affirm the priority of the security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Debtor shall (a) mark conspicuously each document included in the Inventory, each chattel paper included in the Accounts, each Related Contract, and, at the request of Secured Party or the Majority Banks, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to Secured Party and the Majority Banks, indicating that such document, chattel paper, Related Contract or Collateral is subject to the security interest granted hereby, and (b) if any of the Accounts is evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to Secured Party hereunder such note, instrument or chattel paper, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party.

          7. Protection of Collateral. Secured Party, at its option, whether before or after default, but without any obligation whatsoever to do so, may, and Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time in Secured Party's discretion, to, take any action and execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement, including the following: (a) discharge taxes, claims, charges, Liens, security interests, assessments or other encumbrances of any and every nature whatsoever at any time levied, placed upon or asserted against the Collateral, (b) place and pay for insurance on the Collateral, including insurance that only protects Secured Party's interest, (c) pay for the repair, improvement, testing, maintenance and preservation of the Collateral, (d) file one or more financing or continuation statements, and amendments and supplements thereto, relative to all or any part of the Collateral without the signature of Debtor where permitted by law, and pay any filing, recording, registration, licensing or certification fees or other fees and charges related to the Collateral, or (e) take any other action to preserve and protect the Collateral and Secured Party's rights and remedies under this Agreement as Secured Party may deem necessary or appropriate. Debtor agrees that Secured Party shall have no duty or obligation whatsoever to take any of the foregoing action. Debtor agrees to promptly reimburse Secured Party upon demand for any payment made or any expense incurred by the Secured Party pursuant to this authorization. These payments and expenditures, together with interest thereon from date incurred until paid by Debtor at the maximum contract rate allowed under applicable laws, which Debtor agrees to pay, shall constitute additional Obligations and shall be secured by and entitled to the benefits of this Security Agreement.

     8.   Inspection.  Debtor shall at all reasonable times allow
  Secured Party and each of the Banks by or through any of its officers, agents, attorneys or accountants, to examine the Collateral, wherever located, and to examine and make extracts from Debtor's books and records.

     9. Insurance. Debtor shall have and maintain insurance at all time with respect to all tangible Collateral insuring against risks of fire (including so-called extended coverage), theft and other risks as Secured Party and the Majority Banks may require and shall maintain liability insurance naming the Debtor, the Administrative Agent and the Banks as insured parties, in each case containing such terms, in such form and amounts and written by such companies as may be satisfactory to Secured Party and the Majority Banks, all of such insurance to (a) contain loss payable clauses in favor of Secured Party as its interests may appear, (b) contain the agreement by the insurer that any loss thereunder shall, subject to the terms of this Security Agreement, be payable to Secured Party notwithstanding any action, inaction or breach of representation or warranty by Debtor and (c) provide that there shall be no recourse against Secured Party or the Banks for payment of premiums or other amounts with respect thereto. All policies of insurance shall provide for at least thirty (30) days' prior written cancellation notice to Secured Party and at the request of Secured Party shall be delivered to and held by it. Debtor shall, as often as Secured Party or any Bank reasonably may request, deliver to Secured Party and the Banks a certificate of a reputable insurance broker with respect to such insurance and permit Secured Party and any Bank to discuss the terms and conditions of such insurance with such broker and the insurer. Secured Party is hereby authorized to act as attorney for Debtor in adjusting and settling insurance claims that relate to the Collateral and endorsing any drafts or instruments. Secured Party shall be authorized to apply the proceeds from any insurance to the Obligations secured hereby whether or not such Obligations are then due and payable. Debtor specifically authorizes Secured Party to disclose information from the policies of insurance to prospective insurers regarding the Collateral.

     F. ADDITIONAL PROVISIONS REGARDING ACCOUNTS. The following provisions shall apply to all Accounts included within the
  Collateral:

     1. Definitions. The term "account," as used in this Agreement, shall have the same meaning as set forth in the Uniform Commercial Code of California in effect as of the date of execution hereof, and as set forth in any amendment to the Uniform Commercial Code of California to become effective after the date of execution hereof, and also shall include all present and future notes, instruments, documents, general intangibles, drafts, acceptances and chattel paper of Debtor, and the proceeds thereof.

     2. Additional Warranties. As of the time any Account is included in any Borrowing Base Report under the Credit Agreement, Debtor shall be deemed further to have warranted as to each and all of such Accounts as follows: (a) each Account and all papers and documents relating thereto are genuine and in all respects what they purport to be; (b) each Account is valid and subsisting and arises out of a bona fide sale of goods sold and delivered to, or out of and for services theretofore actually rendered by Debtor to, the account debtor named in the account; (c) the amount of the Account represented as owing is the correct amount actually and unconditionally owing and is not subject to any setoffs, credits, defenses, deductions or countercharges; and (d) Debtor is the owner thereof free and clear of any charges, Liens, security interests, adverse claims and encumbrances of any and every nature whatsoever (subject only to Permitted Liens).

          3. Collection of Accounts. Except as otherwise provided herein, Debtor shall continue to collect all amounts due or to become due to Debtor under the Accounts, and, in connection with such collections, Debtor may take (and, at Secured party's direction, shall take) such action as Debtor or Secured Party may deem necessary or advisable to enforce collection of the Accounts. Upon the occurrence and during the continuance of any Default or Event of Default (and, in any event, after receipt by Debtor of notice from Secured Party in accordance with the Credit Agreement)
  (a) all amounts and proceeds (including instruments) received by Debtor in respect of the Accounts shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of Debtor and shall be forthwith paid over to Secured Party in the same form as so received (with any necessary endorsement), and, if any Event of Default has occurred and is continuing, applied as provided by Section H.4. hereof, and (b) Debtor shall not adjust, settle or compromise the amount or payment of any Account, release wholly or partly any account debtor or obligor thereunder or allow any credit or discount thereon.
  Secured Party shall have the right in its own name or in the name of Debtor, upon the occurrence and during the continuance of any Default or Event of Default (and, in any event, after receipt by Debtor of notice from Secured Party in accordance with the Credit Agreement), to notify any and all account debtors to make payments of the Accounts directly to Secured Party, to demand, collect, receive, receipt for, sue for, compound and give acquittal for, any and all amounts due or to become due on the Accounts and to endorse the name of the Debtor on all commercial paper given in payment or part payment hereof, and in Secured Party's discretion to file any claim or take any other action or proceeding that Secured Party may deem necessary or appropriate to protect and preserve and realize upon the Accounts and related Collateral. Secured Party shall have no duty or obligation whatsoever to collect any Account, or to take any other action to preserve or protect the Collateral; however, should Secured Party elect to collect any Account or take possession of any Collateral, Debtor releases Secured Party from any claim or claims for loss or damage arising from any act or omission in connection therewith.

     4. Addresses. Debtor shall keep its place of business, or, if it has more than one place of business, its chief executive office, and the office where it keeps its records concerning the Accounts, at the location therefor specified in Subsection D.5., or, upon 30 days' prior written notice to Secured Party, at other locations in jurisdictions where all actions required by Section E have been taken with respect to Accounts; provided, however, that in no event shall Debtor's records concerning Accounts be located outside of the United States.

     G. ADDITIONAL PROVISIONS REGARDING INVENTORY. The following provisions shall apply to all inventory included within the
  Collateral:

     1. Location of Inventory. Debtor shall keep the Inventory (other than Inventory sold in the ordinary course of business) at the places therefor specified in Subsection D.5., or, upon 30 days' prior written notice to Secured Party, at other places in jurisdictions where all actions required by Section E have been taken with respect to the Inventory; provided, however, that in no event shall the Inventory be located outside the United States.

     2. Use of Inventory. Unless and until the privilege of Debtor to use inventory in the ordinary course of Debtor's business is revoked by Secured Party upon the occurrence and during the continuance of any Default or Event of Default, Debtor may use the inventory in any manner not inconsistent with this Security Agreement, may sell that part of the Collateral consisting of Inventory provided that all such sales are in the ordinary course of business, and may use and consume any raw materials or supplies that are necessary in order to carry on Debtor's business. A sale in the ordinary course of business does not include a transfer in partial or total satisfaction of a debt.
     3. Accounts as Proceeds. All accounts that are proceeds of the Inventory included within the Collateral shall be subject to all of the terms and provisions hereof pertaining to Accounts.

     4. Protection of Inventory. Debtor shall take all action necessary to protect and preserve the Inventory.

     H. REMEDIES. Upon the occurrence of an Event of Default, Secured Party, at its option, shall be entitled to exercise any one or more of the following remedies (all of which are cumulative):

     1. Declare Obligations Due. Secured Party, acting on behalf of the Banks in accordance with the Credit Agreement, may declare the Obligations or any part thereof immediately due and payable, without demand, notice of intention to accelerate, notice of acceleration, notice of nonpayment, presentment, protest, notice of dishonor, or any other notice whatsoever, all of which are hereby waived by Debtor and any maker, endorser, guarantor, surety or other party liable in any capacity for any of the Obligations.

          2. Remedies. Secured Party shall have all of the rights and remedies provided for in this Security Agreement and in any other agreements executed by Debtor, the rights and remedies in the Uniform Commercial Code of California, and any and all other rights and remedies at law and equity, all of which shall be deemed cumulative. Without limiting the foregoing, Debtor agrees that Secured Party shall have the right to (a) require Debtor to assemble the Collateral and make it available to Secured Party at a place designated by Secured Party that is reasonably convenient to both parties, which Debtor agrees to do; (b) take possession of the Collateral, with or without process of law, and, in this connection, enter any premises where the Collateral is located to remove same, to render it unusable, or to dispose of same on such premises; (c) sell, lease or otherwise dispose of the Collateral, by public or private proceedings, for cash or credit, without assumption of credit risk; and/or (d) collect and receipt for, compound, compromise, and settle, and give releases, discharges and acquittances with respect to, any and all amounts owned by any person or entity with respect to the Collateral. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will send Debtor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition will be made. Any requirement of reasonable notice to Debtor shall be met if such notice is mailed, postage prepaid, to Debtor at the address of Debtor designated at the beginning of this Agreement, at least ten (10) days before the day of any public sale or at least ten (10) days before the time after which any private sale or other disposition will be made. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given, and Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor and such sale may, without further notice, be made at the time and place to which it is so adjourned.

     3. Expenses. Debtor shall be liable for and agrees to pay the reasonable expenses incurred by Secured Party in enforcing its rights and remedies, in retaking, holding, testing, repairing, improving, selling, leasing or disposing of the Collateral, or like expenses, including, without limitation, attorneys' fees and legal expenses incurred by Secured Party. These expenses, together with interest thereon from the date incurred until paid by Debtor at the maximum contract rate allowed under applicable laws, which Debtor agrees to pay, shall constitute additional Obligations and shall be secured by and entitled to the benefits of this Agreement.

          4. Proceeds; Surplus; Deficiencies. Proceeds received by Secured Party from disposition of the Collateral shall be applied (after payment of Secured Party's expenses) in whole or in part by Secured Party for the ratable benefit of the Banks and other Swap Providers, if any, against all or any portion of the Obligations in such order (but, in any event, pro rata among the Banks and other Swap Providers, if any, as hereinafter provided) or manner as Secured Party may elect. Proceeds distributed to the Banks and other Swap Providers, if any, pursuant hereto shall be distributed pro rata in such proportion as the total Obligations to each such Person bears to the total Obligations to all such Persons; provided, however, that, for the purposes of the foregoing, (a) the Obligations to each such Person in respect of the Specified Swap Contracts and all other Obligations described in items (iii) and
  (iv) of Part A of this Security Agreement shall be deemed to include only such amounts as are then due and payable in respect thereof and (b) no amounts shall be deemed then due and payable to any Bank or other Swap Provider, if any, for purposes hereof, with respect to any Specified Swap Contract or any individual right to indemnity, or to reimbursement or compensation pursuant to Article IV, except to the extent that Secured Party shall have actually received prior written notice thereof at its address specified in
  Section 11.01 of the Credit Agreement. Debtor shall be entitled to any surplus if one results after payment in full of all of the Obligations.

     5. Remedies Cumulative. The rights and remedies of Secured Party are cumulative and the exercise of any one or more of the rights or remedies shall not be deemed an election of rights or remedies or a waiver of any other right or remedy. Secured Party may remedy any default and may waive any default without waiving the default remedied or without waiving any other prior or subsequent default.

          6. Non-Bank Swap Providers. Each Swap Provider, if any, not a Bank, by its acceptance of any of the benefits of this Security Agreement, shall be deemed to have (a) designated Secured Party to hold the Collateral in accordance with the terms hereof and otherwise to act as specified herein; (b) irrevocably authorized Secured Party to take such action under the provisions of this Security Agreement and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of Secured party by the terms hereof and such other powers as are reasonably incidental thereto, and to exercise all remedies available to Secured Party, including without limitation, the right to foreclose or otherwise realize upon the Collateral and to initiate, prosecute and defend any and all legal proceedings, by or through its agents and employees; (c) agreed that Secured Party shall have no duties or responsibilities except those expressly set forth or described herein and that neither Secured Party nor any other Agent-Related Person shall be liable for any action taken or omitted by it as such hereunder or in connection herewith; (d) agreed that the duties of Secured Party shall be mechanical and administrative in nature, that Secured Party shall not have, by reason of this Security Agreement a fiduciary relationship in respect of such Person and that nothing in this Security Agreement, express or implied, is intended to or shall be so construed as to impose upon Secured Party any obligations in respect of this Security Agreement, the Collateral or the Obligations secured thereby except as expressly set forth herein; (e) agreed that Secured Party shall not be responsible to any such Person for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Security Agreement or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Security Agreement, or the financial condition of the Company or the Debtor or any of their respective Subsidiaries, or the existence or possible existence of any Default or Event of Default under, or noncompliance with, this Security Agreement or any other agreement referenced herein; (f) waived any and all rights to require or demand that Secured Party take any actions or refrain from taking any actions with respect to the Collateral at any time, including without limitation actions to foreclose upon any Collateral or actions with respect to the release or substitution of any Collateral at any time, to have agreed that decisions regarding the exercise of all rights and the taking or refraining from taking of any actions by Secured Party at any time with respect to the Collateral or any of the Obligations referenced herein, including without limitation actions to foreclose upon any Collateral or actions with respect to the release or substitution of any Collateral at any time, shall be between Secured Party and the Banks in accordance with the terms of this Security Agreements and their separate agreements and that all such decisions shall be conclusive and binding on such Persons, and to have waived any and all claims against Secured Party and/or any Bank in respect of any such decision, exercise, action or inaction; (g) agreed that Secured Party may resign from the performance of all its functions and duties hereunder at any time by giving 20 Business Days' prior written notice to the Company and the Banks at the addresses specified in Section 11.01 of the Credit Agreement, following which the holders of any and all then remaining Obligations shall perform all of the duties of Secured Party under this Security Agreement until such time, if any, as such Persons have appointed a successor administrative agent to act as secured party on their behalf.

     I.   OTHER AGREEMENTS.

     1. Savings Clause. Notwithstanding any provision to the contrary herein, or in any of the documents evidencing the Obligations or otherwise relating thereto, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable usury laws. If any such excessive interest is so provided for, then in such event (i) the provisions of this paragraph shall govern and control, (ii) neither Debtor nor its successors or assigns or any other party liable for the payment thereof, shall be obligated to pay the amount of such interest to the extent that is in excess of the maximum amount permitted by law, (iii) any such excess interest that may have been collected shall be, at the option of the holder of the instrument evidencing the Obligations, either applied as a credit against the then unpaid principal amount thereof or refunded to the maker thereof, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate under applicable usury laws as now or hereafter construed by the courts having jurisdiction.

     2. Indemnity and Expenses. Debtor agrees to indemnify Secured Party and each of the Banks, and to hold Secured Party and each of the Banks harmless, from and against any and all claims, losses and liabilities arising out of or resulting from this Security Agreement (including enforcement of this Security Agreement), except claims, losses or liabilities resulting from such Person's gross negligence or willful misconduct. Debtor will upon demand pay to Secured Party the amount of any and all reasonable expenses, including reasonable fees and disbursements of counsel and of any experts and agents, that Secured Party or the Banks may incur in connection with (a) the administration of this Security Agreement,
  (b) the custody, preservation, use, operation or sale of, the collection from, or any other realization upon any of, the Collateral, (c) the exercise or enforcement of any of the rights of Secured Party or the Banks hereunder or (d) the failure by Debtor to perform or observe any of the provisions hereof.

     3. Severability. Any provision hereof found to be invalid by courts having jurisdiction shall be invalid only with respect to such provision (and then only to the extent necessary to avoid such invalidity). The offending provision shall be modified to the maximum extent possible to confer upon Secured Party the benefits intended thereby. Such provision as modified and the remaining provisions hereof shall be construed and enforced to the same effect as if such offending provision (or portion thereof) had not been contained herein, to the maximum extent possible.

     4. Use of Copies. Any carbon, photographic or other reproduction of this Security Agreement or of any financing statement signed by Debtor is sufficient as a financing statement for all purposes, including without limitation, filing in any state as may be permitted by the provisions of the Uniform Commercial
  Code of such state.

     5. Relationship to Other Agreements. This Security Agreement and the security interests (and pledges and assignments as applicable) herein granted are in addition to (and not in substitution, novation or discharge of) any and all prior or contemporaneous security agreements, security interests, pledges, assignments, liens, rights, titles or other interests in favor of Secured Party or assigned to Secured Party by others in connection with the Obligations. All rights and remedies of Secured Party in all such agreements are cumulative, but in the event of actual conflict in terms and conditions, the terms and conditions of the latest security agreement shall govern and control.

     6. Notices. Any notice or demand given by Secured Party to Debtor in connection with this Agreement, the Collateral or the Obligations shall be deemed given and effective upon deposit in the United States mail, postage prepaid, addressed to Debtor at the address of Debtor designated at the beginning of this Security Agreement. Actual notice to Debtor shall always be effective no matter how given or received. All notices and other communications to Secured Party hereunder shall be in writing and shall be mailed, telecopied or delivered to Secured Party, as the case may be, at the address therefor specified in Section 11.02 of the Credit Agreement and shall be deemed given and effective at the time specified in said Section 11.02.

     7. Headings and Gender. Paragraph headings in this Security Agreement are for convenience only and shall be given no meaning or significance in interpreting this Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require.

          8. Amendments, Waivers, etc. No amendment or waiver of any provisions of this Security Agreement or consent to any departure by Debtor herefrom shall in any event be effective unless the same is in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The waiver (whether express or implied) by Secured Party of any breach of any term or condition of this Security Agreement, or the consent (whether express or implied) by any Bank thereto, shall not prejudice any remedy of Secured Party or any Bank in respect of any continuing or other breach of the terms and conditions hereof and shall not be construed as a bar to any right or remedy that Secured Party or any Bank would otherwise have on any future occasion under this Security Agreement. No failure to exercise or delay in exercising, on the part of Secured Party or any Bank, any right, power or privilege under this Security Agreement shall operate as a waiver thereof or the exercise of any other right, power or privilege.

     9. Continuing Agreement. The security interest (and pledges and assignments as applicable) hereby granted and all of the terms and provisions in this Agreement shall be deemed a continuing agreement. They shall continue in full force and effect and remain effective between the parties until the repayment in full of all Obligations and the termination or expiration of the Commitments and all Letters of Credit.

     10. Binding Effect. The provisions of this Security Agreement shall be binding upon the successors and assigns of Debtor and the rights, powers and remedies of Secured Party hereunder shall inure to the benefit of the successors and assigns of Secured Party. Without limiting the generality of the foregoing, any Bank may assign or otherwise transfer any or all of its rights and obligations under the Loan Documents to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to such Bank herein or otherwise, subject, however, to the provisions of Article X (concerning the Administrative Agent) and Section 11.08 of the Credit Agreement.

          11.  GOVERNING LAW AND JURISDICTION.

               (a) THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND APPLICABLE FEDERAL LAW, EXCEPT TO THE EXTENT THAT THE PERFECTION OR EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTERESTS HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.

               (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT, DEBTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, DEBTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SPECIFIED IN SECTION I.6. HEREOF, SUCH SERVICE TO BECOME EFFECTIVE TEN DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF SECURED PARTY OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GUARANTORS IN ANY OTHER JURISDICTION. DEBTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

               (c) DEBTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS SECURITY AGREEMENT OR ANY DOCUMENT RELATED HERETO.

          SECTION 11. WAIVER OF JURY TRIAL. DEBTOR WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS SECURITY AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. DEBTOR AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, DEBTOR FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SECURITY AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS.

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
     EXECUTED this _____ day of ________________, ____.




                              By
                              Name:
                              Title:

                                        - DEBTOR -

                          Schedule 1

                     Locations of Inventory

                  [To be provided by Debtor]